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                                                                     Exhibit 2.1



                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                              ARGOSY GAMING COMPANY

                         JOLIET ACQUISITION CORPORATION

                        EMPRESS CASINO JOLIET CORPORATION

                                       AND

                         HORSESHOE GAMING HOLDING CORP.

                           DATED AS OF APRIL 12, 2001

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                                TABLE OF CONTENTS

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ARTICLE I. THE MERGER.........................................................2

   Section 1.01 The Merger....................................................2
   Section 1.02 Closing.......................................................2
   Section 1.03 Effective Time ...............................................3
   Section 1.04 Legal Effect..................................................3
   Section 1.05 Merger Consideration..........................................3
   Section 1.06 Merger Consideration Determination............................4
   Section 1.07 Deposit.......................................................5
   Section 1.08 Bonus Escrow..................................................5
   Section 1.09 Indemnification Escrow........................................5
   Section 1.10 Conversion of Shares..........................................5
   Section 1.11 Exchange of Certificates Representing Shares..................6
   Section 1.12 Taking of Necessary Action; Further Action....................6
   Section 1.13 Certain Matters Relating to the Surviving Corporation.........6
   Section 1.14 Allocation of Merger Consideration............................7

ARTICLE II. REPRESENTATIONS AND WARRANTIES OF HGHC............................7

   Section 2.01 Organization; Standing; and Qualification.....................7
   Section 2.02 Authority; Power; and No Violation............................8
   Section 2.03 Capital Structure of Joliet and Related Matters...............8
   Section 2.04 Consents and Approvals........................................9
   Section 2.05 Affiliate Transactions........................................9
   Section 2.06 Financial Statements..........................................9
   Section 2.07 Accounting Controls..........................................10
   Section 2.08 Outstanding Debt and Related Matters.........................10
   Section 2.09 Taxes........................................................10
   Section 2.10 Compliance with Laws; No Default or Litigation...............11
   Section 2.11 Real Property................................................12
   Section 2.12 Personal Property............................................16
   Section 2.13 Contracts....................................................16
   Section 2.14 Sufficiency of Assets........................................17
   Section 2.15 Licenses and Permits.........................................17
   Section 2.16 Labor Relations; Employees...................................18
   Section 2.17 ERISA Matters; Employee Benefit Plans........................19
   Section 2.18 Environmental Compliance.....................................21
   Section 2.19 Insurance....................................................22
   Section 2.20 No Changes...................................................22
   Section 2.21 Absence of Certain Business Practices........................23
   Section 2.22 Minute Books, Stock Record Book..............................23
   Section 2.23 Brokers' or Finders' Fees....................................23
   Section 2.24 Intellectual Property........................................23
   Section 2.25 Absence of Undisclosed Liabilities...........................24
   Section 2.26 Claims Against Third Parties.................................24
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   Section 2.27 Bank Accounts................................................24
   Section 2.28 Disclosure...................................................24

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE BUYERS....................24

   Section 3.01 Organization; Qualification..................................24
   Section 3.02 Authority; Power; and No Violation...........................25
   Section 3.03 Consents and Approvals.......................................25
   Section 3.04 Brokers' or Finders' Fees....................................26
   Section 3.05 No Adverse Facts for Gaming Approvals........................26
   Section 3.06 Litigation...................................................26

ARTICLE IV. PRECLOSING COVENANTS OF THE SELLERS..............................26

   Section 4.01 Exclusivity..................................................26
   Section 4.02 Supplements and Updates to Representations and Warranties....27
   Section 4.03 Maintenance of Status........................................27
   Section 4.04 Operation of Business........................................27
   Section 4.05 Maintenance of Assets and Properties.........................29
   Section 4.06 Access; Cooperation..........................................29
   Section 4.07 Performance of Obligations Under Agreements..................29
   Section 4.08 Governmental Approvals and Consents..........................29
   Section 4.09 Capital Expenditures.........................................29
   Section 4.10 Fire or Casualty.............................................30
   Section 4.11 Cooperation..................................................30
   Section 4.12 Intercompany Balances........................................30
   Section 4.13 Title Insurance..............................................30
   Section 4.14 Surveys......................................................30
   Section 4.15 Confidentiality..............................................31
   Section 4.16 HGHC Board of Directors......................................31
   Section 4.17 McGowan Lawsuit..............................................31
   Section 4.18 Extension of Waiver..........................................32

ARTICLE V. PRECLOSING COVENANTS OF THE BUYERS................................32

   Section 5.01 Governmental Approvals.......................................32
   Section 5.02 Cooperation..................................................33
   Section 5.03 Confidentiality..............................................33
   Section 5.04 Timing Commitments...........................................33
   Section 5.05 Financing....................................................34

ARTICLE VI. OTHER MATTERS....................................................34

   Section 6.01 Employee Obligations.........................................34
   Section 6.02 Retention Bonus Plan.........................................34
   Section 6.03 Actions Relating to Employee Benefit Plans...................34
   Section 6.04 HGHC's 401(k) Plan Plans.....................................35
   Section 6.05 Transition Services Agreement................................35
   Section 6.06 HGHC's Deferred Compensation Plan............................35

ARTICLE VII. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLERS..............35
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
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   Section 7.01 Deliveries of the Buyers.....................................35
   Section 7.02 Representations and Warranties of Each of the Buyers.........35
   Section 7.03 Compliance...................................................36
   Section 7.04 Compliance Certificate.......................................36
   Section 7.05 Legal Proceedings............................................36
   Section 7.06 Consents and Approvals.......................................36

ARTICLE VIII. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BUYERS..............36

   Section 8.01 Deliveries of the Sellers....................................36
   Section 8.02 Representations and Warranties of the Sellers................36
   Section 8.03 Compliance...................................................36
   Section 8.04 Compliance Certificate.......................................36
   Section 8.05 Legal Proceedings............................................37
   Section 8.06 Consents and Approvals.......................................37
   Section 8.07 No Material Adverse Change...................................37
   Section 8.08 UCC Releases.................................................37

ARTICLE IX. CLOSING..........................................................37

   Section 9.01 Closing Date.................................................37
   Section 9.02 Deliveries of the Sellers....................................37
   Section 9.03 Deliveries of the Buyers.....................................39

ARTICLE X. TERMINATION.......................................................39

   Section 10.01 Events of Termination.......................................39
   Section 10.02 Remedies for Breach; Effect of Termination..................41

ARTICLE XI. TAX MATTERS......................................................42

   Section 11.01 Transfer Taxes..............................................42
   Section 11.02 Tax Matters.................................................42
   Section 11.03 Cooperation, Access to Records..............................44
   Section 11.04 Determination of Tax Allocation; Tax Contests...............44
   Section 11.05 Interaction with Article XII................................46
   Section 11.06 Protective Section 338(h)(10) Election......................47

ARTICLE XII. INDEMNIFICATION.................................................47

   Section 12.01 Indemnification.............................................47
   Section 12.02 Indemnification by the Buyers...............................48
   Section 12.03 Notice......................................................48
   Section 12.04 Arbitration.................................................49
   Section 12.05 Defense of Claims...........................................49
   Section 12.06 Limitations on Indemnification..............................50
   Section 12.07 Payment of Losses...........................................51
   Section 12.08 Limitations in Section 12.06(b)(i) Inapplicable.............51
   Section 12.09 No Environmental Contribution...............................51
   Section 12.10 Indemnification Exclusive Remedy............................52

ARTICLE XIII. MISCELLANEOUS..................................................52
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   Section 13.01 Escrow Account..............................................52
   Section 13.02 Counterparts................................................52
   Section 13.03 Commercially Reasonable Efforts.............................52
   Section 13.04 Expenses....................................................53
   Section 13.05 Index and Captions..........................................53
   Section 13.06 Public Disclosure...........................................53
   Section 13.07 Notices.....................................................53
   Section 13.08 Entire Agreement............................................55
   Section 13.09 Governing Law...............................................55
   Section 13.10 Waiver of Compliance; Modifications.........................55
   Section 13.11 Validity of Provisions......................................55
   Section 13.12 No Intention to Benefit Third Parties.......................55
   Section 13.13 Successors and Assigns; Assignment..........................55
   Section 13.14 Construction................................................56
   Section 13.15 Time of Essence.............................................56
   Section 13.16 Non-Competition and Non-Solicitation........................56

ARTICLE XIV. DEFINITIONS.....................................................58
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
EXHIBITS
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
Exhibit A     Deposit Escrow Agreement
Exhibit B     Bonus Escrow Agreement
Exhibit C     Indemnification Escrow Agreement
Exhibit D     Transition Services Agreement

Exhibit 9.02(p)       Tax Withholding Certificate

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                          AGREEMENT AND PLAN OF MERGER

        AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of April 12, 2001, by and among ARGOSY GAMING COMPANY, a Delaware corporation ("Parent"), JOLIET ACQUISITION CORPORATION, an Illinois corporation ("JAC", and collectively with Parent, "Buyers"), and HORSESHOE GAMING HOLDING CORP., a Delaware corporation ("HGHC"), and EMPRESS CASINO JOLIET CORPORATION, an Illinois corporation ("Joliet", and collectively with HGHC, "Sellers").

                                   WITNESSETH:

        WHEREAS, Joliet, a wholly owned subsidiary of HGHC, is engaged primarily in the business of casino gaming in Joliet, Illinois;

        WHEREAS, the Board of Directors of each of JAC and Joliet, have determined that a business combination between JAC and Joliet is in the best interests of their respective companies and stockholders and accordingly have agreed to effect the Merger provided for in this Agreement upon the terms and subject to the conditions set forth herein;

        WHEREAS, Parent, the sole shareholder of JAC, has determined the Merger to be in the best interest of JAC and has approved the Merger; and

        WHEREAS, HGHC, the sole shareholder of Joliet, has determined the Merger to be in the best interest of Joliet and has approved the Merger.

                                   AGREEMENT:

        NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants, representations and warranties contained in this Agreement, and for the purpose of prescribing the terms and conditions of the Merger, and such other provisions as are deemed necessary or desirable, the parties hereto do hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

        Section 1.01 The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, JAC shall be merged with and into Joliet in accordance with the laws of the State of Illinois (the "Merger"). As a result of the Merger, the separate corporate existence of JAC shall cease and Joliet shall be the surviving corporation of the Merger (the "Surviving Corporation").

        Section 1.02 Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger shall take place (a) at the offices of Winston & Strawn, 35 West Wacker Drive, Chicago, Illinois 60601 on such date as is determined in accordance with Section 9.01 and


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upon the satisfaction or waiver of the conditions set forth in Articles VII and
VIII of this Agreement; or (b) at such other place, time and/or date as the parties hereto may otherwise agree.

        Section 1.03 Effective Time. If all of the conditions to the Merger set forth in this Article I have been fulfilled or waived as provided herein and this Agreement shall not have been terminated as provided in Article X hereof, the parties hereto shall cause a certificate of merger (the "Certificate of Merger") to be properly executed and filed in accordance with the laws of the State of Illinois and the terms of this Agreement on or before the Closing Date. The parties hereto also shall take such further actions as may be required under the laws of the State of Illinois in order to effect the Merger. The Merger shall become effective at such time as the Certificate of Merger has been duly filed with the Secretary of State of Illinois (the "Effective Time").

        Section 1.04 Legal Effect. From and after the Effective Time, the Surviving Corporation shall possess all of the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of, the merging corporations, as provided under applicable law and subject to the terms and conditions set forth in this Agreement.

        Section 1.05 Merger Consideration. Subject to the terms and conditions set forth in this Agreement, the consideration to be received by HGHC from Parent upon the consummation of the Merger shall be an aggregate amount, calculated consistent with the methodology set forth in the sample calculation attached as Schedule 1.05, (the "Merger Consideration") equal to: (a) FOUR HUNDRED SIXTY FIVE MILLION DOLLARS ($465,000,000), plus (b) Net Working Capital (or the deficit in Net Working Capital if a negative number), minus (c) Existing Debt, plus (d) the aggregate amount of cash expended on or after April 1, 2001 and prior to the Closing by Joliet for the purchase of assets or property that are listed on Schedule 1.05(d) ("Capital Expenses"). For purposes of the Closing, the Buyers and the Sellers shall make a good-faith estimate of the Merger Consideration based upon the anticipated amounts of (x) Net Working Capital and Existing Debt after a review of the most recent ascertainable financial information of Joliet available three (3) Business Days prior to the Closing Date and (y) Capital Expenses (the "Estimated Merger Consideration"). The Estimated Merger Consideration shall be paid by Parent at the Closing as follows:

               (i) TWO MILLION FOUR HUNDRED SEVENTY SIX THOUSAND TWO HUNDRED SIXTY FOUR DOLLARS ($2,476,264) (the "Bonus Escrow"), which is equal to one hundred percent (100%) of the amount to fund the Retention Bonus Plan, will be paid to the Escrow Agent to be held in trust in accordance with Section 1.08 below;

               (ii) THIRTEEN MILLION NINE HUNDRED FIFTY THOUSAND DOLLARS ($13,950,000) (the "Indemnification Escrow") will be paid to the Escrow Agent to be held in trust in accordance with Section 1.09 below; and

               (iii) The difference obtained by subtracting the amount paid as described in clauses (i) and (ii) above from the Estimated Merger Consideration will be paid to HGHC at the Closing by wire transfer of immediately available funds in accordance with written wire


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instructions to be provided by HGHC to Parent not later than one (1) Business
Day prior to the Closing Date.

        Section 1.06 Merger Consideration Determination. The Surviving Corporation shall prepare a statement of Net Working Capital, Existing Debt and Capital Expenses as of the Closing Date (the "Closing Statement") within thirty
(30) days following the Closing Date so as to determine the Merger Consideration. The Closing Statement shall be prepared in accordance with GAAP applied in a manner consistent with the accounting principles applied in the preparation of the historical financial statements of Joliet, based upon Joliet's historical accounting principles and past practices including the use of Joliet's methodology for establishing reserves for accounts receivable, slot club liability, chip liability and any other account subject to estimate or judgment. If, based on the Merger Consideration as finally determined by the parties in accordance with this Section 1.06, (a) the Merger Consideration is in excess of the Estimated Merger Consideration, then (i) Parent shall forthwith pay the difference between the Merger Consideration and the Estimated Merger Consideration to HGHC together with interest on the amount of such difference from the Closing Date through the date of payment at a rate of nine percent (9%) per annum; or (b) the Merger Consideration is less than the Estimated Merger Consideration, then HGHC shall forthwith pay the difference between the Estimated Merger Consideration and the Merger Consideration to Parent together with interest on the amount of such difference from the Closing Date through the date of payment at a rate of nine percent (9%) per annum.

        HGHC shall have thirty (30) days after receipt of the Closing Statement from Surviving Corporation (the "Dispute Period") to dispute any of the elements of the Closing Statement (a "Dispute"). If HGHC does not give written notice of a Dispute (a "Dispute Notice") within the Dispute Period to Parent, then the Closing Statement shall be deemed to have been accepted and agreed to by HGHC in the form in which it was delivered by the Surviving Corporation and shall be final and binding upon the parties hereto. Any Dispute Notice issued by HGHC shall set forth in reasonable detail the elements and amounts with which it disagrees. During the fifteen (15) day period following receipt by Parent of such Dispute Notice, Parent and HGHC shall attempt to resolve such Dispute and agree in writing upon the final content of the disputed Closing Statement and the appropriate Merger Consideration adjustment based thereon.

        If Parent and HGHC are unable to resolve any Dispute within the fifteen
(15) day period after Parent's receipt of a Dispute Notice, then the parties shall engage Deloitte & Touche LLP ("D&T"), or, if D&T is unable to serve , then Parent and HGHC shall by mutual agreement select another nationally recognized certified public accounting firm who is not rendering (and during the preceding two (2) year period has not rendered) services to Parent or HGHC or any of their respective Affiliates, to act as arbitrators (the "Arbitrating Accountant") to settle such Dispute as soon as practicable. In connection with the resolution of any Dispute, the Arbitrating Accountant shall have access to all documents, records, work papers, facilities and personnel necessary to perform its function as arbitrator and shall be authorized by both parties to follow such procedures and the commercial arbitration rules of the American Arbitration Association which in the sole exercise of its professional judgment shall be deemed appropriate. HGHC and Parent shall have all reasonable rights to discovery in connection with the arbitration pursuant to the federal rules of civil procedure. The Arbitrating Accountant's award with respect to any


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Dispute shall be final and binding upon the parties hereto, and judgment may be entered on the award. The costs and expenses of the Arbitrating Accountant shall be shared equally between Parent and HGHC.

        The chief financial officer of HGHC, on the one hand, and the chief financial officer of the Parent, on the other hand, and their respective designated agents, during the Dispute Period, shall have all rights of access to corporate records of, with respect to HGHC, the Surviving Corporation and with respect to Buyers, HGHC to the extent related to this Agreement or Joliet, if HGHC provides Parent with a Dispute Notice during the Dispute Period, until such time as the Dispute raised therein is resolved by the Arbitrating Accountant.

        Section 1.07 Deposit. On the third (3rd) Business Day after the date of this Agreement, the Buyers shall deposit THIRTEEN MILLION NINE HUNDRED FIFTY THOUSAND DOLLARS ($13,950,000) (the "Deposit"), with the Escrow Agent pursuant to an escrow agreement to be substantially in the form attached hereto as Exhibit A (the "Deposit Escrow Agreement"). If this Agreement is terminated pursuant to Section 10.01, then the Deposit shall be paid as set forth in
Section 10.02. Upon fulfillment of the Buyers' obligations under Sections 5.04(a) and (b) and delivery of copies of the same to the Sellers pursuant to
Section 5.04(d), the Deposit shall be released to Parent promptly pursuant to the terms of the Deposit Escrow Agreement.

        Section 1.08 Bonus Escrow. At the Closing and in accordance with Section 1.05(i), the Buyers will deposit the Bonus Escrow to fund the Retention Bonus Plan from the Merger Consideration, which amount shall be held by the Escrow Agent pursuant to an escrow agreement in the form attached hereto as Exhibit B (the "Bonus Escrow Agreement"). The Bonus Escrow shall be used to pay the employee bonuses under the Retention Bonus Plan pursuant to Section 6.02.

        Section 1.09 Indemnification Escrow. At the Closing and in accordance with Section 1.05(ii), the Buyers will deposit the Indemnification Escrow from the Merger Consideration, which amount shall be held by the Escrow Agent pursuant to an escrow agreement in the form attached hereto as Exhibit C (the "Indemnification Escrow Agreement", together with the Deposit Escrow Agreement, and the Bonus Escrow Agreement, the "Escrow Agreements"). The funds escrowed pursuant to the Indemnification Escrow Agreement shall be used to satisfy indemnification claims made pursuant to Section 12.01 and Article XI until such time as the Indemnification Escrow is released in accordance with Section 13.01 and the Indemnification Escrow Agreement.

        Section 1.10  Conversion of Shares.

        (a) At the Effective Time: (i) each share of common stock of JAC, outstanding at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, shall be converted into and exchanged for one newly issued share of common stock of the Surviving Corporation; and
(ii) the shares of common stock, par value $0.01 per share, of Joliet outstanding at the Effective Time (the "Shares"), by virtue of the Merger and without any action on the part of the holders thereof, shall be converted and exchanged into the right to receive the


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Merger Consideration subject to amounts to be deposited into escrow pursuant to the Escrow Agreements.

        (b) As a result of the Merger and without any action on the part of the holder thereof, at the Effective Time, all Shares shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and HGHC shall thereafter cease to have any rights with respect to such Shares, except for the right to receive, without interest, the Merger Consideration set forth in
Section 1.05 upon the surrender of certificates representing the Shares (the "Certificates") in accordance with the provisions of this Article I.

        (c) Each Share of Joliet held as treasury stock at the Effective Time shall be canceled, and no payment shall be made with respect thereto.

        Section 1.11 Exchange of Certificates Representing Shares. Upon surrender of the Certificates duly endorsed for transfer or accompanied by validly executed stock powers, HGHC shall be entitled to receive in exchange therefor the Merger Consideration. Until so surrendered, each Certificate that, at the Effective Time, represented Shares will be deemed from and after the Effective Time, for all corporate purposes, to evidence only the right to receive a portion of the Merger Consideration.

        Section 1.12 Taking of Necessary Action; Further Action. Each of the Buyers and each of the Sellers shall take all such action as reasonably may be necessary or appropriate in order to effectuate the transactions contemplated by this Agreement which shall include but not be limited to the Sellers providing reasonable assistance to the Buyers in the process of obtaining all necessary Gaming Authority approvals and consents; provided that such actions do not unreasonably increase the liability of such party. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Joliet (subject to any and all matters disclosed herein), the officers and directors of Joliet are fully authorized in the name of Joliet or otherwise to take, and will take, all such lawful and necessary action, so long as such action is consistent with this Agreement.

        Section 1.13  Certain Matters Relating to the Surviving Corporation.

        (a) Certificate of Incorporation of the Surviving Corporation. The Certificate of Incorporation of Joliet in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, and such certificate shall be amended and restated at and as of the Effective Time to read as did the Certificate of Incorporation of JAC immediately prior to the Effective Time (except that the name of the Surviving Corporation will remain unchanged).

        (b) By-Laws of the Surviving Corporation. The By-Laws of Joliet in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation, and such By-Laws shall be amended and restated at and as of the Effective Time to read as did the


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By-Laws of JAC immediately prior to the Effective Time (except that the name of the Surviving Corporation will remain unchanged).

        (c) Directors of the Surviving Corporation. The directors of the Surviving Corporation immediately after the Effective Time shall be the same as the directors of JAC immediately prior to the Effective Time to hold office until their successors are duly appointed or elected in accordance with applicable law and the By-Laws of the Surviving Corporation.

        (d) Officers of the Surviving Corporation. The officers of the Surviving Corporation immediately after the Effective Time shall be the same as the officers of JAC immediately prior to the Effective Time to hold such offices until their successors are duly appointed or elected in accordance with applicable law and the By-Laws of the Surviving Corporation.

        Section 1.14 Allocation of Merger Consideration. Parent and HGHC agree to treat the Merger as a sale of assets of HGHC for income tax purposes and to take all actions reasonably necessary to effect such result. The Merger Consideration shall be allocated among the assets of Joliet in the manner required by Treasury Regulations Section 1.1060-1T (the "Allocation"). The Allocation shall be based upon and consistent with the fair market values of the assets of Joliet as determined by a third party independent appraiser experienced in the valuation of similar businesses selected by Parent and approved by HGHC, which approval shall not be unreasonably withheld. Parent shall bear the costs of such appraisal. HGHC and Parent acknowledge and agree that none of the tangible assets of Joliet have a fair market value in excess of their respective net book values as reflected in HGHC's consolidated financial statements. Except as otherwise required by law, Buyers and HGHC agree that: (i) the Allocation as finally determined hereunder shall be binding on Buyers and HGHC for all federal, state and local Tax purposes, (ii) Buyers and HGHC shall each execute a writing memorializing the Allocation and (iii) Buyers and HGHC shall file with their respective federal (and applicable state and local) income Tax Returns consistent IRS Forms 8594-Asset Acquisition Statements under Section 1060, including any required amendment thereto which shall reflect the allocations set forth in the Allocation.

                                   ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF HGHC

      Except as set forth in the disclosure schedules attached to this Agreement and referenced herein, each of the Sellers jointly and severally represent and warrant to the Buyers that:

        Section 2.01 Organization; Standing; and Qualification. HGHC is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority and, except as set forth on Schedule 2.01, all governmental licenses, authorizations, consents and approvals necessary to own and operate Joliet and to carry on Joliet's business as it is now being conducted. HGHC is duly qualified to transact business as a foreign corporation and is in good standing under the laws of the State of Illinois. Joliet is duly organized, validly existing and in good standing under the laws of the State of Illinois and has all requisite corporate power and authority and, except as set forth on Schedule 2.01, all governmental licenses, authorizations, consents and approvals necessary to


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own, lease and operate its properties and to carry on its business as it is now being conducted. Joliet is not qualified to transact business as a foreign corporation in any jurisdiction and is not required to qualify in any jurisdiction, because of the nature of the properties or assets owned, leased or operated by it or the nature of the business conducted by it. Joliet does not have any subsidiaries and it does not own any capital stock or other proprietary interest, directly or indirectly, in any Person or have any agreement to acquire any such capital stock or other proprietary interest. Complete and correct copies of the Certificate of Incorporation, By-Laws or other organizational documents of each Seller, each as amended to the date hereof, have been or, prior to the Closing, will be delivered to the Buyers.

        Section 2.02 Authority; Power; and No Violation. The execution and delivery of this Agreement and all documents to be executed in connection with this Agreement by the Sellers have been authorized by all necessary corporate action on the part of each of the Sellers. Each of the Sellers has the requisite corporate power and corporate authority to execute and deliver this Agreement and all documents to be executed in connection with this Agreement, and to take any and all other actions required to be taken, directly or indirectly, by it pursuant to the provisions of this Agreement and all documents to be executed in connection with this Agreement. This Agreement constitutes the legal, valid and binding obligation of each Seller enforceable against each Seller in accordance with its terms. Except as set forth on Schedule 2.02, the execution and delivery of this Agreement, the fulfillment and compliance with the terms and conditions hereof and the consummation of the transactions contemplated by this Agreement will not: (a) conflict with or result in a breach or violation of the Certificate of Incorporation or By-Laws of either of the Sellers; (b) conflict with or result in any material violation or material breach of or constitute a material default (or an event which, with notice or lapse of time or both, would constitute a material default) under, or give rise to any right of termination, cancellation or acceleration of any obligation or result in a loss of any material benefit under, or require a consent or waiver under, any of the terms, conditions or provisions of any Contract; (c) violate in any material respect any Law applicable to the Sellers or any of their respective properties, assets, or outstanding shares of capital stock, or other securities; or (d) constitute an event which, with or without notice, lapse of time, or action by a third party, could result in the creation of any Lien upon any of the Shares or any of the properties, assets or cash flows of Joliet, or cause the maturity of any liability, obligation or debt of Joliet to be accelerated or increased.

        Section 2.03 Capital Structure of Joliet and Related Matters. Schedule
2.03 sets forth the following information for Joliet: (a) its name and jurisdiction of incorporation; (b) the location of its principal office; (c) its authorized capital stock; (d) the number of issued and outstanding shares of capital stock and the owners thereof; and (e) a list of its officers and directors. The Shares constitute all of the issued and outstanding shares of capital stock of Joliet, all of which are owned by HGHC. Except as set forth on
Schedule 2.03, HGHC has good and marketable title to the Shares, free and clear of all Adverse Claims, Liens and rights of any other Person. There are no classes of capital stock of Joliet authorized, issued or outstanding other than as set forth on Schedule 2.03. All outstanding shares of capital stock of Joliet have been duly authorized and validly issued and are fully paid and non-assessable. No class of shares of capital stock of Joliet is entitled to preemptive rights. There are no outstanding options, warrants or other rights of any kind to acquire any shares of capital stock or equity interests of Joliet, nor are there any outstanding securities convertible into or exchangeable for, or which otherwise confer on the holder thereof any right to acquire, any shares of capital stock or equity interests of Joliet, and Joliet has not entered into and is not a party to any contract, commitment, agreement, understanding, arrangement or claim of any kind to issue any securities. Except as set forth on Schedule 2.03, Joliet is not a party to any contract, commitment, agreement, understanding, arrangement or claim involving stock appreciation rights or constituting a phantom stock plan. All outstanding shares of capital stock of Joliet were issued in compliance with all applicable federal, state and other securities laws and regulations.

        Section 2.04 Consents and Approvals. The execution, delivery and performance of this Agreement by the Sellers and the consummation by the Sellers of the transactions contemplated hereby will not require any notice to, or consent, authorization, or approval from any court or governmental authority or any other third party, except for (i) the filing of the pre-merger notification report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"), (ii) the filing of the Certificate of Merger with respect to the Merger with the Secretary of State of the State of Illinois, (iii) any approvals and filing of notices required under any applicable gaming industry regulation, (iv) such consents, approvals, orders, authorizations, permits, filings or registrations related to, or arising out of, compliance with statutes, rules or regulations regulating health, the consumption, sale or serving of alcoholic beverages and food and the preparation of food, (v) those notices, consents, authorizations and approvals set forth on Schedule 2.04, and
(vi) such immaterial filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions described in this Agreement. Any and all notices, consents, authorizations, and approvals referenced on Schedule 2.02 (items 1-17) and "Real Property" on Schedule 2.04, required to be obtained by the Sellers prior to the Closing, have been or, prior to the Closing, will have been made or obtained.

        Section 2.05 Affiliate Transactions. Except as disclosed in the Current SEC Documents or as disclosed in Schedule 2.05, (a) there are no contracts or transactions that would be required to be disclosed by HGHC with respect to Joliet by Item 404 of Regulation S-K of the Securities Act of 1933, as amended to date, and the Securities Exchange Act of 1934, as amended to date, and (b) there are no contracts or transactions between Joliet, on the one hand, and HGHC or any of its Affiliates or subsidiaries, on the other.

        Section 2.06 Financial Statements. True and complete copies of the audited financial statements of Joliet as of and for each of the years ended December 31, 1998, 1999 and 2000 (collectively, the "Financial Statements") are attached hereto as Exhibit A to Schedule 2.06. The Financial Statements are true, correct and complete, and have been prepared from the books and records of Joliet in accordance with GAAP. The balance sheets included in the Financial Statements fairly present the financial condition of Joliet, as of the respective dates thereof, and the related statements of income and cash flows fairly present the consolidated results of operations and cash flows of Joliet for the periods indicated. The Financial Statements contain and reflect, in accordance with GAAP, adequate provisions for all reasonably anticipated liabilities and adequate reserves for all reasonably anticipated losses, costs, reimbursements and expenses consistent with past practices, including reserves for uncollectible accounts receivable. Exhibit B to Schedule 2.06 sets forth certain projected financial information (including balance sheets and statements of income and cash flows) relating to operations of Joliet for 2001

(collectively, the "Budgets"). The Budgets were prepared in good faith and in the ordinary course based on assumptions considered reasonable at the time the Budgets were prepared; provided, however, that Buyers acknowledge that the Budgets represent a good faith estimate of the future performance of Joliet and that Sellers do not represent or warrant that actual performance of Joliet in 2001 will be consistent with the estimated performance reflected in the Budgets.

        Section 2.07 Accounting Controls. Joliet maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (a) transactions are executed in accordance with management's general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, and (c) Joliet is in compliance in all material respects with the minimum internal control standards of the IGB in effect as of the date hereof.

        Section 2.08 Outstanding Debt and Related Matters. Schedule 2.08 sets forth all outstanding Debt of Joliet. Except as set forth on Schedule 2.08, there exists no default under the provisions of any instrument evidencing any outstanding Debt or of any agreement relating thereto. Except as set forth on
Schedule 2.08, Joliet has not guaranteed any obligation of any Person, nor has any other Person guaranteed any obligation of Joliet, including obligations with respect to the outstanding Debt. Following the Closing, the Surviving Corporation will not be liable for any of the outstanding Debt of the Sellers included on Schedule 2.08.

        Section 2.09 Taxes. Except as disclosed in Schedule 2.09:

        (a) HGHC has qualified as an S corporation within the meaning of Section 1361 of the Code for each taxable year of its existence. Joliet qualifies as, and HGHC has properly made an election to treat Joliet as, a qualified subchapter S subsidiary within the meaning of Section 1361(b)(3)(B) of the Code, and such election has been effective for the entire time that HGHC has owned shares of Joliet. Joliet has qualified, and has taken such actions and filed such elections or returns to elect, to be a qualified subchapter S subsidiary, in each jurisdiction in which Joliet conducts its business or would otherwise be taxable on its income for the entire time that HGHC has owned any shares of Joliet. Neither HGHC nor Joliet has taken, or caused or permitted to be taken, any action that would have caused a termination of the qualified subchapter S subsidiary election with respect to Joliet for any period. Joliet will not be liable for or subject to any Tax under Section 1374 of the Code.

        (b) Each of Joliet and, to the extent a failure to do so could result in a lien for Taxes on the assets of Joliet, HGHC, has properly and timely filed all income Tax Returns and all other material Tax Returns (considered individually or in the aggregate), and has timely paid all Taxes shown as due thereon. All such income Tax Returns were true, correct and complete in all respects and all other Tax Returns were true, correct in all material respects and were prepared in accordance with applicable laws. Each of Joliet and, to the extent that a failure to do so would result in a lien for Taxes on the assets of Joliet, HGHC, has or will have filed prior to or on the Closing Date all income Tax Returns (including estimated Tax Returns and reports) and all other material Tax Returns (considered individually or in the aggregate) required to be filed by it or on its behalf on or before the Closing Date in each jurisdiction in which such Tax Return is due. As of the time of filing, all such income Tax Returns were or will be true, correct and complete in all respects and all other Tax Returns were true, correct in all material respects.

        (c) Neither HGHC nor Joliet has requested an extension of time within which to file any Tax Return described in the preceding paragraph. Neither HGHC nor Joliet has granted any extension or waiver of the limitation period applicable to any such Tax Return. There is no federal, state, local or foreign claim, audit, action, suit, proceeding, or investigation pending or, to the knowledge of the Sellers, threatened or asserted against or with respect to Joliet or, to the extent that such action could result in a lien upon the assets of Joliet, HGHC, in respect of any Tax. All Taxes not yet due and payable have been fully accrued on the books of Joliet and adequate reserves have been established therefor. There are no unpaid assessments for additional Taxes for any period nor is there any basis therefor. There are no Liens for Taxes upon the assets of Joliet except Liens for current Taxes not yet due. The federal income Tax Returns of HGHC have been examined by the Internal Revenue Service (the "IRS"), or have been closed by the applicable statute of limitations, for all periods through December 31, 1994; the state income Tax Returns and other material Tax Returns of HGHC and Joliet have been examined by the relevant state agencies or such returns have been closed by the applicable statute of limitations for all periods through December 31, 1994; and neither HGHC nor Joliet has entered into any closing agreement or other agreement affecting Taxes of Joliet for any taxable year ending after the Closing Date.

        (d) Joliet is not currently under any contractual obligation (whether oral or written) to indemnify any other person with respect to Taxes nor is Joliet a party to any agreement (whether oral or written) providing for payments with respect to Taxes.

        (e) Neither Joliet nor HGHC has ever been a member of an affiliated group (within the meaning of Section 1504 of the Code) filing a consolidated federal income Tax Return or any consolidated, combined or unitary group for state, local or foreign Tax purposes. Neither HGHC nor Joliet has any liability for Taxes of any person (other than for Joliet) under Treasury Regulation
Section 1.1502-6 or any similar provision of state, local or foreign law. Joliet has not been a party to any joint venture, partnership or other arrangement that could be treated as a partnership for federal income Tax purposes

        (f) None of the assets of Joliet are required to be treated as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately before the enactment of the Tax Reform Act of 1986, or is "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code. No portion of the cost of any asset of Joliet has been financed directly or indirectly from the proceeds of any tax-exempt state or local government obligation described in Code Section 103(a).

        (g) HGHC is not a foreign person within the meaning of Code Section 1445. The assets to be acquired by the Surviving Corporation in the Merger are not part of a permanent establishment or a trade or business in any foreign country.

        Section 2.10 Compliance with Laws; No Default or Litigation. Except as set forth in Schedule 2.10 or the Current SEC Documents:

        (a) HGHC is not in default or violation (nor is there any event which, with notice or lapse of time or both would constitute a default or violation) in any material respect of: (i) any contract, agreement, lease, consent, order, Permit or other commitment to which it is a party or to which its properties, assets or business is subject or bound; or (ii) any Law, that individually or in the aggregate in the case of either clause (i) or clause (ii), would reasonably be expected to have a Material Adverse Effect;

        (b) Joliet is not in default or violation (nor is there any event which, with notice or lapse of time or both would constitute a default of violation) in any material respect of: (i) any contract, agreement, lease, consent, order, Permit or other commitment to which it is a party or to which its properties, assets or business is subject or bound; or (ii) any Law;

        (c) There are no actions, suits, claims, investigations, notices of violation, or legal, arbitration or administrative proceedings in progress, pending or to the knowledge of Sellers threatened by or against HGHC (except for such that do not relate to Joliet or the transactions contemplated by this Agreement) or Joliet (or any of their respective properties, assets or businesses) whether at law or in equity, whether civil or criminal in nature, or whether before or by a federal, state, local or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, or any Person, and no event has occurred which could give rise to any such action, suit, claim, investigation, notice of violation, or legal arbitration or administrative proceeding;

        (d) Neither HGHC nor Joliet has been charged with or received any notice of any violation of any Law relating to (i) HGHC's ability in any material respect to consummate the transactions described in this Agreement or (ii) Joliet's properties, assets or businesses, or the transactions contemplated by this Agreement;

        (e) Neither HGHC nor Joliet is subject to any agreement, contract or decree with any governmental entities arising out of any current or previously existing violations of any Law applicable to (i) HGHC's ability in any material respect to consummate the transactions described in this Agreement or (ii) Joliet; and

        (f) No action, suit, or proceeding has been instituted or, to the knowledge of the Sellers, threatened to restrain, prohibit, or otherwise challenge the legality or validity of the transactions contemplated by this Agreement.

        Section 2.11  Real Property.

        (a) Schedule 2.11(a) sets forth an accurate, complete and correct list of all real property owned by Joliet (the "Owned Real Property"), and all real property leased by Joliet (the "Leased Real Property"). The Owned Real Property and the Leased Real Property are referred to herein collectively as the "Real Property." Joliet is not under contract to purchase any real property and does not hold any options to acquire any real property. No other real property is subleased or licensed to and/or operated by Joliet.

        (b) Based on existing title insurance policies, Joliet has good and marketable fee simple title to the Owned Real Property owned by it free and clear of any and all Liens, encumbrances, restrictions, conditions, covenants, assessments or exceptions, except for those matters set forth on Schedule 2.11(b). The Owned Real Property is not encumbered by any options to purchase or options to lease and none of the Owned Real Property is subject to any lease or any grant to any Person of a right to the use, occupancy or enjoyment of the Owned Real Property or any portion thereof, except for those matters set forth in Schedule 2.11(b). To the knowledge of Sellers, all Owned Real Property is in good operating condition and repair (reasonable wear and tear excepted), and suitable for the purposes for which it is presently being used.

        (c) Joliet has not received any notice of any violation of any rule, regulation, ordinance, law, order, decree, or requirement relating to the Real Property. Each of the Leased Real Property leases and subleases, if any (and leases underlying such subleases) contains no terms other than the terms contained in the copies heretofore delivered to the Buyer.

        (d) Joliet has a valid leasehold interest in the Leased Real Property leased by it, free and clear of any and all liens, encumbrances, restrictions, leases, options to purchase, options to lease, conditions, covenants, assessments or exceptions and none of the Leased Real Property is subject to any ground or underlying lease or, to the knowledge of Sellers, without inquiry, any grant to any Person of a right to the use, occupancy or enjoyment of the Leased Real Property or any portion thereof, except as set forth in the Lease Documents and those matters set forth in Schedule 2.11(d). To the knowledge of Sellers, all Leased Real Property is in good operating condition and repair (reasonable wear and tear excepted), and suitable for the purposes for which it is presently being used.

        (e) Except as disclosed in Schedule 2.11(e), Sellers have received no notice of any pending or proposed action, proceeding or litigation (i) to take all or any portion of the Owned Real Property or, to the knowledge of the Sellers, the Leased Real Property, or any interest therein, by eminent domain;
(ii) to modify the zoning of, or other governmental rules or restrictions applicable to, the Owned Real Property or, to the knowledge of the Sellers, the Leased Real Property or the use or development thereof; (iii) for any street widening or changes in highway or traffic lanes or patterns in the immediate vicinity of the Owned Real Property or, to the knowledge of the Sellers, the Leased Real Property; or (iv) otherwise relating to the Owned Real Property, the Leased Real Property or the interests of Joliet therein, or which otherwise would materially interfere with the use, ownership, improvement, development and/or operation of the Owned Real Property or, to the knowledge of the Sellers, the Leased Real Property. Except as disclosed in Schedule 2.11(e), Sellers have received no notice of any violations of any Law affecting the Owned Real Property or, to the knowledge of the Sellers, the Leased Real Property. Except as disclosed in Schedule 2.11(e) Sellers have received no notice of any mechanics' or tax liens affecting the Owned Real Property or, to the knowledge of the Sellers, the Leased Real Property, and all services or materials which have been furnished to the Owned Real Property or, to the knowledge of the Sellers, the Leased Real Property have been fully paid or provided for. Schedule 2.11(e) lists all service contracts and to Sellers' knowledge, without inquiry, all warranties and guarantees covering any portion of the Owned Real Property, which scheduled items are and shall be at the Closing in full force and effect in accordance with their terms. Sellers have received no notice of, and to the knowledge of Sellers, without inquiry, there are no assessments affecting the Owned Real Property or the Leased Real Property. Sellers have received no notice of, and to Sellers' knowledge, without inquiry, there are no tax abatements or tax exemptions affecting the Owned Real Property. All public utilities required for the operation of the Owned Real Property either enter the Owned Real Property through adjoining public streets, or if they pass through adjoining private land do so in accordance with valid public easements or private easements which will inure to the benefit of the Buyers after the Closing.

        (f) Schedule 2.11(f) lists all the leases and other agreements affecting the use or occupancy of the Leased Real Property now in effect (including, without limitation, subleases, licenses, concession agreements, tenancy agreements and other occupancy agreements covering or encumbering all or any portion of the Leased Real Property), together with any guarantees, supplements, amendments, modifications, extensions and renewals of the same (collectively, the "Lease Documents"). Except as set forth on Schedule 2.11(f), (i) the Sellers have received no notice that Joliet is in breach of or in default under any of the Lease Documents; (ii) Joliet has not given the other party notice of or made a claim with respect to any breach or default under any of the Lease Documents; and (iii) to knowledge of the Sellers, without inquiry, no events have occurred which with or without notice or lapse of time or both would constitute a breach or default under any of the Lease Documents. All of the Lease Documents are in full force and effect and constitute legal, valid and binding obligations of Joliet, enforceable in accordance with their terms, subject to bankruptcy, insolvency, creditors rights generally, the availability of certain remedies and matters of equity. Except as set forth on Schedule 2.11(f), no consent of any landlord, licensor or grantor of the Leased Real Property is required in connection with the transactions contemplated by this Agreement.

        (g) To the knowledge of Sellers, no portion of the Owned Real Property or the roads immediately adjacent to the Owned Real Property: (i) was the public or private landfill, dump site, retention basin or settling pond except as identified in the Environmental Reports; (ii) was the site of any oil or gas drilling operations; (iii) was the site of any experimentation, processing, refining, reprocessing, recovery or manufacturing operation for any petrochemicals; or (iv) was the site of any wetlands subject to regulation by the Army Corps of Engineers.

        (h) The Owned Real Property is connected to and served by water, sewage disposal, storm drainage, telephone, gas and electricity facilities.

        (i) There are no contracts or other obligations outstanding for the sale, exchange, lease or transfer of any of the Owned Real Property, or any portion of it, or the businesses operated by Joliet thereon, except as disclosed on Schedule 2.11(i). The general location agreed to with the City of Joliet regarding the 20 buildable acres to be donated to the City of Joliet is depicted on Schedule 2.11(i) (the "Aquatic Park Area").

        (j) The improvements owned, leased, subleased, licensed or occupied by or to Joliet do not encroach on other property and the improvements of others do not encroach onto the Owned Real Property, except as disclosed on updated surveys of the Owned Real Property to be provided, at HGHC's expense as specified in Section 4.14 hereinafter set forth, by the Sellers to the Buyers prior to the Closing, provided that the Title Commitments contain encroachment endorsements for any material encroachments.

        (k) A certificate of occupancy exists for each building located on the Owned Real Property, a true, correct and complete copy of which has been delivered to the Buyers, and such certificate has not been amended and HGHC, at its sole expense, has delivered or, prior to Closing, will deliver to the Buyer updated as built ALTA surveys of each parcel of land comprising the Owned Real Property as presently exists (any prior surveys shall be re-certified within three (3) months of Closing to confirm that no new improvements have been constructed since the date of the original survey), and, to the knowledge of Sellers, without inquiry, all certificates of occupancy are valid and in full force and effect.

        (l) To the knowledge of the Sellers, without inquiry, there are no defaults by the landlords under any of the Leased Real Property and such landlords have performed all of their obligations thereunder. Joliet and HGHC have not waived any material obligation of any such landlord or any right under any of the Leased Real Property.

        (m) With respect to the Lease ("Inter Track Lease") described in
Schedule 2.11(i) between Joliet, as landlord, and Inter-Track Partners ("Tenant"), a complete, true and accurate copy of said Lease has been delivered to the Buyers; Joliet is the current landlord of said Inter Track Lease; said Inter Track Lease is valid and in full force and effect as to Joliet and represents the entire agreement between the landlord and Tenant with respect to the leased premises described therein and such Inter Track Lease has not been modified, changed, altered, signed, supplemented or amended in any respect; the Inter Track Lease has no outstanding options or rights of first refusal, in each case, to purchase the leased premises or any part thereof or all or any part of the Owned Real Property of which the leased premises are a part and no one except for the Tenant occupies the leased premises; Tenant has paid all rent due under the Inter Track Lease and, to the knowledge of the Sellers, without inquiry, no event has occurred and no condition exists which, with the giving of notice or lapse of time or both, would have constituted a default under the Inter Track Lease by such Tenant.

        (n) The Annexation Agreement ("Annexation Agreement") dated November 25, 1991, between the City of Joliet ("City") and Joliet (f/k/a Des Plaines River Entertainment Corporation) is in full force and effect; all obligations to be observed or performed under the Annexation Agreement by Joliet have been observed and performed by Joliet; that all of the Owned Real Property subject to the Annexation Agreement has been annexed by the City pursuant to said Annexation Agreement; that all of the utilities to be installed and constructed by Joliet under the Annexation Agreement have been installed and constructed and such utilities have been dedicated to and accepted by the City; that the City has adopted an ordinance classifying that portion of the Owned Real Property annexed by the City as B-3 General Business and to Sellers' knowledge, without inquiry, that such B-3 classification has not been amended or modified since the date of the Annexation Agreement; that all improvements located on the Owned Real Property comply with the applicable zoning classification; that Joliet has constructed Empress Drive over and across the Owned Real Property to gain ingress and egress from the Owned Real Property to a publicly dedicated street or highway all as contemplated under the terms and conditions of the Annexation Agreement.

        Section 2.12  Personal Property.

        (a) Schedule 2.12 lists or otherwise describes, in all material respects: (i) all material equipment, machinery, furniture, fixtures and improvements, tools, tooling, spare parts, boats, vessels, maritime equipment and vehicles owned or leased by Joliet (including all leases of such property) or held for or used in Joliet's business, (ii) all licenses received from manufacturers and sellers of any of such items and (iii) any related claim, credit and right of recovery with respect thereto (the "Personal Property").
Schedule 2.12 identifies which Personal Property is subject to a lease. True and complete copies of all such leases have been delivered to the Buyers, and each of such leases is in full force and effect and constitutes a legal, valid and binding obligation of Joliet and, to the knowledge of the Sellers, the other parties thereto, in each case enforceable in accordance with its terms. Except as set forth in Schedule 2.12, no consent of any lessor of the Personal Property is required in connection with the transactions contemplated by this Agreement.

        (b) The use, installation, maintenance and storage of the Personal Property is in material conformance with all applicable Laws.

        (c) All of the Personal Property is free from material defects, fit for use in the business of Joliet and has been installed and, to the knowledge of Sellers, constructed in compliance with all applicable Laws and has been approved where necessary by all of the requisite Persons.

        Section 2.13  Contracts.

        (a) Schedule 2.13 lists all written and oral contracts, agreements, arrangements, commitments and leases, including all amendments thereto (including, by reference, those listed on Schedules 2.02 (Agreements), 2.10 (item 4), 2.11, 2.16 (items 1 and 2) and 2.17, but not including insurance policies which are listed on Schedule 2.19), to which Joliet is a party or by which any of its properties, assets or business are bound or subject to, which meet any of the descriptions set forth below (the "Contracts"):

               (i) All agreements, arrangements or commitments relating to loans, lines of credit, security agreements, mortgages, guaranties, indemnifications or other payment obligations;

               (ii) All agreements, contracts, and commitments containing any covenant limiting Joliet's right to engage in any line of business or compete with any Person in any geographical area;

               (iii) All employment agreements, contracts, policies, and commitments with or between Joliet and any of its employees, directors, or officers, or family members of any of them or entities' under their control or the control of family members of any of them, including those relating to severance and payment of commissions;

               (iv) All joint venture or partnership agreements of any kind; and

               (v) All contracts, agreements, arrangements or commitments of any kind or nature (1) entered into outside the ordinary course of business of Joliet or (2) involving the receipt or payment by Joliet of an amount in excess of $25,000.

        (b) All of the Contracts are valid and binding obligations of Joliet and, to the knowledge of Sellers, the other parties thereto, in each case, enforceable in accordance with their respective terms, are in full force and effect and, except as otherwise specified in Schedule 2.13, will continue in full force and effect without the consent of any other party so that, after the Closing, the Surviving Corporation will continue to be entitled to the full benefits thereof. Except as set forth in Schedule 2.13, none of the Contracts contains any provision that is triggered by a change in control of Joliet or by any of the transactions contemplated by this Agreement. Copies of the Contracts in written form have been delivered to the Buyers.

        Section 2.14 Sufficiency of Assets. Except as set forth on Schedule 2.14, Joliet owns all right, title and interest, or a valid leasehold interest in all property of any type used in the operation of its business such that the Buyers may operate the business of Joliet substantially in the manner conducted prior to the Closing. Except as set forth on Schedule 2.14, HGHC does not own or lease any property of any type used in the operation of Joliet's business. To the knowledge of the Sellers, the LSI Player Data Base of Joliet to be delivered to the Buyers at the Closing contains the names of any and all rated or carded play customers within the twelve (12) months immediately preceding the Closing Date and the twelve (12) months immediately preceding the date of this Agreement and the most recent mailing address for each of such customers known to or used by the Sellers.

        Section 2.15  Licenses and Permits.

        (a) Except as set forth on Schedule 2.15, Joliet possesses all the Permits (as defined below) and other authorizations necessary to conduct its business as now conducted, including, without limitation, all Permits required under the Gaming Laws other than such Permits the absence of which would not, individually or in the aggregate, have a Material Adverse Effect. All such Permits are registered in the name of Joliet. Except as set forth on Schedule 2.15, all such Permits are in full force and effect and, where permitted by applicable Law, will continue in full force and effect without the consent of any other party so that, after the Closing, the Surviving Corporation will be entitled to the full benefits of such Permits. There are no challenges, appeals or other proceedings pending, or to the knowledge of the Sellers, threatened that would reasonably be expected to result in the revocation, termination, modification or non-renewal of any of the Permits. In the case of Permits relating to construction, dredging or drainage work, Joliet has completed all such work in accordance with the terms of such Permits and all applicable Laws.

        (b) Joliet has obtained and currently maintains in full force and effect all U.S. Coast Guard approvals (including all authorizations under the Merchant Marine Act of 1920 and the Shipping Act of 1916 and Certificates of Inspection issued by the U.S. Coast Guard), U.S. Army Corps of Engineers permits and certifications, Illinois Department of Natural Resources permits, and Illinois Environmental Protection Agency permits and all other material rights, authorizations, certificates, certifications, licenses, consents, approvals and permits necessary to construct the existing or planned improvements and to dock the riverboats located in Joliet, Illinois. The riverboats are being operated in compliance with their U.S. Coast Guard marine document, all applicable stability letters and all applicable Permits.

        (c) Except as set forth on Schedule 2.15, Joliet and all its employees holding licenses under the Gaming Laws are in compliance with all applicable Gaming Laws.

        (d) The term "Permits" means any federal, state, local or foreign, permit, consent, registration, finding of suitability, approval, license or other authorization, necessary for Joliet to operate either of the vessels or conduct any business as currently being conducted, including the current casino and gaming activities and operations of Joliet, including, without limitation, permits issued pursuant to the Gaming Laws, the City of Joliet, Illinois Ordinances, ordinances and resolutions and the Will County codes, ordinances and resolutions and any applicable state gaming law and any federal or state laws relating to gaming or currency transactions.

        Section 2.16 Labor Relations; Employees. As of February 28, 2001, Joliet employed a total of approximately 1816 employees. Except as set forth in
Schedule 2.16:

        (a) Joliet has paid in full to, or accrued for the benefit of, all of its employees all wages, salaries, commissions, bonuses, fringe benefit payments (including vacation pay), and all other direct and indirect compensation of any kind for all services performed by each of them;

        (b) There is no unfair labor practice, safety, health, discrimination, wage or other claim, charge, complaint, or suit pending or, to the knowledge of the Sellers, threatened against or involving Joliet before the National Labor Relations Board, Occupational Safety and Health Administration, Equal Employment Opportunity Commission, Department of Labor, or any other federal, state, or local agency;

        (c) There is no labor dispute, strike, work stoppage, interference with production, or slowdown in progress or, to the knowledge of the Sellers, threatened against, or involving Joliet;

        (d) To the knowledge of the Sellers, there is no labor organization, group, association or union efforts to obtain the authorization of employees to become represented by any such labor organization, group, association or union nor are there any claims to represent the employees of Joliet;

        (e) There is no question of representation under the National Labor Relations Act, as amended, or any state equivalent thereof, pending with respect to the employees of Joliet, nor is there any custom or practice recognizing any labor organization, group, association or union as the representative of any employees;

        (f) There is no employee grievance or arbitration pending or, to the knowledge of the Sellers, threatened which might have an adverse effect on Joliet or on the conduct of its business;

        (g) There exists no collective bargaining agreement to which Joliet is a party, and there is no collective bargaining agreement currently being negotiated, subject to negotiation, or renegotiation by Joliet;

        (h) There is no dispute, claim, or proceeding pending with or, to the knowledge of the Sellers, threatened by Immigration and Naturalization Service with respect to Joliet;

        (i) There is no policy or contract between Joliet and any employee that would entitle any such employee to a severance benefit or payment of any kind upon termination (either voluntary or involuntary) of the employment of such employee;

        (j) Every employee of Joliet is currently employed "at will" and, subject to any rights granted by any applicable Law, may be terminated at any time without notice; and

        (k) There are no releases of liability or severance agreements obtained or entered into by Joliet and any current or former employee under which Joliet is presently liable.

        Section 2.17  ERISA Matters; Employee Benefit Plans.

        (a) Schedule 2.17 annexed hereto sets forth an accurate, correct and complete list of every Employee Program under which any employee or former employee of Joliet has any present or future right to benefits or under which Joliet has any present or future liability. Any Employee Program listed on
Schedule 2.17 is referred to below as a "Joliet Program".

        (b) The Sellers have made available to the Buyers with respect to each Joliet Program current, accurate and complete copies of (i) all written documents comprising such Joliet Program, (ii) the most recent annual return in the Federal Form 5500 series filed with respect to such Joliet Program, (iii) the most recent audited financial statements and actuarial reports, if any, pertaining to such Joliet Program, (iv) the summary plan description currently in effect and all material modifications thereto, if any, for such Joliet Program, (v) the most recent IRS determination letter, if any, for such Joliet Program, and (vi) a written description of the Joliet Program if there are no written documents for such program.

        (c) Each Joliet Program which is intended to qualify under Section 401(a) of the Code is so qualified and, to the knowledge of the Sellers, no circumstances have occurred that would adversely affect the tax-qualified status of any such plan. Each such Joliet Program has received a favorable determination letter from the Internal Revenue Service regarding its qualification under such section on which Joliet may currently rely.

        (d) Each Joliet Program has been maintained in all material respects in accordance with its terms and with all applicable laws, and no failure to so maintain any Joliet Program will result from the completion of the contemplated transactions (either alone or in conjunction with any other event, such as a termination of employment). Joliet has no unsatisfied material liability, or any unpaid material fine, penalty or Tax, with respect to any Joliet Program, or with respect to any other Employee Program. There has been no "prohibited transaction," as defined in Section 406 of ERISA or Code Section 4975, or any breach of any duty under ERISA, any other applicable Law or any agreement, with respect to any Joliet Program which could subject Joliet to material liability either directly or indirectly (including, without limitation, through any obligation of indemnification or contribution) for any damages, penalties, Taxes or any other loss or expense. No individual who is a party to an employment agreement or change-in-control agreement listed in Schedule 2.13 has terminated employment or has been terminated. Joliet has made full and timely payment of all contributions that it is required to make to each Joliet Program by the terms of such plan or under the applicable Law. All contributions which are so required to be made by Joliet to any Joliet Program for any period ending prior to the Closing Date, but which are not due by the date of the Closing Date, have been properly reserved or accrued in the Sellers' Financial Statements to the extent required by GAAP.

        (e) No litigation or claim (other than routine claims for benefits), and no governmental administrative proceeding, audit or investigation, is pending or, to the knowledge of the Sellers, threatened with respect to any Joliet Program.

        (f) No Joliet Program, nor any plan of an ERISA Affiliate, is (i) a "multiemployer plan", as defined in Section 3(37) of ERISA, and no withdrawal liability has been incurred by or asserted against Joliet or any ERISA Affiliate, a "multiple employer plan", as described in Section 413(c) of the Code or a "multiple employer welfare arrangement", as defined in Section 3(40) of ERISA, (ii) subject to the funding requirements of Section 302 of ERISA or
Section 412 of the Code, (iii) subject to Title IV of ERISA, or (iv) a "voluntary employees' beneficiary association" described in Section 501(c)(9) of the Code.

        (g) No Joliet Program provides health or medical coverage to retired or former employees, directors or officers, except for continuation coverage required by Section 4980B of the Code or Sections 601 to 608 of ERISA or applicable state law ("Continuation Coverage"). Any Continuation Coverage provided under any Joliet Program is paid for solely by the individual receiving such coverage. Joliet is in compliance in all material respects with the requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA").

        (h) To the knowledge of the Sellers, neither Joliet nor any ERISA Affiliate is under any binding obligation to modify any Joliet Program, or to establish any new Employee Program for the benefit of any employee of Joliet. Joliet or an ERISA Affiliate thereof has reserved the right to amend, modify or terminate each Joliet Program which is an "employee benefit plan" within the meaning of Section 3(3) of ERISA. There has been no amendment to, written interpretation or announcement (whether written or otherwise) by Joliet or any ERISA Affiliate relating to, or change in participation or coverage under, any Joliet Program that would materially increase the expense of maintaining such plan above the level of expense incurred with respect to that plan for the most recent fiscal quarter included in Joliet's financial statements.

        (i) No ERISA Affiliate has any unpaid material liability, fine, penalty or Tax with respect to any Employee Program for which Joliet could be liable.

        (j) For purposes of this Section 2.17, the term "Employee Program" shall mean, including, without limitation, (i) any "employee benefit plan", within the meaning of Section 3(3) of ERISA, whether or not it is subject to ERISA, or (ii) any other employee benefit arrangement which is (1) an arrangement providing for insurance coverage, (2) an incentive bonus or deferred bonus arrangement, (3) a stock purchase or stock option arrangement, (4) a cafeteria plan, (5) a death benefit arrangement, (6) an arrangement providing termination allowance, salary continuation, severance or similar benefits, (7) an equity compensation plan,
(8) a deferred compensation plan, (9) a tuition reimbursement, dependent care assistance, or legal assistance plan or arrangement, (10) a fringe benefit arrangement (cash or noncash).

        (k) For purposes of this Section 2.17, the term "ERISA Affiliate" shall mean any entity which has ever been considered a single employer with Joliet under Section 4001(b) of ERISA or Section 414(b), (c), (m) or (o) of the Code.

        (l) No Employee Program exists that could result in the payment to any present or former employee of Joliet of any money or other property or accelerate or provide any other rights or benefits to any present or former employee of Joliet as a result of the transaction contemplated by this Agreement, which payment would constitute a parachute payment within the meaning of Code Section 280G.

        Section 2.18 Environmental Compliance. Except as set forth in Schedule 2.18:

        (a) Joliet has complied with all applicable Environmental Requirements in the use of the Real Property (including without limitation any on-site construction) and operations of its business except where failure to comply would not have a Material Adverse Effect;

        (b) Except in compliance with applicable Environmental Requirements, Joliet has never generated, manufactured, used, transported, treated, stored, handled, disposed of, transferred, produced, or processed any Hazardous Material at, to, or on the Real Property.

        (c) There are no existing (or, to the knowledge of the Sellers, potential) Environmental Claims relating to any Real Property, or operations of the business nor any disposal, release, or threatened release of any Hazardous Materials at the Real Property or, to the knowledge of the Sellers, anywhere, with respect to Hazardous Materials generated at any Real Property;

        (d) No underground storage tank (or associated equipment or piping) or other underground storage receptacle containing Hazardous Materials is currently located at or on the Real Property;

        (e) There have been no releases by Joliet (or, to the knowledge of Sellers, by anyone) of Hazardous Materials at, on, to or from the Real Property during the period of time HGHC has owned the Owned Real Property or leased the Leased Real Property (or, to the knowledge of Sellers, at any time) that have or could potentially have a Material Adverse Effect;

        (f) No aboveground storage tank or other aboveground storage receptacle (or associated equipment or piping) containing Hazardous Materials is currently located at or on the Real Property;

        (g) There are no polychlorinated biphenyls or friable asbestos located or contained at, on or in the Real Property;

        (h) HGHC has not received any notice issued pursuant to the citizen's suit provision of any Environmental Requirement relating to the Real Property or operations of the business;

        (i) HGHC has not received any request for information notice, demand, letter, administrative inquiry, formal complaint, or claim with respect to any Environmental Requirement relating to the Real Property or operations of the business; and

        (j) There have been no environmental investigations, environmental site assessments, environmental audits or soil or ground water sampling conducted at the Owned Real Property during the period of time HGHC has owned the Owned Real Property (or, to the knowledge of Sellers, at any time).

        Section 2.19  Insurance.

        (a) Joliet is insured by insurers with respect to all of its properties and assets used in its business, including with respect to all Owned Real Property, or its employees and business to the extent customary for persons conducting businesses similar to those of Joliet. Schedule 2.19 sets forth with respect to Joliet a list of all policies of title, liability, theft, fidelity, life, fire, product liability, workmen's compensation, health, and other forms of insurance held by Joliet and specifies the insurer, amount of coverage, premiums, deductibles, type of insurance and policy number.

        (b) The policies listed in Schedule 2.19 are in full force and effect, and all premiums due and payable with respect to such policies are currently paid. The insurance coverage provided by the policies listed in Schedule 2.19 satisfies all contractual and statutory requirements applicable to Joliet. HGHC, has delivered to the Buyers copies of all insurance policies listed on Schedule 2.19.

        Section 2.20 No Changes. Except as set forth on Schedule 2.20, since December 31, 2000, Joliet has not, directly or indirectly: (a) incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) except in the ordinary course of business and in a manner consistent with past practices; (b) incurred any indebtedness for borrowed money or entered into any commitment to borrow money or guarantee, assume or endorse any such liability; (c) sold, transferred or otherwise disposed of any assets except as permitted by this Agreement or in the ordinary course of business; (d) conducted its business or entered into any transaction except in the ordinary course of business and in a manner consistent with past practices; (e) made any changes to its Articles of Incorporation, By-Laws, or other organizational documents; (f) entered into any material contract to purchase or lease any real property; or
(g)
entered into any contract, agreement or arrangement of any kind not cancelable or terminable upon not more than sixty (60) days notice without premium or penalty of any kind.

        Section 2.21 Absence of Certain Business Practices. Neither Joliet nor any Person acting on its behalf has given or agreed to give directly or indirectly, any unlawful gift or similar benefit to any customer, supplier, governmental employee, or other Person who is or may be in a position to help or hinder the business of Joliet (or assist Joliet in connection with any actual or proposed transaction relating to its business), which might subject Joliet to any damage or penalty in any civil, criminal, or governmental litigation or proceeding.

        Section 2.22 Minute Books, Stock Record Book. The minute books of Joliet contain complete and accurate records of all official meetings and other official corporate actions of its stockholders, board of directors and committees of the board of directors. The stock record book of Joliet contains a complete and accurate record of the current ownership of all outstanding shares of capital stock of Joliet. All other books and records used by Joliet in the conduct of its business or required by applicable Laws are complete and accurate in all material respects.

        Section 2.23 Brokers' or Finders' Fees. Except as set forth on Schedule 2.23, no agent, broker, investment banker or other person or firm acting on behalf of HGHC, Joliet and/or their respective directors, executive officers or other representatives, or under their authority, is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, from HGHC or Joliet in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

        Section 2.24  Intellectual Property.

        (a) The patents and inventions, trademarks, service marks, trade names, styles, logos, designs, trade secrets, technical information, engineering procedures, know-how and processes (whether confidential or otherwise), software, copyrights, MIS programs and other intellectual property (including applications for any of the aforesaid), in each case used in the operation of the business of Joliet as presently conducted, are collectively referred to hereinafter as the "Intellectual Property."

        (b) Schedule 2.24(b) identifies any and all trademarks, service marks, trade names, styles, logos, designs and copyrights except for (x) Intellectual Property which is identified on Schedule 2.24(c) and (y) standard software license agreements of Joliet (the forms of which have been provided to the Buyers). Schedule 2.24(b) also identifies each license and other agreement that relates to the granting by Joliet of any rights, including without limitation rights of use and ownership, in any of the Intellectual Property. Joliet owns all right, title and interest in and to, or otherwise licenses pursuant to valid and enforceable license agreements, any and all Intellectual Property used in the business of Joliet as presently conducted.

        (c) Schedule 2.24(c) identifies any and all Intellectual Property that will not be retained by Joliet and as to which Joliet will have no continuing right to use as of the Closing Date. All the Intellectual Property identified on
Schedule 2.24(c) shall be and will remain the exclusive property of HGHC as of the Closing Date.

        (d) Other than as disclosed on Schedule 2.24(d), no person has a right to receive a royalty, or has noticed a claim to Joliet of a right to receive a royalty, with respect to any of the Intellectual Property. Other than as disclosed on Schedule 2.24(d), there are no claims or proceedings pending, or, to the knowledge of Sellers, threatened, against Joliet asserting that its use of any of the Intellectual Property infringes upon the rights of any other person. To the knowledge of Sellers, there is no basis for any claim that the use by Joliet of any of the Intellectual Property infringes upon the rights of any other person.

        (e) All patents, trademarks, trade names, service marks and copyrights listed on Schedule 2.24(b) are valid and in full force and effect. Other than as disclosed on Schedule 2.24(c), the rights of Joliet in and to the Intellectual Property are, and at Closing will be, transferable as contemplated by this Agreement.

        Section 2.25 Absence of Undisclosed Liabilities. Except (a) as disclosed in the Financial Statements, (b) for trade and accrued liabilities incurred in the ordinary course of business and in a manner consistent with past practices,
(c) for liabilities under or permitted by this Agreement and (d) as set forth on
Schedule 2.25, Joliet does not have any indebtedness, liability or obligation of any kind, whether accrued, contingent or otherwise (whether or not required by GAAP to be reflected in the Financial Statements), and whether due or to become due, which is not shown or provided for in the Financial Statements.

        Section 2.26 Claims Against Third Parties. Schedule 2.26 contains a list and brief description of pending litigations, arbitrations or similar proceedings initiated by Joliet, or by HGHC on behalf of Joliet, against third parties related to the conduct of the business of Joliet (the "Claims").

        Section 2.27 Bank Accounts. Schedule 2.27 contains a list of all bank accounts, escrow deposit accounts, money market accounts, brokerage accounts and similar accounts and safe deposit boxes of Joliet, including all accounts or other locations at which Joliet holds cash, cash equivalents or securities, with an identification of the name of the bank or brokerage firm, account number and the signatories thereto.

        Section 2.28 Disclosure. Neither this Agreement, nor the Exhibits and Schedules attached hereto nor any other document to be provided to the Buyers in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein and therein not misleading.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE BUYERS

        Each of the Buyers jointly and severally represent and warrant to HGHC that:

        Section 3.01 Organization; Qualification. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and JAC is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois. Each of the Buyers has all requisite corporate power and authority and all governmental licenses, authorizations, consents and approvals necessary to own, lease and operate its properties and to carry on its business as now being conducted. Parent is the sole shareholder of JAC. There are no outstanding options, warrants or other rights of any kind to acquire any shares of capital stock or equity interests of JAC, nor are there any outstanding securities convertible into or exchangeable for, or which otherwise confer on the holder thereof any right to acquire, any shares of capital stock or equity interests of JAC, and JAC has not entered into and is not a party to any contract, commitment, agreement, understanding, arrangement or claim of any kind to issue any securities. Each of the Buyers is duly qualified as a foreign entity and is in good standing to do business in every jurisdiction in which such qualification is necessary because of the nature of the properties or assets owned, leased or operated by it or the nature of the business conducted by it, except where the failure to be so qualified, licensed or in good standing would not have a material adverse effect on the assets, properties, results of operations, cash flows or financial condition of each of the Buyers.

        Section 3.02 Authority; Power; and No Violation. The execution and delivery of this Agreement and all documents to be executed in connection with this Agreement by the Buyers have been authorized by all necessary corporate action on the part of each of the Buyers. Each of the Buyers has the requisite corporate power and corporate authority to execute and deliver this Agreement and all documents to be executed in connection with this Agreement, and to take any and all other actions required to be taken, directly or indirectly, by it pursuant to the provisions of this Agreement and all documents to be executed in connection with this Agreement. This Agreement constitutes the legal, valid and binding obligation of each Buyer enforceable against each Buyer in accordance with its terms. Except as set forth on Schedule 3.02, the execution and delivery of this Agreement, the fulfillment and compliance with the terms and conditions hereof and the consummation of the transactions contemplated by this Agreement will not (a) conflict with or result in a breach or violation of the organizational documents of either of the Buyers; (b) conflict with or result in any material violation or material breach of or constitute a material default (or an event which, with notice or lapse of time or both, would constitute a material default) under, or give rise to any right of termination, cancellation or acceleration of any obligation or result in a loss of any material benefit under, or require a consent or waiver under, any of the terms, conditions or provisions of any contract to which the Buyers are subject; (c) violate in any material respect any Law applicable to the Buyers or any of their respective properties, assets, or outstanding shares of capital stock, or other securities; or (d) constitute an event which, with or without notice, lapse of time, or action by a third party, could result in the creation of any Lien upon any of the assets or properties of any of the Buyers or cause the maturity of any liability, obligation, or debt of any of the Buyers to be accelerated or increased.

        Section 3.03 Consents and Approvals. The execution, delivery, and performance of this Agreement by the Buyers and the consummation by the Buyers of the transactions contemplated hereby, will not require any notice to, or consent, authorization or approval from any court or governmental authority or any other third party, except for (i) the filing of the pre-merger notification report under the HSR Act, (ii) the filing of the Certificate of Merger with respect to the Merger with the Secretary of State of the State of Illinois,
(iii) any approvals and
filing of notices required under any applicable gaming industry regulation, (iv) such consents, approvals, orders, authorizations, permits, filings or registrations related to, or arising out of, compliance with statutes, rules or regulations regulating health, the consumption, sale or serving of alcoholic beverages and food and the preparation of food, (v) those notices, consents, authorizations and approvals set forth on Schedule 3.03, and (vi) such immaterial filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions described in this Agreement. Any and all notices, consents, authorizations and approvals referenced on Schedule 3.03 and required to be obtained by the Buyers prior to the Closing, have been or, prior to the Closing, will have been made or obtained.

        Section 3.04 Brokers' or Finders' Fees. Except as set forth on Schedule 3.04, no agent, broker, investment banker or other person or firm acting on behalf of the Buyers and/or their directors, executive officers or other representatives, or under their authority, is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, from Buyers in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

        Section 3.05 No Adverse Facts for Gaming Approvals. To the knowledge of the Buyers, there are no facts relating to the Buyers, shareholders holding five percent (5%) or more of Parent, or officers, directors or employees required to obtain Level I occupational gaming licenses ("Level One Employees") that would prevent the Buyers, shareholders holding five percent (5%) or more of Parent, or officers, directors or Level One Employees of the Buyers from obtaining from the applicable Gaming Authorities gaming licenses or the approvals necessary for the Buyers to consummate the Merger.

        Section 3.06 Litigation. Except as set forth on Schedule 3.06, no action, suit or proceeding has been instituted or, to the knowledge of the Buyers, threatened to restrain, prohibit, or otherwise challenge the legality or validity of the transactions described in this Agreement.

                                   ARTICLE IV

                       PRECLOSING COVENANTS OF THE SELLERS

        HGHC covenants and agrees that between the date of this Agreement and the earlier of the Closing Date or the termination of this Agreement in accordance with the terms hereof, HGHC shall comply, and HGHC shall cause Joliet to comply, with the following provisions:

        Section 4.01 Exclusivity. Neither HGHC or Joliet nor any of their respective officers, directors, stockholders, representatives or other agents, directly or indirectly shall (for so long as Buyers shall not have breached their obligations under this Agreement): (a) solicit, initiate or encourage submission of any inquiry, proposal or offer from any potential investor or acquirer relating to any transaction involving any debt or equity securities of Joliet (currently outstanding or to be issued) or any sale or transfer of any of the assets of Joliet other than in the ordinary course of business; (b) enter into, participate in or continue any discussions or negotiations

(except with the Buyers) regarding, or furnish any information to or cooperate with any Person (other than the Buyers) with respect to, any transaction involving any debt or equity securities of Joliet (currently outstanding or to be issued) or any sale or transfer of any assets of Joliet, other than in the ordinary course of business; or (c) enter into any agreement (except with the Buyers) relating in any manner to any transaction involving any debt or equity securities of Joliet (currently outstanding or to be issued) or any sale or transfer of any assets of Joliet, other than in the ordinary course of business; provided, however, that notwithstanding any other provision in this Agreement, including this Section 4.01, a sale of HGHC or all or substantially all of the assets of HGHC or its subsidiaries in which either HGHC retains, or such purchaser assumes, all of the obligations of HGHC under this Agreement (an "HGHC Sale") is not prohibited; provided that, in the case of an assumption of this Agreement by the purchaser, the credit rating for the subordinated debt of such purchaser issued by S&P's or Moody's is not less than B+ or B2, respectively. If any Seller receives, or any officer, director, stockholder, representative or agent of Seller receives and notifies any Seller, directly or indirectly, of an offer or proposal to enter into any transaction involving any debt or equity securities of Joliet (currently outstanding or to be issued) or any sale or transfer of any assets of Joliet, other than in the ordinary course of business, HGHC shall notify Buyers by the close of business on the third following Business Day. HGHC or Joliet, as the case may be, shall, and each shall cause its officers, directors, stockholders, agents and representatives to immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Person conducted heretofore with respect to any of the matters referred to in this Section 4.01. Notwithstanding any other provision in this Agreement, including this Section 4.01, Joliet shall be able to (1) sell or transfer twenty (20) buildable acres of real estate described on Schedule 2.11(i); in Joliet, Illinois to either the City of Joliet and/or the Joliet Park District, without having any effect on the Merger Consideration; and (2) sell, transfer or otherwise dispose of any asset of Joliet as permitted by Section 4.05.

        Section 4.02 Supplements and Updates to Representations and Warranties. HGHC shall promptly deliver to the Buyers written notice of any material supplemental information updating the information set forth in the representations and warranties set forth in Article II of this Agreement; provided that no supplemental information added to or deleted from the representations and warranties of the Sellers and the updated disclosure schedules after the date hereof shall impair the Buyers' rights to assert or recover damages for a breach of the Sellers' representations and warranties made on the date hereof, and any damages accruing to the Buyers shall be paid as provided in Article XII. Any supplemental information delivered pursuant to this
Section 4.02 shall not be considered in determining whether the condition set forth in Section 8.02 with respect to representations and warranties has been met. Prior to the Effective Time, the Sellers shall advise the Buyers of any facts which would constitute a breach of a representation or warranty as of the date made or a default in a covenant contained herein.

        Section 4.03 Maintenance of Status. Joliet will be maintained at all times as an entity validly existing and in good standing under the laws of the State of Illinois.

        Section 4.04 Operation of Business. Joliet shall operate its business only in the ordinary course in a manner consistent with past practices and in accordance with existing agreements, and shall use commercially reasonable efforts (subject to the Gaming Board Consent) to (a) keep available the services of its present officers and employees, (b) continue and preserve good relationships with suppliers, customers, lenders and others having business dealings with it, and (c) maintain in full force and effect all Permits. Joliet, without the prior written consent of the Buyers, which consent may not be unreasonably withheld or delayed, shall not: (i) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital stock; (ii) increase any compensation or enter into or amend any employment agreement with any of its present or future officers, directors or employees, except for normal increases in compensation or bonuses paid consistent with past practices in the ordinary course of business; (iii) grant any severance or termination package to any Joliet Employee or Joliet consultant; (iv) adopt any new Employee Program or amend any existing Joliet Program in any material respect outside the ordinary course of business, except as contemplated by the terms of this Agreement; (v) enter into any agreement or transaction, or agree to enter into any agreement or transaction, outside the ordinary course of business, including without limitation any transaction involving a merger, consolidation, joint venture, complete liquidation or dissolution, reorganization, recapitalization, or restructuring or a purchase, sale, lease or other disposition of, a material portion of its assets or capital stock, other than its use of its Current Assets for any purpose whatsoever (other than a purpose which, directly or indirectly, materially interferes with or is materially detrimental to the operation of the business of Joliet); (vi) incur any Debt or guarantee any Debt or issue or sell any debt or equity securities or warrants or rights to acquire any debt securities of others other than pursuant to the current bank credit agreement of HGHC; (vii) make any loans, advances or capital contributions to, or investments in, any Person; provided, that Joliet shall be able to loan, advance, contribute or invest Current Assets in any Person so long as such loan, advance, capital contribution or investment does not directly or indirectly materially interfere with or be materially detrimental to the operations of the business of Joliet;
(ix) alter in any material respect the manner of keeping its books, accounts or records, or change in any material respect the accounting practices therein reflected; (x) grant or make any mortgage or pledge of its assets or stock or subject it or any of its material properties or assets to any Lien of any kind, except (A) Liens for Taxes not currently due or (B) Liens which arise in the ordinary course of business in connection with permitted capital expenditures and which encumber only the property for which the capital expenditure is made;
(xi) fail in any material respect to comply or continue to comply with all applicable Laws; (xii) amend or modify in any manner its Certificate of Incorporation, By-Laws or other organizational documents, except as required by the Gaming Board Consent; (xiii) change in any manner the process by which any reserves are determined except as required or necessary to comply with GAAP or on order from the IGB; (xiv) enter into any collective bargaining agreement, union agreement or any amendment of any existing collective bargaining agreement or union agreement including, without limitation, the agreements listed on
Schedule 2.13 hereto; or (xv) enter into any contract, agreement, commitment or other arrangement extending beyond one year or involving consideration in excess of $25,000 in the aggregate, provided, that, capital expenditures listed on
Schedule 4.09 are not subject to this subclause (xv), unless such contract, agreement, commitment or other arrangement may be terminated by the Buyers upon the Closing without the Buyers being subject to any obligation, expense or other liability as a result of such termination. The Sellers agree that on the Closing Date there shall be an amount of cash in the Joliet "cage vault" equal to or greater than the average daily balance maintained in the Joliet "cage vault" during the first three (3) months of the 2001 calendar year.

        Section 4.05 Maintenance of Assets and Properties. Joliet shall maintain all of its properties and assets in their present order and condition (including routine or necessary maintenance), subject to normal wear and tear and normal obsolescence and loss by casualty and the requirements of its business, and will maintain insurance upon all of its properties, assets and operations of the kind and in the amounts existing as of the date of this Agreement. Except for assets sold or disposed of in the ordinary course of business or as a result of a casualty and except as otherwise permitted herein, Joliet shall not sell, transfer or otherwise dispose of any assets without the prior written consent of the Buyers.

        Section 4.06 Access; Cooperation. Joliet shall grant to the Buyers and their accountants, attorneys and other authorized representatives including, without limitation, environmental consultants, upon reasonable notice and during normal business hours, access to its offices and to any of the Real Property (subject to the terms of the applicable lease agreements, in the case of Leased Real Property) in order to inspect, investigate and audit its records and business operations and to consult with its officers, key employees, attorneys, accountants, representatives and agents and to conduct a Phase I environmental site assessment report (and, to the extent recommended in such environmental site assessment report, any additional environmental investigations subject to the Sellers' consent which shall not be unreasonably withheld) so long as such actions do not materially interfere with the business of Joliet. HGHC shall cooperate with the Buyers and their officers, directors, employees, attorneys, accountants and other agents and do such other acts and things in good faith as may be necessary to timely effectuate the purposes of this Agreement.

        Section 4.07 Performance of Obligations Under Agreements. Joliet shall timely perform in all respects all of the obligations and covenants set forth in the Contracts and all other binding commitments and agreements to which it is a party, except to the extent such Contracts, commitments and agreements are terminated or amended in the ordinary course of business or are not performed in the good faith reasonable judgment of HGHC and which nonperformance does not have a Material Adverse Effect and will not adversely affect the Buyers' ability to obtain the necessary gaming permits or approvals.

        Section 4.08 Governmental Approvals and Consents. Promptly after execution of this Agreement, the Sellers shall file all applications and reports which are required to be filed by them with any governmental agency or authority in connection with the transactions described in this Agreement; provided, that concurrently with Buyers' HSR filing in accordance with Section 5.04(c), HGHC shall file all reports, applications, notices and other documents required to be filed by HGHC under the HSR Act. The Sellers shall also promptly provide all information that any governmental agency may require in connection with any such application, report, notice or other document. The Sellers shall use all commercially reasonable efforts to obtain all consents and approvals of any kind from any Person in connection with the transactions described herein.

        Section 4.09 Capital Expenditures. Joliet is permitted to undertake all capital expenditure projects specifically provided for on Schedule 4.09. In no event shall capital expenditures exceed the amounts provided for on Schedule
4.09 by $25,000 in the aggregate without the Parent's prior written consent.

        Section 4.10 Fire or Casualty. In the event that prior to the Closing any material asset or property of Joliet should be damaged or destroyed as a result of fire, casualty or other occurrence, no settlement shall be made with any insurance company and no decision with regard to restoration or rebuilding of any properties shall be made, except in accordance with commercially reasonable business practices and with the prior written consent of the Parent which shall not be unreasonably withheld or delayed.

        Section 4.11 Cooperation. Each of the Sellers shall generally cooperate with the Buyers and their officers, directors, employees, attorneys, accountants and other agents and, generally, do such other acts and things in good faith as may be reasonable to timely effectuate the purposes of this Agreement and the consummation of the transactions described herein in accordance with the provisions of this Agreement. Subject to IGB approval, any meetings relating to the approval of this Agreement or with respect to the transfer of the Joliet gaming license to Buyers with any governmental agencies or officials by HGHC or Joliet or any of their representatives shall be in the presence of a representative of the Buyers; all written communications between HGHC or Joliet or any of their representatives and any Illinois governmental agency or officials relating to the approval of this Agreement or with respect to the transfer of the Joliet gaming license to Buyers promptly shall be delivered to the Buyers; and a written summary of any telephonic communications relating to the approval of this Agreement or with respect to the transfer of the Joliet gaming license to Buyers between HGHC or Joliet or any of their representatives and any governmental agencies or officials promptly shall be delivered to the Buyers.

        Section 4.12 Intercompany Balances. All intercompany accounts receivable and payable and any other intercompany balances between (a) Joliet and (b) HGHC or any of its subsidiaries, shall be eliminated prior to the Closing.

        Section 4.13 Title Insurance. On or before Closing, HGHC shall obtain from Chicago Title Insurance Company (the "Title Company"), title insurance commitments for ALTA owner's title insurance policies (Policy form 1992) covering the Owned Real Property, (the "Title Commitments"), with title endorsements including, without limitation, Zoning 3.1, Access, Contiguity, Single Tax Parcel, Subdivision, Owner's Comprehensive, Non-Imputation, Survey and with an extended coverage endorsement over the all general title exceptions, ("Required Title Policy Endorsements") and showing all matters affecting title to each parcel of the Owned Real Property, but subject only to the title exceptions enumerated in Schedule 2.11(b) hereof other than the Liens to be removed pursuant to Section 9.02(l) (the "Permitted Exceptions") and those additional items listed on Schedule 4.13 hereof and binding the Title Company to issue at Closing Owner's Policies of Title Insurance (each a "Title Policy", collectively, the "Title Policies"), inclusive of the Required Title Policy Endorsements, in the aggregate amount of $51,250,000. Each Title Policy shall include any easements benefiting the subject Owned Real Property as insured parcels. The cost of the Title Policies and the Required Title Policy Endorsements shall be for the account of HGHC.

        Section 4.14 Surveys. On or before Closing, HGHC shall obtain and deliver to Buyers updated surveys for the Owned Real Property, certified to Joliet, Buyer and the Title Company in accordance with Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys meeting the 1999 requirements of a Class A Survey (each a "Survey" and collectively, the "Surveys"). The Surveys shall be certified as of a current date by a registered engineer or surveyor reasonably satisfactory to Parent, and show the exact location of all improvements, parking lots, building setback lines of record, easements, rights-of-way and encroachments affecting the Owned Real Property, and other matters apparent thereon, the relation of the Owned Real Property to all adjacent public thoroughfares and all utilities as they service the Owned Real Property from their respective main lines. The surveyor must certify that the real estate depicted on the Survey does not lie in an "area of special flood hazard" for purposes of the National Flood Insurance Program. In any event, the Survey shall be sufficient to cause the Title Company to delete the standard survey exceptions from the Title Policy and enable the Title Company to issue a 3.1 Zoning Endorsement for the Owned Real Property described in the Title Policy.

        Section 4.15 Confidentiality. In addition to Section 5.03, each party hereby agrees (on behalf of itself and each of its subsidiaries) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature, any non-public information supplied to it pursuant to this Agreement; provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the parties hereto, (iii) to potential lenders, auditors or accountants,
(iv) in connection with any litigation to which any one or more of the parties hereto is a party relating to the transactions contemplated by this Agreement or
(v) to an Affiliate of the parties hereto. HGHC hereto agrees (on behalf of itself and each of its subsidiaries) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature, all confidential information related to the assets acquired by Buyers, including, without limitation, any data bases and any customer information, of Joliet and to Joliet's business and operations; provided, however, that nothing herein shall limit the disclosure of any such information to the extent required by statute, rule, regulation or judicial process. The obligation to maintain confidentiality in accordance with the preceding sentence will continue in full force and effect from and after the Closing Date for a period of two (2) years.

        Section 4.16 HGHC Board of Directors. The Empress Casino Joliet Settlement Agreement dated as of January 31, 2001 (the "Settlement Agreement") obligates HGHC under certain circumstances to nominate new directors for Joliet. HGHC agrees to consult with Parent prior to selecting any nominee director pursuant to the Settlement Agreement and to use its reasonable best efforts to select a nominee director reasonably acceptable to Parent prior to submitting the name of such nominee director to the IGB; provided, however, that the final decision as to the selection of the nominee directors is made by HGHC.

        Section 4.17 McGowan Lawsuit. In recognition of the potential impact of the McGowan Lawsuit on the Sellers' obligations to the Buyers hereunder, the Sellers and their legal counsel shall provide to the Buyers as set forth below:
(i) copies of all pleadings, motions or other materials filed with the court promptly after filing or receipt by either Seller (but in any event within two
(2) Business Days after filing or receipt by either Seller); (ii) copies of all nonministerial correspondence between the parties to the McGowan Lawsuit to the extent that such disclosure will not violate any attorney client or similar privilege of either Seller with any third party or any confidentiality agreement or joint defense agreement to which either Seller is a party; (iii) notice of all hearings and depositions relating to the McGowan Lawsuit at least five (5) Business Days prior to such hearing or deposition; and (iv) to the extent permitted by applicable law, copies of all deposition transcripts. All notices to be given pursuant to this Section 4.17 shall be given to the following recipients:

        Recipients:

        Donald J. Malloy, Esq.
        Senior Vice President and
           General Counsel
        Argosy Gaming Company
        219 Piasa Street
        Alton, Illinois 62002
        Fax:  (618) 474-7474

        Denise B. Caplan, Esq.
        Goldberg, Kohn, Bell, Black,
           Rosenbloom & Moritz, Ltd.
        55 East Monroe Street
        Suite 3700
        Chicago, Illinois 60603
        Fax:  (312) 332-2196


        Section 4.18 Extension of Waiver. Prior to May 31, 2001, HGHC will obtain an extension of the existing waiver under HGHC's current Credit Facility referenced in item 3 of Schedule 2.02 to a date not earlier than July 31, 2001 which extension shall be in form and substance reasonably acceptable to Parent, it being agreed that an extension of the existing waiver in its present form (other than with respect to the May 31, 2001 date referenced therein) shall be acceptable.

                                    ARTICLE V

                       PRECLOSING COVENANTS OF THE BUYERS

        Section 5.01 Governmental Approvals. Promptly after execution of this Agreement, and in accordance with Section 5.04 below, the Buyers shall file all applications and reports which are required to be filed by the Buyers with any governmental agency or authority in connection with the transactions described in this Agreement. The Buyers also shall promptly provide all information that any governmental agency may reasonably request in connection with any such application or report.

        Section 5.02 Cooperation. The Buyers shall generally cooperate with the Sellers and their respective officers, directors, employees, attorneys, accountants and other agents and, generally, do such other acts and things in good faith as may be necessary to timely effectuate the purposes of this Agreement and the consummation of the transactions described herein in accordance with the provisions of this Agreement.

        Section 5.03 Confidentiality. The parties hereby acknowledge that HGHC and Parent previously executed a confidentiality agreement (the "Confidentiality Agreement") dated as of November 16, 2000 and JAC hereby adopts the Confidentiality Agreement and agrees to be bound by the terms and conditions thereof, which shall remain in full force and effect. Any information supplied to the Buyers after the date of execution of this Agreement shall remain subject to the provisions of the Confidentiality Agreement.

        Section 5.04  Timing Commitments.

        (a) Within twenty (20) Business Days after the date of this Agreement, Buyers shall: (i) file all required applications for Buyers and all "key persons" to obtain the necessary approvals from the Illinois Gaming Board ("IGB") in order to consummate the transactions contemplated herein; and (ii) request an accelerated review from IGB in connection with such filing; provided, however, that if Buyers are proceeding in good faith to make such filings, Buyers may have an additional ten (10) Business Days to complete the filings described in this Section 5.04(a) by providing written notice to such effect to Sellers.

        (b) Within thirty (30) Business Days after the date of this Agreement, Buyers shall: (i) file all necessary applications for Buyers and all "key persons" to obtain the necessary approval from any other Gaming Authority, or any jurisdiction other than Illinois in which approval is required, in order for Buyers to fulfill their obligations to consummate the transactions contemplated herein; and (ii) where applicable and available, request an accelerated review from all such other Gaming Authorities and jurisdictions in connection with such filings; provided, however, that if Buyers are proceeding in good faith to make such filings, then such time periods shall be extended an additional ten (10) Business Days upon Buyers providing written notice to such effect to Sellers.

        (c) Promptly after the filings with the IGB described in Section 5.04(a) above, the Buyers shall file concurrently with the filing by HGHC all reports and notices required to be filed by the Buyers under the HSR Act.

        (d) Subject to IGB approval, Parent agrees to notify the contact person of Ice Miller and Swidler Berlin Shereff Friedman, LLP (pursuant to the notice provisions contained in Section 13.07 of this Agreement) in advance of any meetings with any Illinois governmental agencies or officials by any representative of the Buyers relating to the approval of this Agreement or with respect to the transfer of the Joliet gaming license to the Buyers and provide a representative of HGHC an opportunity to attend such meetings. In addition, the Buyers agree to promptly provide to HGHC a copy of all written communications, including any application or acceleration request pursuant to Sections 5.04(a) or (b) between the Buyers and any Illinois governmental agency or officials relating to the approval of this Agreement or with respect to the transfer of the Joliet gaming license to the Buyers and a written summary of any telephone communications relating to the approval of this Agreement or with respect to the transfer of the Joliet gaming license to the Buyers.

        (e) The Buyers agree to use their reasonable good faith efforts to take all actions necessary or desirable and in good faith to obtain regulatory approvals of the Merger and applicable licensure, in a timely fashion. Toward that end, Buyers promptly shall provide all information in their control that the IGB, any other Gaming Authority or governmental agency may request in connection with the transactions contemplated hereby.

        Section 5.05 Financing. On or before July 31, 2001, the Buyers shall obtain any and all financing necessary to consummate the Merger; provided, however, that if a FM Event occurs at any time after July 1, 2001, the Buyers shall have an additional thirty (30) days from the commencement of such FM Event (such thirty (30) day period being herein referred to as the "FM Extension Period") to obtain such financing. Parent hereby agrees to make an equity contribution to JAC in such amount as Gaming Authorities may require in order to approve the consummation of the Merger. The Buyers acknowledge that the obligations of the Buyers to consummate the transactions described in this Agreement are not contingent on the Buyers obtaining financing of any kind.

                                   ARTICLE VI

                                  OTHER MATTERS

        Section 6.01 Employee Obligations. All severance payments of any kind to be paid to employees of Joliet as a result of the termination of such employees after the Closing Date shall be and remain the sole obligation of the Surviving Corporation. Nothing in this Agreement shall prevent, prohibit or limit the Surviving Corporation's right after the Closing Date to cause the termination of any at-will employee of Joliet.

        Section 6.02 Retention Bonus Plan. Pursuant to the terms of the Bonus Escrow Agreement, the Surviving Corporation agrees to provide HGHC with a list of the employees listed on Schedule 6.02 who either (a) remain employed by the Surviving Corporation as of such date, (b) shall have terminated his or her employment with the Surviving Corporation solely as a result of death or disability or, (c) shall have had his or her employment with the Surviving Corporation terminated by the Surviving Corporation for any reason other than for cause. Following receipt of such list, HGHC and Parent agree that the Bonus Escrow shall be paid to each of such persons in the respective amount set forth opposite such employee's name on Schedule 6.02 in accordance with the terms of the Bonus Escrow Agreement.

        Section 6.03 Actions Relating to Employee Benefit Plans. The Buyers will provide to employees of Joliet who continue employment with the Surviving Corporation following the Closing Date (the "Joliet Employees") a level of benefits, that is similar to the level of benefits provided to similarly situated employees of the Buyers. The Buyers will provide each Joliet Employee with credit for all service with Joliet for purposes of eligibility and vesting to the extent possible under each employee pension benefit plan (as defined in ERISA Section 3(2)) or group health plan of the Buyers in which such Joliet Employee is eligible to participate. HGHC shall retain, and the Buyers shall not assume or be responsible for, any liability with respect to group health continuation coverage under COBRA for employees or former employees of Joliet who do not continue employment with the Surviving Corporation after the Closing Date, and their dependents, based on the coverage of such employee and former employee under HGHC's group health plans.

        Section 6.04 HGHC's 401(k) Plan Plans. HGHC shall take all action required under the Horseshoe Gaming Holding Corp. 401(k) Plan ("HGHC's 401(k) Plan") to (i) make all contributions required of it for each participating Joliet Employee for all periods of time up to and including the Closing Date and
(ii) if permitted by the terms of HGHC's 401(k) Plan and by law, make distribution of accounts available to each such Joliet Employee upon termination of Joliet's status as a subsidiary of HGHC.

        Section 6.05 Transition Services Agreement. Buyers and Sellers shall execute a Transition Services Agreement in the form of Exhibit D (the "Transition Services Agreement") which shall provide, among other things, for the licensing and use of trademarks following Closing by the Buyers, the use of certain software by the Buyers and the use of Joliet office space by HGHC.

        Section 6.06 HGHC's Deferred Compensation Plan. HGHC agrees (i) that the consummation of the transactions contemplated by this Agreement will result in the payment of the entire account balance under the Horseshoe Gaming Holding Corp. Deferred Compensation Plan ("HGHC's Deferred Compensation Plan") becoming due to each participating employee or former employee of Joliet and (ii) to pay each such person the balance of his or her account under HGHC's Deferred Compensation Plan as soon as reasonably practicable following the Closing Date. HGHC shall retain, and neither Buyer nor Surviving Corporation shall assume or be responsible for, any liability with respect to the payment of any amounts to any employee or former employee of Joliet under HGHC's Deferred Compensation Plan.

                                   ARTICLE VII

               CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLERS

        The obligations of Sellers under this Agreement are subject to the fulfillment, prior to or at the Closing Date, of the following conditions:

        Section 7.01 Deliveries of the Buyers. The Buyers shall have made delivery to the Sellers of the documents and items specified in Section 9.03 of this Agreement.

        Section 7.02 Representations and Warranties of Each of the Buyers. Each of the representations and warranties of each of the Buyers contained in this Agreement shall be true and correct in all material respects as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

        Section 7.03 Compliance. Each of the Buyers shall have performed, complied with and fulfilled all of the covenants, agreements, obligations and conditions required by this Agreement to be performed, complied with or fulfilled by them on or prior to the Closing Date, except to the extent that any failure to do so will not have a material adverse effect on the ability of any of the Buyers to consummate the transactions contemplated herein.

        Section 7.04 Compliance Certificate. The Buyers shall have delivered to HGHC a certificate, dated as of the Closing Date, as to the fulfillment of the conditions specified in Sections 7.02 and 7.03 hereof, in a form reasonably acceptable to HGHC.

        Section 7.05 Legal Proceedings. None of the Sellers or the Buyers shall be subject to any injunction, preliminary restraining order or other similar decree of a court of competent jurisdiction preventing or restraining the consummation of the transactions contemplated by this Agreement.

        Section 7.06 Consents and Approvals. All governmental and third party consents and approvals necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received, shall be in full force and effect and shall not have been revoked as of the Closing Date, including, without limitation, satisfaction of all filing, waiting and other requirements under the HSR Act and receipt of all necessary approvals to consummate the transaction from the Gaming Authorities.

                                  ARTICLE VIII

                CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BUYERS

        The obligations of the Buyers under this Agreement are subject to the fulfillment, prior to or at the Closing, of the following conditions:

        Section 8.01 Deliveries of the Sellers. The Sellers shall have made delivery to the Buyers of the documents and items specified in Section 9.02 of this Agreement.

        Section 8.02 Representations and Warranties of the Sellers. Each of the representations and warranties made by the Sellers contained in this Agreement shall be true and correct in all material respects as of the Closing Date as if made on such date.

        Section 8.03 Compliance. Each of the Sellers shall have performed, complied with and fulfilled all of the covenants, agreements, obligations and conditions required by this Agreement to be performed, complied with or fulfilled by them on or prior to the Closing Date, except to the extent that any failure to do so will not have a Material Adverse Effect or a material adverse effect on the ability of the Sellers or the Buyers to consummate the transactions contemplated herein.

        Section 8.04 Compliance Certificate. The Sellers shall have delivered to the Buyers a certificate, dated as of the Closing Date, as to the fulfillment of the conditions specified in Sections 8.02 and 8.03 hereof, in a form reasonably acceptable to the Buyers.

        Section 8.05 Legal Proceedings. None of the Sellers or the Buyers shall be subject to any injunction, preliminary restraining order or other similar decree of a court of competent jurisdiction preventing or restraining the consummation of the transactions contemplated by this Agreement.

        Section 8.06 Consents and Approvals. All governmental and third party consents, agreements and approvals necessary to permit the consummation of the transactions contemplated by this Agreement and the operation of the business of Joliet following the Closing Date in the ordinary course shall have been received, shall be in full force and effect and shall not have been revoked as of the Closing Date, including, without limitation, satisfaction of all filing, waiting and other requirements of the HSR Act and receipt of all necessary approvals to consummate the transactions from the Gaming Authorities.

        Section 8.07 No Material Adverse Change. No Material Adverse Change shall have occurred since the date of the Financial Statement for the year ended December 31, 2000, other than any change arising out of, or resulting from, general economic conditions in the United States.

        Section 8.08 UCC Releases. The Sellers shall have delivered to the Buyers prior to Closing, releases in form and substance satisfactory to the Buyers and Uniform Commercial Code termination statements, executed by the appropriate secured parties and in a form appropriate for recording and filing that are sufficient to release any and all Liens securing or otherwise relating to the outstanding Debt of Joliet, including, but not limited to, items 1-17, inclusive, on Schedule 2.02 hereof.

                                   ARTICLE IX

                                     CLOSING

        Section 9.01 Closing Date. The closing of the transactions described in this Agreement (the "Closing") shall take place on June 29, 2001, which date may be extended by either Buyers or Sellers to another date to be mutually agreed upon by Buyers and Sellers, which shall be no later than the third business day after satisfaction, or, if permissible, waiver of the conditions set forth in Articles VII and VIII and in no event later than July 31, 2001 (the "Closing Date").

        Section 9.02 Deliveries of the Sellers. At the Closing, the Sellers shall deliver to the Buyers the following duly executed documents and other items in a form reasonably satisfactory to the Buyers:

        (a) A compliance certificate executed by a duly authorized officer of each Seller, as specified in Section 8.04;

        (b) A written opinion of Sellers' Counsel in a form to be mutually agreed upon prior to the Closing Date;

        (c) A duly executed copy of each of the Bonus Escrow Agreement and the Indemnification Escrow Agreement;

        (d) An agreement terminating Joliet's rights in certain intangible property executed by a duly authorized officer of each of HGHC and Joliet;

        (e) Certificates of Good Standing of each Seller, issued by the Secretary of State of its respective jurisdiction of incorporation, dated within ten (10) days of the Closing Date;

        (f) Certified copies of the Articles of Incorporation with all amendments, of each Seller, issued by the Secretary of State of its jurisdiction of incorporation, dated within ten (10) days of the Closing Date;

        (g) Copies of the By-Laws, as applicable, of each Seller as in effect on the Closing Date, certified by the Secretary of each company;

        (h) Copies of all the corporate resolutions adopted by the Board of Directors of each Seller authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein, certified to be true and complete and in full force and effect by the Secretary of each Seller;

        (i) The certificates representing the Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank with appropriate transfer stamps, if any, and any other documents that are necessary to transfer title to the Shares from the Sellers to the Buyers, free and clear of all Adverse Claims, Liens and rights of any other Person;

        (j) A receipt executed by HGHC acknowledging receipt of the Estimated Merger Consideration, as specified in Section 1.05;

        (k) Evidence of all consents and approvals required to be obtained by the Sellers pursuant to Section 4.08;

        (l) Releases, in form and substance satisfactory to the Buyers, of all Liens against Joliet and/or the Real Property evidencing, securing or otherwise relating to the outstanding Debt of Joliet, including, but not limited to items 1-17, inclusive, on Schedule 2.02, hereof;

        (m) The Title Policies with the Required Title Policy Endorsements;

        (n) The Surveys;

        (o) A duly executed copy of the Transition Services Agreement;

        (p) A duly executed withholding certificate substantially in the form of
Exhibit 9.02(p) hereto; and

        (q) LSI Player Data Base, pursuant to Section 2.14.

        Section 9.03 Deliveries of the Buyers. At the Closing, the Buyers shall deliver to HGHC the following duly executed documents and other items in form reasonably satisfactory to the Sellers:

        (a) A compliance certificate executed by a duly authorized officer of each Buyer as specified in Section 7.04;

        (b) A written opinion of Buyers' counsel in a form to be mutually agreed upon prior to the Closing Date;

        (c) The Estimated Merger Consideration, as specified in Section 1.05;

        (d) Certificates of Good Standing of Parent, issued by the Secretary of State of Delaware, and of JAC, issued by the Secretary of State of Illinois, in each case dated within ten (10) days of the Closing Date;

        (e) Certified copies of the Articles of Incorporation, of Parent, issued by the Secretary of State of Delaware, and of JAC, issued by the Secretary of State of Illinois, in each case dated within ten (10) days of the Closing Date;

        (f) Copies of the By-Laws of Parent and JAC as in effect on the Closing Date, certified by the secretary of each company;

        (g) Copies of all the corporate resolutions adopted by the Board of Directors of each Buyer authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein, certified to be true and complete and in full force and effect by the Secretary of each Buyer;

        (h) Evidence of all consents and approvals required to be obtained by the Buyers, including but not limited to gaming approvals;

        (i) A duly executed copy of the Transition Services Agreement; and

        (j) A duly executed copy of each of the Bonus Escrow Agreement and the Indemnification Escrow Agreement.

                                    ARTICLE X

                                   TERMINATION

        Section 10.01 Events of Termination. This Agreement, by notice given in the manner hereinafter provided, may be terminated and abandoned at any time prior to the completion of the Closing; provided, however, that any right to terminate, other than pursuant to subparagraphs

(b), (e), (f) or (g), must be exercised within thirty (30) days after the terminating party receives written notice of the event giving rise to such right of termination:

        (a) By HGHC if there has been a material default or material breach by any of the Buyers with respect to the representations and warranties of the Buyers in this Agreement or the due and timely performance of any of the covenants and agreements of the Buyers contained in this Agreement where such default, breach or failure to perform has a Material Adverse Effect or a material adverse effect on the Sellers' or Buyers' ability to consummate the transactions described in this Agreement, and such default, breach or failure to perform shall not have been cured within ten (10) days after receipt by the Buyers (but not later than July 31, 2001, except as provided herein in the case of a FM Event) of written notice specifying particularly such default, breach or failure to perform; provided, however, that such cure period is not applicable to a breach by the Buyers of Section 5.05; or

        (b) By HGHC if the Buyers (i) have not filed their applications for all necessary approvals from the IGB within the time frame required under Section 5.04(a) (including any extension period provided therein) or (ii) have not filed their applications for all necessary approvals with all other Gaming Authorities and jurisdictions within the time frame required under Section 5.04(b) (including any extension period provided therein); or

        (c) By the Buyers if there has been a material default or material breach by any of the Sellers with respect to the representations and warranties of the Sellers in this Agreement or the due and timely performance of any of the covenants and agreements of the Sellers contained in this Agreement where such default, breach or failure to perform has a Material Adverse Effect or a material adverse effect on the Sellers' or the Buyers' ability to consummate the transactions described in this Agreement and such default, breach or failure to perform shall not have been cured within ten (10) days after receipt by the Sellers (but not later than July 31, 2001, except as provided herein in the case of a FM Event) of written notice specifying particularly such default, breach or failure to perform; or

        (d) By the Buyers if (i) a Material Adverse Change has occurred since the date of this Agreement; or (ii) a Material Adverse Change has occurred since the date of the Financial Statement for the year ended December 31, 2000 (but with respect to the McGowan Lawsuit, since the date of this Agreement); or

        (e) By mutual agreement of the Buyers and the Sellers; or

        (f) By either the Sellers or the Buyers, (i) if the Closing has not occurred on or prior to July 31, 2001; provided, however, that the right to terminate this Agreement under this Section 10.01(f)(i) will not be available to any party whose failure to timely fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date or (ii) if a FM Event has occurred and the Closing has not occurred on or prior to the expiration of the FM Extension Period; provided, however, that the right to terminate this Agreement under this Section 10.01(f)(ii) will not be available to any party whose failure to timely fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date; or

        (g) By either the Sellers or Buyers if a court of competent jurisdiction or a governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other final action not subject to appeal, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions described in this Agreement; or

        (h) By the Buyers if HGHC or any of its Affiliates shall agree to an HGHC Sale which does not meet the conditions of Section 4.01.

        Section 10.02 Remedies for Breach; Effect of Termination.

        (a) If a breach of Section 4.01 occurs and the Buyers do not elect to terminate this Agreement pursuant to Section 10.01(h), if applicable, and the Sellers fail to close the Merger on the terms and conditions set forth herein, then the Buyers' remedies shall be limited to (i) seeking specific performance of the transactions described in this Agreement and after the Closing seeking indemnification for any Indemnity Loss suffered by the Buyers pursuant to and subject to the applicable limitations contained in Article XII, or (ii) as an alternative to the remedy provided in clause (i) above or if the Buyers are unsuccessful in seeking specific performance, as liquidated damages, recovering damages in an amount equal to the difference between (x) the aggregate value (if greater than the Merger Consideration) received by HGHC, Joliet and the Stockholders and their respective Affiliates in connection with an acquisition of Joliet that is consummated at any time within twenty four (24) months of such breach, and (y) the Merger Consideration; provided, however, that such liquidated damages shall in no event be less than $13,950,000. Sellers acknowledge that Buyers may not have an adequate remedy at law in the event of such breach, and, if Buyers are seeking specific performance or to recover the preceding amount as liquidated damages, Sellers will not assert that monetary damages are an adequate remedy. The parties hereto expressly acknowledge and agree that, in light of the difficulty of accurately determining actual damages, with respect to the foregoing, the right to payment of the amount set forth above as liquidated damages constitutes a reasonable estimate of the damages that will be suffered by reason of any such termination and shall be in full and complete satisfaction of any and all damages arising as a result of the foregoing.

        (b) Except for a breach of Section 4.01, if the circumstances described in Section 10.01(c) shall have occurred, then the Buyers' remedies shall be either to (i) terminate this Agreement in accordance with the provisions of
Section 10.01(c) and the Sellers shall reimburse the Buyers for their actual damages (i.e., costs and expenses, including without limitation, legal fees and financing costs) or (ii) close the transactions described in this Agreement and after the Closing seek indemnification for any Indemnity Losses suffered by the Buyers pursuant to and subject to the applicable limitations contained in
Article XII.

        (c) If the circumstances described in Section 10.01(a) shall have occurred which involves a breach by Buyers of Section 5.05, then the Sellers' rights and remedies shall be limited to terminating this Agreement in accordance with the provisions of Section 10.01(a) and receiving from the Buyers as liquidated damages an amount equal to $13,950,000. The parties hereto expressly acknowledge and agree that, in light of the difficulty of accurately determining actual damages, with respect to the foregoing, the right to payment of the amount set forth above as liquidated damages constitutes a reasonable estimate of the damages that will be suffered by reason of any such termination and shall be in full and complete satisfaction of any and all damages arising as a result of the foregoing.

        (d) If the circumstance described in Section 10.01(a) shall have occurred for reasons other than a breach of Section 5.05, then the Sellers' remedies shall be limited to terminating this Agreement in accordance with the provisions of Section 10.01(a) and pursuing against the Buyers such remedies as are available at Law or in equity, provided that in no event shall the Sellers be entitled to recover, and in no event shall the Buyers be obligated to pay to the Sellers, any amount in excess of, in the aggregate, Fifty Million Dollars ($50,000,000).

        (e) If this Agreement is terminated pursuant to any provision of Section 10.01, then all obligations of the parties shall terminate without any liability of a party to any other party except as otherwise set forth in this Section
10.02 and in no event shall any party be entitled to seek or obtain any other damages of any kind, including, without limitation, consequential, indirect or punitive damages; provided, however, that the obligations of the parties set forth in Sections 4.15, 5.03, 13.04 and 13.06 of this Agreement and the Sellers' indemnification obligations pursuant to clauses (b) and (c) of Section 12.01 shall indefinitely survive the termination of this Agreement.

        (f) If this Agreement is terminated by the Sellers pursuant to Section 10.01(b) (provided that in such case Buyers do not also have the right to terminate this Agreement, in which case the second sentence of this Section 10.02(f) shall govern), then the Deposit shall be paid to the Sellers. If this Agreement is terminated for any reason other than termination by the Sellers pursuant to Sections 10.01(b), (or if the Buyers also have the right to terminate this Agreement pursuant to Section 10.01) then the Deposit shall be paid to Parent.

                                   ARTICLE XI

                                   TAX MATTERS

        Section 11.01 Transfer Taxes. The Sellers shall prepare and attend to the filing of any and all returns, applications or other documents regarding any transfer, transfer gains or similar Taxes which become payable in connection with, or by virtue of, the Merger and the other transactions described in this Agreement (collectively, "Transfer Taxes"), and the Buyers shall reasonably cooperate with the Sellers with respect to the preparation and filing of such returns, applications or other documents. The Sellers shall pay (and shall indemnify and hold the Buyers harmless against) all Transfer Taxes payable with respect to the Merger and the other transactions described herein.

        Section 11.02 Tax Matters.

        (a) HGHC shall, or shall cause Joliet to, prepare and timely file all Tax Returns of or including the income, assets or operations of Joliet that are required to be filed (with extensions) on or before the Closing Date and shall timely pay, or cause to be paid, all Taxes shown as due on such Tax Returns. All such Tax Returns and information statements will be prepared and filed by HGHC or Joliet in a manner consistent with the prior practice of HGHC or Joliet, as applicable. Parent or the Surviving Corporation shall prepare and timely file all Tax Returns of or including the income, assets or operations of the Surviving Corporation (other than Tax Returns that are the responsibility of HGHC as described in the preceding sentence or Tax Returns of HGHC covering taxable periods (or portions thereof) ending on or before the Closing Date on which Joliet properly is treated as a disregarded entity) that are required to be filed (with extensions) after the Closing Date and shall timely pay, or cause to be paid, all Taxes shown as due on such Tax Returns.

        (b) HGHC shall be liable and indemnify Parent and the Surviving Corporation for all Taxes of Sellers (including any Taxes of the Sellers imposed upon the deemed sale of assets contemplated pursuant to this Agreement) to the extent such Taxes are not adequately provided for as current Taxes on the Closing Statement for (i) taxable periods ending on or before the Closing Date and (ii) for any taxable period not ending on or before the Closing Date, for the portion of any Taxes attributable to the portion of such period ending on the Closing Date. For the purpose of Taxes determined by reference to income, capital gains, gross income, gross receipts, sales, net profits, windfall profits or similar items or resulting from a transfer of assets, HGHC, Parent and the Surviving Corporation agree that the taxable period of Joliet shall be terminated or deemed terminated as of the close of business on the Closing Date and items of income, gain, loss, expense, deduction or credit shall be apportioned between HGHC, Parent and the Surviving Corporation based upon a closing of the books of Joliet for Tax purposes in a manner consistent with prior Tax Returns of Joliet and with the methods employed on the Closing Statement. In applying the foregoing sentences (A) HGHC's liability for Illinois gaming tax shall be determined by assuming an effective tax rate for the current fiscal year equal to the blended annual Illinois gaming tax rate derived from adding the actual casino revenues for the period of time from the beginning of the current taxable year to the month end closest to the Closing Date and the estimated casino revenues for the remainder of the year, and (B) liability for any penalties, interest, or additional amounts relating to a failure to timely comply with any information reporting requirements of the Code or any analogous requirements under foreign, state or local law shall be allocated based on the date such failure occurred. Any other Taxes imposed upon the assets, property or operations of Joliet and allocable to a period that begins before, but ends after, the Closing Date, shall be apportioned between HGHC and Parent, or the Surviving Corporation, by multiplying such Tax by a fraction, the numerator of which is the number of days in the taxable period prior to, and including, the Closing Date, or the number of days subsequent to the Closing Date (as applicable) and the denominator of which is the total number of days in the relevant taxable period. The amount of any indemnity payment in respect of Taxes (and related expenses described in Section 11.04(c)) shall be reduced to take account of any net Tax benefit realized by the Buyers arising from the incurrence or payment of any such Taxes (or related expenses). In computing the amount of any such Tax benefit, the Buyers shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified Taxes (or related expenses). Any indemnification payment hereunder shall be made without regard to any net Tax benefit until after the Buyers has realized such benefit. For purposes of this Agreement, Buyers shall be deemed to have "realized" a net Tax benefit to the extent that, and at such time as, the amount of Taxes payable by Buyers is increased above the amount of Taxes Buyers would be required to pay but for the receipt of the indemnity payment or the incurrence of payment of such Taxes (or expenses), as the case may be. The amount of any reduction hereunder shall be adjusted to reflect any final determination with respect to the Buyer's liability for Taxes and payments among the parties to reflect such adjustment shall be made if necessary. HGHC and Buyers agree to treat all payments made pursuant to this Article XI as adjustments of the Merger Consideration.

        (c) For each taxable year of HGHC for which the operations, income or assets of Joliet are required to be included for all or any part of such taxable year on a Tax Return or other information statement of HGHC which is due (with all extensions) to be filed after the Closing Date, Parent shall prepare, or shall cause the Surviving Corporation to prepare, in a manner consistent with the prior practice of Joliet, and deliver to HGHC no later than February 15th, all relevant Tax schedules, forms and information relating to Joliet, complete in all material respects, to permit the inclusion of Joliet's income and operations in such Tax Returns or other information statements of HGHC for each such taxable year.

        Section 11.03 Cooperation, Access to Records.

        (a) Parent and the Surviving Corporation will provide HGHC (and its attorneys, accountants and agents) with the right, at reasonable times and upon reasonable notice, to have access to, and to copy and use, any records or information and personnel which may be relevant for the preparation of any Tax Returns, any audit or other examination by any Taxing Authority, the filing of any claim for a refund of Tax or for the allowance of any Tax credit, or any judicial or administrative proceedings relating to liability for Taxes. Any information obtained pursuant to this Section 11.03(a) shall be held in strict confidence and shall be used solely in connection with the reason for which it was requested.

        (b) HGHC shall cause any tax sharing agreement or similar arrangement with respect to Taxes involving Joliet to be terminated effective as of the Closing Date. To the extent any such agreement or arrangement obligates Joliet to make any payments with respect to Taxes after the Closing Date, none of the Surviving Corporation or Parent shall have any obligation under any such agreement or arrangement for any past, present or future period.

        Section 11.04 Determination of Tax Allocation; Tax Contests.

        (a) In the case of any Tax Return filed by the Buyers or the Surviving Corporation for any taxable period for which HGHC could be held liable for Taxes pursuant to Section 11.02(b), the Buyers shall provide HGHC with copies of the completed Tax Return for such taxable period, together with such related work papers and other documents as HGHC shall reasonably request, no later than thirty (30) days before the due date for the filing of such Tax Return, along with a statement allocating the aggregate Tax liability shown on such Tax Return between the Buyers and HGHC pursuant to the principles of Section 11.02(b). HGHC shall have no right to review any such Tax Returns unless and until the aggregate Taxes shown on all such Tax Returns for taxable periods (or portions thereof) ending on the Closing Date exceeds the relevant accrual for such Taxes on the Closing Statement; following such time, HGHC may reasonably request to review previously filed Tax Returns in the event a deficiency is proposed or assessed with respect to such Tax Returns to determine HGHC's liability for Taxes pursuant to Section

11.02(b). HGHC and its authorized representatives shall have the right to review the Tax Returns and statements received from the Buyers pursuant to the terms of this Section 11.04(a). HGHC and the Buyers agree to consult each other and resolve in good faith any issues arising under the terms of this Section 11.04(a) as a result of the review of any such Tax Returns or statement received from the Buyers. If the parties are unable to resolve any dispute within sixty
(60) business days after the receipt of any such Tax Returns or statement, the parties shall refer the dispute to a nationally-recognized independent accounting firm mutually agreed upon by the parties for resolution. The accounting firm's determination shall be final and binding upon the parties, and all fees and expenses relating to the engagement of the accounting firm shall be shared equally by HGHC and the Buyers. If such disputes have not been resolved prior to the due date for the filing of such Tax Return, such Tax Return, to the extent issues thereon remain unresolved, shall be filed in accordance with the positions taken by the Buyers, and HGHC will pay to Buyers at least three (3) days prior to the due date for such Tax Return the amount of Taxes shown as allocable to HGHC on the statement; provided that the fact that the Tax Return was filed in accordance with the Buyer's position shall not be taken into account for purposes of any dispute resolution. If a determination is made by the accounting firm after a Tax Return is filed that the Buyer's position was incorrect, the Buyers shall promptly file an amended Tax Return (to the extent permitted by applicable law) reflecting the final decision of the accounting firm, and the Buyers shall pay the amount of any refund of Tax (or the portion thereof attributable to HGHC) shown on such amended Tax Return to HGHC no later than three (3) days after the date of the filing of such amended Tax Return.

        (b) Any refund of Taxes (other than a refund that is reflected on the Closing Statement) with respect to Joliet or the Surviving Corporation that is received with respect to any taxable period (or portion thereof) ending on or before the Closing Date shall be for the account of HGHC. To the extent that the Buyers, the Surviving Corporation, or any affiliate thereof receives any refund of such Taxes after the Closing Date with respect to such taxable period (or portion thereof), the amount of such refund of Taxes allocable to such taxable period (or portion thereof) shall be promptly paid to HGHC.

        (c) If a claim is made or threatened by any Taxing Authority that, if successful, may result in an indemnity payment under Section 11.02(b) hereof (a "Tax Claim"), the Buyers shall notify HGHC stating the nature and basis of such claim, and the amount thereof, to the extent known. Failure to give such notice shall not relieve HGHC from any liability that it may have on account of this indemnification or otherwise, except to the extent that HGHC is materially prejudiced in the defense of such claim thereby. HGHC will have the right, at its option, upon timely notice to the Buyers, to assume at its own expense control of any audit or other defense of any Tax Claim (other than a Tax Claim relating solely to Taxes of Joliet or the Surviving Corporation for taxable periods (or portions thereof) beginning after the Closing Date) with its own counsel. If HGHC elects not to control any audit or other defense of a Tax Claim, the Buyers shall have the authority to settle without HGHC's consent such Tax Claim provided that the amount of such settlement does not exceed the amount initially proposed in respect of such Tax Claim. The Buyer's will not settle any such Tax Claim for an amount greater than initially proposed without HGHC's consent, which consent shall not be unreasonably withheld. So long as HGHC has provided the Buyers with timely notice of its intent to control any audit or other defense of a Tax Claim and HGHC is actively contesting such claim in good faith, the Buyers shall not settle or otherwise resolve such Tax Claim. HGHC's right to control a Tax Claim will be limited to issues in respect of which amounts in dispute would be paid by HGHC or for which HGHC would be liable pursuant to Section 11.02(b) hereof, which determination shall be made by HGHC in its sole discretion. Costs of contesting such issues are to be borne solely by HGHC. To the extent reasonable, the Buyers shall cooperate with HGHC in contesting any Tax Claim, which cooperation shall include the retention for seven years and, upon HGHC's request, providing of retained records and information that are reasonably relevant to such Tax Claim and making employees available on a mutually convenient basis to provide additional information or explanation of any material provided hereunder. HGHC shall promptly reimburse the Buyers for the reasonable costs of complying with the foregoing sentence and shall not make any requests pursuant to the foregoing sentence that result in an unreasonable disruption of the Buyers' businesses. Notwithstanding the foregoing, (i) HGHC shall not have the right to control any issue involved in a Tax Claim unless HGHC first acknowledges in writing its obligation to fully indemnify the Buyers for the Taxes asserted in connection with such issue, (ii) no settlement or disposition of any Tax Claim shall be made without the Buyers' prior written consent (which consent shall not be unreasonably withheld), (iii) the Buyers shall control all proceedings involving any claims for Taxes assessed in respect of a taxable period beginning before and ending after the Closing Date (a "Straddle Period") unless HGHC's share of the proposed deficiency in respect of a Tax Claim exceeds Buyer's share of the proposed deficiency, in which case Buyers and HGHC shall jointly control such proceedings. The Buyers will not be obligated to settle or resolve and HGHC will not settle or resolve any issue related to Taxes, which, if so settled or resolved, could or would have an adverse effect on the Buyers for periods after the Closing Date, unless HGHC agrees in writing with the Buyers, in terms reasonably satisfactory to the Buyers, to indemnify the Buyers, any affiliate of the Buyers, and Joliet from any cost, damage, loss or expense relating to such settlement or resolution. The Buyers agree not to settle a Tax Claim in respect of a Straddle Period without HGHC's prior written consent, which consent shall not be unreasonably withheld.

        (d) If there is an adjustment to any return or report of Taxes for Joliet or the Surviving Corporation which creates a deficiency in any Taxes for which HGHC is liable under the provisions of Section 11.02 hereof, HGHC shall pay to Buyers the amount of such deficiency in Taxes together with HGHC's share of any expenses under Section 11.04(c). No liability of HGHC under this Section 11.04(d) shall be payable until the occurrence of any action by any Tax authority that is final or, if not final, is acquiesced in by HGHC during the course of any audit or any proceeding relating to Taxes. All payments required to be made by HGHC pursuant to this Section 11.04(d) shall be made within ten
(10) Business Days of this occurrence of the event described in the immediately preceding sentence.

        Section 11.05 Interaction with Article XII. HGHC's obligations under this Article XI shall not be subject to any of the limitations contained in
Article XII, including, without limitation, the Basket, the Cap and the time limitations contained in Section 12.06. Any amounts paid to the Buyers under this Article XI shall not be applied against the Basket or the Cap (each as defined in Section 12.06(b)) contained in Article XII. To the extent of any inconsistency between this Article XI and Article XII, the provisions of this
Article XI shall control.


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

        Section 11.06 Protective Section 338(h)(10) Election. HGHC and Parent agree to join in a timely manner in making elections on a protective basis under section 338(h)(10) of the Code (and to the extent necessary to allow for an election under Section 338(h)(10) of the Code, an election under Section 338(g) of the Code) and any corresponding election under foreign, state or local law with respect to Parent's acquisition of Joliet. Parent shall prepare, at its own expense, all forms necessary for such protective elections and shall allocate the aggregate deemed sales price (as defined in applicable Treasury Regulations) in accordance with the allocation agreed upon by the parties pursuant to Section 1.14.

                                   ARTICLE XII

                                 INDEMNIFICATION

        Section 12.01 Indemnification. Each of the Buyers and their respective successors, stockholders, officers, directors, Affiliates, representatives and agents (collectively, the "Buyer Indemnitees") shall be indemnified and held harmless by HGHC against, any and all damages (including punitive damages), losses, obligations, demands, liabilities, claims, administrative or other fines, encumbrances, penalties, costs, and expenses, including reasonable attorneys' fees which shall be advanced (including advances on a monthly basis of reasonable attorneys' fees to be incurred by the Buyers in connection with the McGowan Lawsuit prior to and after the Closing for which the foregoing undertaking shall not be required) subject to an undertaking to repay such advances if it is finally determined by a court of competent jurisdiction that the indemnified party was not entitled to indemnification under this Agreement (and costs and reasonable attorneys' fees in respect of any suit to enforce this provision) (each an "Indemnity Loss") (which shall not include consequential damages or claims for lost profits), arising from or related to (a) any breach of any representation or warranty by the Sellers contained in Article II of this Agreement or any breach or failure by any of the Sellers to perform or fulfill any covenant, agreement or obligation of the Sellers contained in this Agreement or any related agreement, instrument, document, exhibit, schedule or certificate furnished or required to be furnished by the Sellers pursuant to this Agreement or in connection with the transactions described herein, to the extent such breach has not been cured as of the Closing Date; provided, however, that the Buyers shall not be entitled to any recovery pursuant to Section 12.01(a) to the extent that any Buyer had actual knowledge as of the Closing Date, of a breach of any representation or warranty in Article II, did not disclose such breach to the Sellers prior to the Closing Date and the liability is not a liability which would have fallen within the definition of Current Liabilities if originally disclosed; provided, further, that for purposes of Buyers' right to indemnification pursuant to Section 12.01(a) for a breach of Section 2.11(g) or
Section 2.18, such representation and warranty shall be deemed to have been made without reference to Schedule 2.18 or the Environmental Reports and without the attachment of Schedule 2.18 to this Agreement or the Environmental Reports; provided, finally, that the Sellers shall not be obligated to indemnify the Buyer Indemnitees for any liabilities resulting from a breach (except liabilities set forth on the Closing Statement in accordance with Section 1.06 hereof) if such liabilities arose out of obligations incurred in the ordinary course of business to the extent (i) the benefit thereof accrues to the Buyers or their Affiliates, (ii) such liabilities do not arise from a transaction with an Affiliate of the Sellers, (iii) such liabilities were incurred in an arms length transaction and (iv) such liabilities do not exceed $50,000 in the aggregate;
(b) any fees or other costs of investment bankers or third parties representing the Sellers, or claiming to represent the Sellers, in connection with the transactions contemplated hereby (a "Broker Claim"); (c) the McGowan Lawsuit and/or any other action, suit or proceeding relating thereto or arising therefrom, directly or indirectly, seeking rescission or to enjoin or otherwise prohibit the transactions contemplated hereby and/or any action, suit or proceeding initiated by any former stockholder or director of Joliet or its predecessor entities (the "Prior Owner/Directors") relating to or arising from, directly or indirectly, the prior merger and related transactions pursuant to which HGHC acquired Joliet and actions, transactions, agreements or arrangements whatsoever between or among any of Sellers and the Prior Owner/Directors, the Merger Agreement or the transactions contemplated by the Merger Agreement (any and all matters referenced in this clause (c) shall be referred to herein as "Merger Lawsuits"), it being specifically agreed and acknowledged that all matters relating to or arising from the Merger Lawsuits are the responsibility of HGHC, and not the Buyers or Joliet; (d) any event occurring prior to the Closing and involving any employment related claims, demands or charges for or related to breach of contract, tortious interference with contract, implied contract, wrongful discharge, sexual or other harassment, discrimination, equal employment opportunity laws, unfair labor practice charges, violations of 42 USC
Section 2000e et. seq. or 42 USC Section 1981, the National Labor Relations Act, or any collective bargaining agreement or employment agreement; and (e) any and all suits, actions, investigations, proceedings, demands, assessments, penalties, settlements, compromises, audits and judgments arising out of any of the foregoing.

        Section 12.02 Indemnification by the Buyers. The Buyers shall jointly and severally indemnify and hold harmless HGHC and its successors, stockholders, officers, directors, Affiliates, representatives, and agents (collectively, the "HGHC Indemnitees") from and against any and all Indemnity Losses (which shall not include consequential damages or claims for lost profits) resulting from or relating to (a) any breach of any representation or warranty, or any breach or failure of any of the Buyers to perform or fulfill any covenant, agreement or obligation of the Buyers contained in this Agreement or any related agreement, instrument, document, exhibit, schedule or certificate furnished or required to be furnished by any of the Buyers pursuant to this Agreement or in connection with the transactions described in this Agreement and (b) any and all suits, actions, investigations, proceedings, demands, assessments, penalties, settlements, compromises, audits and judgments arising out of any of the foregoing, it being specifically agreed and acknowledged that all matters relating to or arising from the Merger Lawsuits are the responsibility of HGHC, and not the Buyers or Joliet.

        Section 12.03 Notice. If an indemnified party (the "Claimant") believes that it has suffered or incurred any Indemnity Loss, it shall so notify the indemnifying party (the "Indemnifying Party") promptly in writing describing such loss or expense, the amount thereof, if known, and the method of computation of such loss or expense, all with reasonable particularity (the "Indemnification Notice"). If any action at law, suit in equity, or administrative action is instituted by or against a third party with respect to which the Claimant intends to claim any liability or expense as an Indemnity Loss under this Article XII, it shall promptly notify the Indemnifying Party in writing of such action or suit describing such loss or expenses, the amount thereof, if known, and the method of computation of such loss or expense, all with reasonable particularity (the "Litigation Notice") in lieu of an Indemnification Notice. After delivering the

Indemnification Notice or the Litigation Notice, as the case may be, the Claimant shall provide to the Indemnifying Party such information as is reasonably requested by the Indemnifying Party, including all documents filed with any court or governmental agency, to assist the Indemnifying Party in determining whether the Claimant shall be indemnified against such Indemnity Loss.

        Section 12.04 Arbitration.

        (a) Subject to the limitations on indemnification contained in this
Article XII if the Indemnifying Party does not agree that the Claimant is entitled to full reimbursement for the amount specified in the Indemnification Notice or the Litigation Notice, the Indemnifying Party shall notify the Claimant (the "Disagreement Notice") within twenty (20) days of its receipt of the Indemnification Notice or Litigation Notice, as the case may be. Failure to deliver a Disagreement Notice in a timely manner shall be considered an express acknowledgment by the Indemnifying Party of the Claimant's right to indemnification with respect to the Indemnity Loss set forth in the Indemnification Notice or the Litigation Notice, as the case may be in accordance with the terms of this Article XII. At any time after delivery of the Disagreement Notice, either the Claimant or the Indemnifying Party may notify the other that the determination as to whether and in what amount the Claimant is entitled to indemnification from the Indemnifying Party shall be made by an arbitration tribunal (the "Arbitration Notice"). The arbitration tribunal shall consist of three arbitrators, one to be selected by the Claimant, one to be selected by the Indemnifying Party, and the third arbitrator to be selected by the other two arbitrators. The arbitrators shall each be reasonably experienced in conducting arbitration proceedings and all arbitrators shall be selected within fifteen (15) days of the delivery of the Arbitration Notice. If either party fails to appoint an arbitrator within the specified time period, the arbitration hearing shall be conducted by the arbitrator appointed by the party hereto which selected an arbitrator within the required time period. An arbitration hearing shall then be held within thirty (30) days of the selection of the third arbitrator, or the failure of one party to select an arbitrator, in Chicago, Illinois and the arbitration tribunal shall render its determination as to whether and in what amount the Claimant is entitled to indemnification within thirty (30) days of such hearing. All procedures with respect to the arbitration proceeding provided for in this Section 12.04(a) shall be in accordance with the rules of the American Arbitration Association, except as otherwise specifically set forth in this Agreement.

        (b) All costs and expenses incurred in conducting the arbitration proceeding provided for in Section 12.04(a), including attorneys' fees, shall be borne exclusively by the losing party as determined by the arbitration tribunal; provided, however, that the arbitration tribunal may determine that more than one party is a losing party in which event the arbitrational tribunal shall allocate the costs and expenses of the arbitration among such losing parties as they determine to be just and fair.

        (c) The parties hereby irrevocably consent to be bound by the decision of the arbitration tribunal with respect to indemnification determinations.

        Section 12.05 Defense of Claims. The Indemnifying Party shall have thirty (30) days after receipt of the Litigation Notice to notify the Claimant that it acknowledges its obligation to indemnify and hold harmless the Claimant with respect to the Indemnity Loss set forth in the Litigation Notice and that it elects to conduct and control any legal or administrative action or suit with respect to an indemnifiable claim (the "Election Notice"). If the Indemnifying Party fails to give a Disagreement Notice or does not give the foregoing Election Notice, the Claimant shall have the right to defend, contest, settle, or compromise such action or suit in the exercise of its exclusive discretion. If the Indemnifying Party gives the foregoing Election Notice, the Indemnifying Party shall have the right to undertake, conduct, and control, through counsel of its own choosing and at its sole expense, the conduct and settlement of such action or suit, and the Claimant shall cooperate with the Indemnifying Party in connection therewith; provided, however, that: (a) the Indemnifying Party shall not thereby consent to the imposition of any injunction against the Claimant, or pay or settle any action or suit that affects the Claimant, any Seller or any Buyer, without the written consent of the Claimant and such affected Seller or Buyer, if applicable, which consents shall not be unreasonably withheld; (b) the Indemnifying Party shall permit the Claimant to participate in such conduct or settlement through counsel chosen by the Claimant, but the fees and expenses of such counsel shall be borne by the Claimant except as provided in clause (c);
(c) upon a final determination of such action or suit, the Claimant, to the extent required under and in accordance with this Article XII, shall be paid for the full amount of any Indemnity Loss incurred by the Claimant except for fees and expenses of counsel that the Claimant incurred after the assumption of the conduct and control of such action or suit by the Indemnifying Party in good faith; and (d) the Claimant shall have the right to pay or settle any such action or suit, provided that in such event the Claimant shall waive any right to indemnity therefor by the Indemnifying Party and no amount in respect thereof shall be claimed as an Indemnity Loss under this Article XII.

        Section 12.06 Limitations on Indemnification.

        (a) The Buyer Indemnitees shall not be entitled to recover under Section
12.01 unless a claim has been asserted by written notice, specifying the details of the matter giving rise to the indemnity claim to HGHC on or prior to the two
(2) year anniversary of the Closing Date; provided, however that there shall be no limitation on the time for submitting a claim for or arising out of or related to (i) the Merger Lawsuits, or (ii) an allegation of breach of the representations in the first two sentences of Section 2.02, clause (a) of the fourth sentence in Section 2.02 and Section 2.03; provided, further, that the indemnity claim made pursuant to Section 2.09 must be asserted within sixty (60) days of the end of the applicable statute of limitations period, after giving effect to any extensions thereof (and including any applicable statute of limitations for a taxable year of the Surviving Corporation for which a breach of Section 2.09(a) could result in an increased liability for Taxes of the Surviving Corporation).

        (b) The Buyer Indemnitees shall not be entitled to recover under Section 12.01: (i) to the extent the aggregate claims for Indemnity Losses of the Buyer Indemnitees are less then $1,000,000 (the "Basket") or exceed $13,950,000 (whether such amounts have been paid directly by HGHC or out of the Indemnification Escrow, collectively, the "Cap"), except as otherwise provided in Section 12.08; provided that if the aggregate of all claims for Indemnity Losses equals or exceeds the Basket, then Buyers shall be entitled to recover for all such Indemnity Losses subject to the limitations in this Section 12.06(b) or (ii) to the extent the subject matter of the claim is covered by insurance (including title insurance) and such insurance is collected by


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

the Buyer Indemnitees; or (iii) to the extent that the matter in question, taken together with all similar matters, does not exceed the amount of any reserves with respect to such matters which are reflected in the Financial Statements; or
(iv) to the extent the matter in question was taken into account in the computation of the Merger Consideration pursuant to Article I. To the extent the subject matter of a claim is covered by a reserve reflected in the Financial Statements, the value of such claim shall not be included in determining whether the aggregate Indemnity Losses equal or exceed the Basket. If HGHC pays Buyer Indemnitees for a claim and subsequently insurance in respect of such claim is collected by the Buyer Indemnitees then Buyer Indemnitees shall remit the money back to HGHC. In addition, if HGHC pays Buyer Indemnitees for a claim and subsequently the Buyer Indemnitees or their shareholders realize a net Tax benefit as a result of any expense, payment or other item giving rise to such indemnification payment, the Buyers shall pay to HGHC the aggregate amount of such net Tax benefit as soon as practicable following the realization of such benefit. The guidelines for determining the amount and timing of the realization, and the provision for subsequent adjustments, of net Tax benefits set forth in Section 11.02(b) shall apply for purposes of this Section 12.06(b). HGHC and the Buyers agree to treat any payments in respect of Indemnity Losses as adjustments to the Merger Consideration.

        Section 12.07 Payment of Losses. The Claimant shall be paid in cash by the Indemnifying Party the amount to which the Claimant may become entitled by reason of the provisions of this Article XII, within fifteen (15) days after such amount is determined either by mutual agreement of the parties or pursuant to the arbitration proceeding described in Section 12.04 of this Agreement or on the date on which both such amount and Claimant's obligation to pay such amount have been determined by a final judgment of a court or administrative body having jurisdiction over such proceeding.

        Section 12.08 Limitations in Section 12.06(b) Inapplicable. Notwithstanding any provision in this Agreement to the contrary, there shall be no limitation on the aggregate amount for which a Claimant may be indemnified pursuant to this Article XII (i) in the event of fraud by the Indemnifying Party in connection with the matter for which indemnification is sought (a "Fraud Claim"), (ii) for any claim whatsoever relating in any way to or arising out of the Merger Lawsuits (a "Merger Claim"), (iii) for any claim arising out of a breach of the representations set forth in the first two sentences of Section 2.02, clause (a) of the fourth sentence in Section 2.02 or Section 2.03 or
Section 2.09, (iv) for any claim relating to any casino or enterprise directly or indirectly owned or operated by HGHC other than the riverboat operated by Joliet, including without limitation the employee claims listed on Schedule 2.10 as items numbered 1 and 3 and items 1 and 4 of Exhibit C thereto (a "Non-Joliet Claim") or (v) for any claim arising out of a breach of Section 13.16 (a "13.16 Claim"). In addition, the Basket and the Cap shall not apply to a Fraud Claim, a Broker Claim, a Merger Claim, a Non-Joliet Claim or a 13.16 Claim and none of such claims shall be included in determining whether the aggregate Indemnity Losses equal or exceed the Basket and shall not count against the Cap.

        Section 12.09 No Environmental Contribution. The Buyers shall not be able to seek contribution from any of the Sellers under any Environmental Requirements and hereby waive all statutory rights against the Sellers under the Environmental Requirements, provided, that this


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

shall not limit in any manner the right of the Buyers or the Buyer Indemnitees to seek and obtain indemnification pursuant to the other provisions of this Agreement.

        Section 12.10 Indemnification Exclusive Remedy. Except as otherwise provided in Sections 10.02 or 12.08 or Article XI, indemnification pursuant to the provisions of this Article XII shall be the exclusive remedy of the parties for any misrepresentation or breach of any warranty or covenant contained herein or in any closing document executed and delivered pursuant to the provisions hereof. Except as otherwise provided in Sections 10.02 or 12.08 or Article XI, the only legal action which may be asserted by any party with respect to any matter which is the subject of this Article XII shall be a contract action to enforce, or to recover damages for the breach of, this Article XII. Without limiting the generality of the preceding sentence, except as otherwise provided in Sections 10.02 or 12.08 or Article XI, no legal action sounding in tort, statute or strict liability may be maintained by any party.

                                  ARTICLE XIII

                                  MISCELLANEOUS

        Section 13.01 Escrow Account. The funds remaining in the Indemnification Escrow shall be released in accordance with the terms of the Indemnification Escrow Agreement upon the earlier of (i) the second year anniversary of the Closing and (ii) the dismissal of the McGowan Lawsuit with prejudice unless any matters to which Indemnification Notices and Litigation Notices received by HGHC prior to the expiration of the two year period or the dismissal of the McGowan Lawsuit with prejudice, as the case may be, have not been resolved by such expiration date, in which case the Buyers shall determine at their reasonable discretion the amount of the funds then remaining in the Indemnification Escrow that shall be retained in the Indemnification Escrow until such matters are finally resolved but all other funds shall be disbursed pursuant to the terms of the Indemnification Escrow Agreement. To the extent that HGHC disagrees with the amount determined by the Buyers under the immediately preceding sentence the dispute shall be submitted to arbitration pursuant to Section 12.04.

        Section 13.02 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        Section 13.03 Commercially Reasonable Efforts. Subject to the terms and conditions of this Agreement, each party shall use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions described in this Agreement. The parties each agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions described in this Agreement, and from time to time, upon the request of any other party to this Agreement and without further consideration, to execute, acknowledge and deliver in proper form any further instruments, and take such other action as such other party may reasonably require, in order to effectively carry


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

out the intent of this Agreement so long as the performance of such obligations does not increase either party's liabilities.

        Section 13.04 Expenses. Whether or not the Closing occurs, each of the parties hereto shall pay their own expenses incurred in connection with the transactions provided for in this Agreement, including, but not limited to, the fees and expenses of their respective counsel, investment bankers, accountants and other advisors; provided, that the Buyers shall be liable for all expenses relating to regulatory investigations performed by the IGB in connection with any investigation by IGB into the licenseability of Buyers in connection with the consummation of the Merger; provided, further, that the filing fee for the HSR Act filing shall be paid by the Buyers. The expenses of the Sellers incurred in connection with the transactions described herein shall be paid by HGHC.

        Section 13.05 Index and Captions. The index and the captions of the Articles and Sections of this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of this Agreement.

        Section 13.06 Public Disclosure. Prior to the Closing Date, none of the Sellers or the Buyers nor any of their respective representatives shall make any public release of information regarding the matters described herein, except (a) the Buyers and the Sellers may each continue communications with employees, customers, suppliers, lenders and shareholders and other particular groups as may be legally required or necessary or appropriate and not inconsistent with the best interests of the other party or the prompt consummation of this Agreement, (b) as required by law or SEC regulations and practice, (c) upon the mutual written agreement of the parties hereto and (d) disclosures to applicable gaming and other regulatory authorities. Each of the Buyers and the Sellers shall provide the other party with the opportunity to review and comment on any press release prior to release thereof.

        Section 13.07 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and received (a) upon delivery, if personally delivered; (b) on the third day after being deposited with the U.S. Postal Service (postage prepaid);
(c) on the next day after being deposited with a reliable overnight delivery service (postage prepaid); or (d) on the date a facsimile is sent (as confirmed by return facsimile transmission), addressed to the other party at the following addresses, or facsimile numbers in the case of a facsimile:

        If to the Buyers:

               Argosy Gaming Company
               219 Piasa Street
               Alton, Illinois 62002
               Attention: Donald Malloy, Esq.
                          Dale Black
               Telecopy: (618) 474-7636
               Phone: (618) 474-7500

        Copies to:

               Winston & Strawn
               35 West Wacker Drive
               Chicago, Illinois  60601
               Attention: Andrew J. McDonough, Esq.
                          R. Cabell Morris, Esq.
               Telecopy:  (312) 558-5700
               Phone:  (312) 558-5600

        If to the Sellers:

               PRIOR TO MAY 1, 2001
               Horseshoe Gaming Holding Corp.
               2300 Empress Road
               Joliet, Illinois 60436
               Attention:    Dominic F. Polizzotto, Esq.
                             Kirk C. Saylor
               Telecopy:  (815) 744-8637
               Phone:  (815) 744-9400

               ON OR AFTER MAY 1, 2001
               Horseshoe Gaming Holding Corp.
               18454 S. West Creek Drive
               Tinley Park, Illinois 60477
               Attention:    Dominic F. Polizzotto, Esq.
                             Kirk C. Saylor

        Copies to:

               Ice Miller
               One American Square
               Box 82001
               Indianapolis, Indiana 46282-0002
               Attention:  Lacy Johnson, Esq.
               Telecopy:  (317) 236-2219
               Phone:  (317) 236-2100

               Swidler Berlin Shereff Friedman, LLP
               The Chrysler Building
               405 Lexington Avenue
               New York, New York 10174
               Attention:  Martin Nussbaum, Esq.
               Telecopy:  (212) 891-9598
               Phone:  (212) 973-0111

Any party may change its address for purposes of this Section 13.07 by giving the other parties


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

written notice of the new address in the manner set forth above.

        Section 13.08 Entire Agreement. This Agreement and the agreements expressly described herein, including the Exhibits and Schedules referred to herein which form a part of this Agreement, contain the entire understanding of the parties with respect to the transactions provided for in this Agreement and supersedes all prior agreements and understandings, written or oral, between the parties with respect to the transactions described in this Agreement.

        Section 13.09 Governing Law. This Agreement and all transactions contemplated hereby shall be governed, construed and enforced in accordance with the laws of the State of Illinois, notwithstanding any state's choice of law rules to the contrary. Each of the Sellers and the Buyers hereby agrees and covenants to be subject to the jurisdiction of the federal and state courts of the State of Illinois in any suit, action or proceeding arising out of this Agreement or the transactions described herein.

        Section 13.10 Waiver of Compliance; Modifications. The party for whose benefit a warranty, representation, covenant or condition is intended may in writing waive any inaccuracies in the warranties and representations contained in this Agreement or waive compliance with any of the covenants or conditions contained herein and so waive performance of any of the obligations of the other party hereto, and any defaults hereunder; provided, however, that such waiver shall not affect or impair the waiving party's rights with respect to any other warranty, representation or covenant or any default hereunder. No supplement, modification or amendment of this Agreement shall be binding unless it is in writing and executed by all of the parties hereto.

        Section 13.11 Validity of Provisions. Should any part of this Agreement be declared by any court of competent jurisdiction to be invalid, such decision shall not affect the validity of the remaining portions of this Agreement, which shall continue in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated therefrom, it being the intent of the parties that they would have executed the remaining portions of this Agreement without including any such part or portion which may be declared invalid.

        Section 13.12 No Intention to Benefit Third Parties. The provisions of this Agreement are not intended to, and shall not, benefit any Person other than the parties to this Agreement and any agent bank or other lender and any Person or Persons which have agreed to provide financing as their interests may appear for the consummation of the Merger, including without limitation their successors and assigns, and the provisions hereof are not intended to, and shall not create any third party beneficiary right in any other Person.

        Section 13.13 Successors and Assigns; Assignment. No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of all other parties, which consent shall not be unreasonably withheld. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns. Sellers hereby consent to the assignment by Buyers of Buyers' rights under this Agreement, including without limitation their rights to indemnification under this Agreement, including without limitation with respect to the McGowan Lawsuit or any Merger Lawsuit, to any agent bank or other comparable lender and any Person or Persons who have agreed to provide financing as their interests may appear, for the consummation of the Merger or any replacement or successor financing, and to such Person's or Persons' respective successors and assigns.

        Section 13.14 Construction.

        (a) As used herein, "knowledge of the Sellers" and words of similar import shall mean the actual knowledge of Jack B. Binion, Roger Wagner, Doug Ferrari, Dominic F. Polizzotto or Kirk C. Saylor, as well as the knowledge any of such Persons could be reasonably presumed to possess if such Person had performed a reasonable investigation with respect to the matter to be confirmed (i.e., reviewed the subject matter with the Sellers' purchasing managers responsible for Joliet with respect to Section 2.10 and the Sellers' risk managers responsible for Joliet with respect to Section 2.19).

        (b) As used herein, "knowledge of the Buyers" or words of similar import shall mean the actual knowledge of James Perry, Dale Black or Donald Malloy, as well as the knowledge of any such Persons could be reasonably presumed to possess if such Person had performed a reasonable investigation with respect to the matter to be confirmed.

        (c) The words "hereof", "herein", "hereto", "hereunder" and "hereinafter" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

        (d) The parties have participated jointly in the negotiation and drafting of this Agreement, and, in the event of an ambiguity or a question of intent or a need for interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

        (e) Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

        (f) The word "including" means "including, without limitation."

        (g) Words of any gender used in this Agreement shall be held and construed to include any other gender; words in the singular shall be held to include the plural; and words in the plural shall be held to include the singular; unless and only to the extent the context indicates otherwise.

        Section 13.15 Time of Essence. Time is of the essence under this Agreement.

        Section 13.16 Non-Competition and Non-Solicitation.

        (a) In consideration of the Buyers entering into this Agreement, HGHC and its Affiliates undertake that for one (1) year after the Closing Date it will not:

               (i) participate, assist or otherwise be directly or indirectly involved or concerned, financially or otherwise, as a member, shareholder, unit holder, director, consultant, adviser, contractor, principal, agent, manager, beneficiary, partner, associate, trustee, financier or otherwise (other than as a five percent (5%) or less shareholder, member, unitholder, beneficiary, partner or associate, in each case, of a public company) in any business that owns and/or operates one or more casinos in the State of Illinois, provided, that this Section 13.16(a)(i) shall not apply to any Person which acquires substantially all of the outstanding voting securities of HGHC or substantially all of the assets of HGHC and its subsidiaries;

               (ii) purchase, conduct or otherwise engage in, directly or indirectly, any billboard advertising within a ten (10) mile radius of the Joliet casino and any print advertising in any newspapers or similar print media publications based in Joliet;

               (iii) solicit, canvass, induce or encourage directly or indirectly any employee of Joliet to leave the employment of Joliet (which shall not prohibit general advertising in newspaper or print media other than those which are based in Joliet);

               (iv) subject to the succeeding sentence, interfere or attempt to interfere, directly or indirectly, with any relationship between Joliet and any customer of Joliet who is included on the Joliet LSI Player Data Base delivered at Closing. Subject to the succeeding sentence, the Buyers acknowledge that HGHC and its Affiliates may engage in marketing to certain customers on the Joliet LSI Player Data Base delivered at Closing who have also been rated or carded play customers (including inactive players) of any of HGHC's other indirectly owned casinos during the period from the Closing Date and going back twelve (12) months prior to the Closing Date and such marketing activity with respect to such customers shall not be a violation of this Section 13.16; provided, that the Sellers have provided the Buyers with an accurate list of all customers of Joliet meeting the criteria described in Section 2.14. In no event shall HGHC and its Affiliates engage in direct or targeted marketing of or providing "comps" to customers on the Joliet LSI Player Data Base provided to the Buyers at the Closing who are not also rated or carded players (including inactive players) of one of HGHC's other indirectly owned casinos during the period from the Closing Date and going back twelve (12) months prior to the Closing Date; provided, however that HGHC's other indirectly owned casinos may engage in direct or targeted marketing and the provision of "comps" to customers on the Joliet LSI Player Data Base provided at Closing if such customers visit one of such other indirectly owned casinos and meet the criteria for marketing and the provision of "comps" of such other indirectly owned casinos.

        (b) If any of the separate and independent covenants and restraints referred to in clause (a) of this Section 13.16 are or become invalid or unenforceable for any reason then that invalidity or unenforceability will not affect the validity or enforceability of any other separate and independent covenants and restraints.

        (c) If any prohibition or restriction contained in clause (a) of this
Section 13.16 is judged to go beyond what is reasonable in the circumstances, but would be judged reasonable if that activity was deleted or that period or area was reduced, then the prohibitions or restrictions apply with that activity deleted or period or area reduced by the minimum amount necessary.

        (d) The Sellers acknowledge that:

               (i) the prohibitions and restrictions contained in clause (a) of this Section 13.16 are reasonable and necessary; and

               (ii) the Sellers have received valuable consideration for agreeing to the covenants in clause (a) of this Section 13.16.

        (e) The Sellers and the Buyers acknowledge and agree that it will be difficult to compute the amount of damage or loss to the Buyers if HGHC violated any of its agreements under this Section 13.16, that the Buyers will be without an adequate legal remedy if HGHC violated the provisions of this Section 13.16, and that any such violation may cause substantial irreparable injury and damage to the Buyers not fully compensable by monetary damages. Therefore, the Sellers and the Buyers agree that in the event of any violation by HGHC of this Section 13.16, the Buyers shall be entitled (i) to recover from HGHC monetary damages,
(ii) to obtain specific performance, injunctive or other equitable relief, of either a preliminary or permanent type, and (iii) to seek any other available rights or remedies at law or in equity which may be exercised concurrently with the rights granted hereunder.

                                   ARTICLE XIV

                                   DEFINITIONS

        For purposes of this Agreement, the following terms shall have the following meanings (such meanings applicable to both the singular and plural forms of the terms defined):

        "Adverse Claim" means any claim the IGB may have against Joliet.

        "Affiliate" means, with respect to any Person, any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such Person.

        "Agreement" has the meaning set forth in the Preamble.

        "Allocation" has the meaning set forth in Section 1.14 hereof.

        "Annexation Agreement" has the meaning set forth in Section 2.11(n) hereof.

        "Aquatic Park Area" has the meaning set forth in Section 2.11(i).

        "Arbitrating Accountant" has the meaning set forth in Section 1.06 hereof.

        "Arbitration Notice" has the meaning set forth in Section 12.04(a) hereof.

        "Basket" has the meaning set forth in Section 12.06 hereof.

        "Bonus Escrow Agreement" has the meaning set forth in Section 1.08 hereof.

        "Bonus Escrow " has the meaning set forth in Section 1.05(i) hereof.

        "Broker Claim" has the meaning set forth in Section 12.01 hereof.

        "Budgets" has the meaning set forth in Section 2.06.

        "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of Illinois or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

        "Buyer Indemnitees" has the meaning set forth in Section 12.01 hereof.

        "Buyers" has the meaning set forth in the Preamble.

        "Buyers Counsel" means Winston & Strawn.

        "Cap" has the meaning set forth in Section 12.06 hereof.

        "Capital Expenses" has the meaning set forth in Section 1.05 hereof.

        "Certificates" has the meaning set forth in Section 1.10(b) hereof.

        "Certificates of Merger" has the meaning set forth in Section 1.03 hereof.

        "City" has the meaning set forth in Section 2.11(n) hereof.

        "Claimant" has the meaning set forth in Section 12.03 hereof.

        "Claims" has the meaning set forth in Section 2.26 hereof.

        "Closing" has the meaning set forth in Section 9.01 hereof.

        "Closing Date" has the meaning set forth in Section 9.01 hereof.

        "Closing Statement" has the meaning set forth in Section 1.06 hereof.

        "COBRA" has the meaning set forth in Section 2.17(g) hereof.

        "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

        "Confidentiality Agreement" has the meaning as set forth in Section 5.03 hereof.

        "Continuation Coverage" has the meaning as set forth in Section 2.17(g) hereof.

        "Contracts" has the meaning set forth in Section 2.13 hereof.

        "Current Assets" means with respect to the financial information of Joliet the aggregate of the following assets to the extent that such assets are classified as current under GAAP and are acquired by the Buyers pursuant to the terms of this Agreement: (a) cash plus cash equivalents, except for cash or cash equivalents held in connection with the defeasance of any Debt; (b) marketable securities, except for any such securities held in connection with the defeasance of any Debt; (c) accounts receivable generated in the ordinary course of business of Joliet, less a reasonable reserve for doubtful accounts; (d) inventories held for use in the ordinary course of business; (e) prepaid expenses; and (f) all other assets of any kind classified as current under GAAP.

        "Current Liabilities" means with respect to the financial information of Joliet, the aggregate of the following liabilities (without duplication) which are assumed by Buyers in accordance with the terms of this Agreement: (a) all accounts payable; (b) all accrued liabilities of any kind shown on a balance sheet prepared in accordance with GAAP, including but not limited to contingent obligations, accrued vacation pay, accrued employee bonuses, litigation reserves, liabilities for outstanding gaming chips and accrued payroll and related liabilities and accrued Illinois gaming tax for the current fiscal year; and (c) all other liabilities of any kind classified as current under GAAP.

        "Current SEC Documents" means HGHC's annual report on Form 10-K for the fiscal year ended December 31, 2000.

        "D&T" has the meaning set forth in Section 1.06 hereof.

        "Debt" means with respect to the financial information of Joliet, the aggregate of (a) any obligation for borrowed money (and any notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money) or any obligation under any capital lease, and
(b) interest payable or accrued with respect to any obligation identified in (a) which, in each case, is assumed by Buyers in accordance with the terms of this Agreement. For the avoidance of doubt, Debt shall not include trade debt, slot club liability or chip liability.

        "Deposit" has the meaning set forth in Section 1.07 hereof.

        "Deposit Escrow Agreement" has the meaning set forth in Section 1.07 hereof.

        "Disagreement Notice" has the meaning set forth in Section 12.04 hereof.

        "Dispute" has the meaning set forth in Section 1.06 hereof.

        "Dispute Notice" has the meaning set forth in Section 1.06 hereof.

        "Dispute Period" has the meaning set forth in Section 1.06 hereof.

        "EBITDA" means earnings before interest income, interest expense on indebtedness, taxes, depreciation, amortization and corporate overhead, such amounts to be calculated in accordance with GAAP, adjusted to exclude all costs and expenses incurred in connection with the transactions contemplated hereby.

        "Effective Time" has the meaning set forth in Section 1.03 hereof.

        "Election Notice" has the meaning set forth in Section 12.05 hereof.

        "Employee Program" has the meaning set forth in Section 2.17(j) hereof.

        "Environmental Claims" means all notice letters, notices of violations, orders, claims, liens, demands, suits, or administrative or judicial actions or governmental investigations for any injunctive relief, penalties or environmental response costs arising out of Environmental Requirements.

        "Environmental Reports" shall mean collectively the Phase I Environmental Site Assessment Report prepared by Hanson Engineers, Inc. dated June, 1998 and the Phase I Environmental Site Assessment Update Report prepared by Hanson Engineers, Inc. and dated June, 1999.

        "Environmental Requirements" means all laws and regulations of the United States, the states or any municipal, local, regional, intrastate, foreign or international governmental authority relating to protection of the environment. Environmental Requirements shall include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Toxic Substances Control Act, as amended, the Resource Conservation and Recovery Act, as amended ("RCRA"), the Clean Water Act, as amended, the Safe Drinking Water Act, as amended, the Clean Air Act, as amended, and other analogous laws or regulations promulgated or issued by any federal or state authority.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder.

        "ERISA Affiliate" has the meaning as set forth in Section 2.17(k) hereof.

        "Escrow Agent" means American National Bank and Trust Company of
Chicago.

        "Escrow Agreements" has the meaning set forth in Section 1.09 hereof.

        "Estimated Merger Consideration" has the meaning set forth in Section
1.05 hereof.

        "Existing Debt" means all Debt of Joliet as of the Closing Date.

        "Financial Statements" has the meaning set forth in Section 2.06 hereof.

        "FM Extension Period" has the meaning set forth in Section 5.05 hereof.

        "FM Event" means the occurrence between the date of this Agreement and the Closing Date of any of the following events: (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited or minimum prices shall have been established on such Exchange; (ii) a general banking moratorium shall have been declared either by Federal or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities involving the United States, or a declaration by the United States of a national emergency, war or other calamity or crisis involving a prospective change in national or international political, financial or economic conditions; provided, however, that an event described in clause (i),
(ii) or (iii) above shall only constitute an FM Event if such event results in the Buyers being unable to finance the Merger. A FM Event shall not constitute a Material Adverse Change and shall not be deemed to have had a Material Adverse Effect.

        "Fraud Claim" has the meaning set forth in Section 12.08 hereof.

        "GAAP" shall mean United States generally accepted accounting principles and practices in effect from time to time as consistently applied.

        "Gaming Authorities" means any governmental authority or agency with regulatory control or jurisdiction over the conduct of lawful gaming or gambling, including, without limitation, the IGB.

        "Gaming Board Consent" means Empress Casino Joliet Settlement Agreement, dated January 31, 2001, among IGB, HGHC, Joliet and Jack B. Binion.

        "Gaming Laws" shall mean any Federal, state, local or foreign statute, ordinance, rule, regulation, permit, consent, approval, registration, finding of suitability, license, judgment, order, decree, injunction or other authorization governing or relating to the current or, in the case of HGHC and Joliet, contemplated manufacturing, distribution, casino gambling and gaming activities and operations of Joliet, including without limitation the Illinois Gambling Act and the rules and regulations promulgated thereunder.

        "Hazardous Materials" means any substance that has been defined as a "hazardous substance," "hazardous waste," "hazardous material," pollutant or contaminant under any Environmental Requirements, including, but not limited to, CERCLA, SARA, RCRA, and any other analogous federal or state law. "Hazardous Materials" include, without limitation, petroleum (including crude oil and any fraction thereof).

        "HGHC" means Horseshoe Gaming Holding Corp., a Delaware corporation.

        "HGHC Indemnitees" has the meaning set forth in Section 12.02 hereof.

        "HGHC Sale" has the meaning set forth in Section 4.01 hereof.

        "HGHC's Deferred Compensation Plan" has the meaning set forth in Section
6.06 hereof.

        "HGHC's 401(k) Plan" has the meaning set forth in Section 6.04 hereof.

        "HSR Act" has the meaning set forth in Section 2.04 hereof.

        "IGB" has the meaning set forth in Section 5.04(a) hereof.

        "Illinois Gambling Act" means 230 ILCS 10/1 et. seq.

        "Indemnification Escrow" has the meaning set forth in Section 1.05(ii) hereof.

        "Indemnification Escrow Agreement" has the meaning set forth in Section
1.09 hereof.

        "Indemnification Notice" has the meaning set forth in Section 12.03 hereof.

        "Indemnifying Party" has the meaning set forth in Section 12.03 hereof.

        "Indemnity Loss" has the meaning set forth in Section 12.01 hereof.

        "Intellectual Property" has the meaning set forth in Section 2.24 hereof.

        "Inter Track Lease" has the meaning set forth in Section 2.11(m) hereof.

        "IRS" has the meaning set forth in Section 2.09(c).

        "JAC" has the meaning set forth in the Preamble.

        "Joliet" has the meaning set forth in the Preamble.

        "Joliet Employees" has the meaning set forth in Section 6.03 hereof.

        "Joliet Program" has the meaning set forth in Section 2.17(a) hereof.

        "Law" or "Laws" shall mean any law, statute, ordinance, rule, regulation, writ, Permit, injunction, restriction, order, judgment or decree of any federal, state, local or foreign court or any federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, and any other executive or legislative proclamation, including any and all laws to the extent affecting real or tangible personal property such as zoning ordinances, building and fire codes and environmental laws.

        "Lease Documents" has the meaning set forth in Section 2.11(f) hereof.

        "Leased Real Property" has the meaning set forth in Section 2.11(a) hereof.

        "Level One Employees" has the meaning set forth in Section 3.05 hereof.

        "Lien" means any mortgage, deed of trust, lien, pledge, charge, claim, option, right of first refusal or call, encumbrance, easement, encroachment, right of a third party, security interest or other interest or restriction of any kind or character.

        "Litigation Notice" has the meaning set forth in Section 12.03 hereof.

        "Material Adverse Change" means a material adverse change in the business, prospects, assets, properties, results of operations, cash flows or financial condition of Joliet, taken as a whole (other than any effect arising out of, or resulting from, general economic conditions in the United States).

        "Material Adverse Effect" means a material adverse effect on the business, prospects, assets, properties, results of operations, cash flows or financial condition of Joliet, taken as a whole (other than any effect arising out of, or resulting from, general economic conditions in the United States).

        "McGowan Lawsuit" means the lawsuit described in Item 3 of Schedule
2.10.

        "Merger" has the meaning set forth in Section 1.01 hereof.

        "Merger Agreement" means that certain Agreement and Plan of Merger by and among Horseshoe Gaming, L.L.C., Horseshoe Gaming (Midwest), Inc., Empress Acquisition Illinois, Inc., Empress Acquisition Indiana, Inc., Empress Casino Joliet Corporation, Empress Casino Hammond Corporation and Empress Entertainment, Inc., dated as of September 2, 1998, as amended.

        "Merger Claim" has the meaning set forth in Section 12.08 hereof.

        "Merger Consideration" has the meaning set forth in Section 1.05 hereof.

        "Merger Lawsuits" has the meaning set forth in Section 12.01 hereof.

        "Net Working Capital" means, as of the Closing Date, the Current Assets of Joliet less the Current Liabilities of Joliet.

        "Non-Joliet Claim" has the meaning set forth in Section 12.08 hereof.

        "Owned Real Property" has the meaning set forth in Section 2.11(a) hereof.

        "Parent" means Argosy Gaming Company, a Delaware corporation.

        "Permits" has the meaning set forth in Section 2.15(d) hereof.

        "Permitted Exceptions" has the meaning set forth in Section 4.13 hereof.

        "Person" means an individual, a corporation, a partnership, a limited liability company, a joint venture, an association, a trust or any other entity or organization including a government or political subdivision or an agency or instrumentality thereof.

        "Personal Property" has the meaning set forth in Section 2.12(a) hereof.

        "Preamble" means that portion of this Agreement preceding Article I.

        "Prior Owners/Directors" has the meaning set forth in Section 12.01 hereof.

        "Real Property" has the meaning set forth in Section 2.11(a) hereof.

        "Required Title Policy Endorsements" has the meaning set forth in
Section 4.13 hereof.

        "Retention Bonus Plan" means the Retention Bonus Plan of HGHC.

        "Sellers" has the meaning set forth in the Preamble.

        "Sellers' Counsel" means Swidler Berlin Shereff Friedman, LLP.

        "Settlement Agreement" has the meaning set forth in Section 4.16 hereof.

        "Shares" has the meaning set forth in Section 1.10 hereof.

        "Stockholders" means the stockholders of HGHC.

        "Straddle Period" has the meaning set forth in Section 11.04(c).

        "Survey" has the meaning set forth in Section 4.14 hereof.

        "Surviving Corporation" has the meaning set forth in Section 1.01 hereof.

        "Tax" means any and all taxes, charges, fees, levies, customs duties or other assessments, including, without limitation, all net income, capital gains, gross income, gross receipts, premium, sales, use, ad valorem, transfer, franchise, profits, license, capital, withholding, payroll, employment, excise, goods and services, estimated, severance, stamp, occupation, property, windfall profits or other taxes, fees, assessments or charges of any kind whatsoever, and any interest, fines and any penalties (including penalties for failure to file in accordance with applicable information reporting requirements), additions to tax, or additional amounts imposed by any Taxing Authority, whether federal, state, or local or domestic or foreign; provided that for purposes of the definition of Tax, any interest, penalties, additions to Tax or additional amounts that relate to Taxes or information reporting requirements for any period, or a portion of any period, ended on or before the Closing Date shall include any interest, penalties, additions to Tax, or additional amounts relating to Taxes or information reporting requirements for such periods, regardless of whether such items are incurred, accrued, assessed or similarly charged on, before or after the Closing Date.

        "Tax Claim" has the meaning set forth in Section 11.04(c).

        "Tax Return" shall mean any report, return, form, declaration or other document or information required to be supplied to any authority in connection with Taxes.

        "Taxing Authority" means any domestic or foreign governmental authority having responsibility for the imposition of any Tax.

        "Tenant" has the meaning set forth in Section 2.11(m) hereof.

        "13.16 Claim" has the meaning set forth in Section 12.08 hereof.

        "Title Commitments" has the meaning set forth in Section 4.13 hereof.

        "Title Company" has the meaning set forth in Section 4.13 hereof.

        "Title Policy" has the meaning set forth in Section 4.13 hereof.

        "Transfer Taxes" has the meaning set forth in Section 11.01 hereof.

        "Transition Services Agreement" has the meaning set forth in Section
6.04 hereof.

        IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                                          HORSESHOE GAMING HOLDING CORP.,
                                          a Delaware corporation

                                          By:        /s/ Jack B. Binion
                                              ----------------------------------
                                              Name:  Jack B. Binion
                                              Title: Chief Executive Officer

                                          EMPRESS CASINO JOLIET CORPORATION,
                                          an Illinois corporation

                                          By:        /s/ Roger P. Wagner
                                              ----------------------------------
                                              Name: Roger P. Wagner
                                              Title: President and
                                                     Chief Operating Officer

                                          ARGOSY GAMING COMPANY,
                                          a Delaware corporation

                                          By:        /s/  Dale R. Black
                                              ----------------------------------
                                              Name:  Dale R. Black
                                              Title: Senior Vice President and
                                                     Chief Financial Officer

                                          JOLIET ACQUISITION CORPORATION,
                                          an Illinois corporation

                                          By:        /s/  Dale R. Black
                                              ----------------------------------
                                              Name:  Dale R. Black
                                              Title: Treasurer

                                    EXHIBIT A

                            DEPOSIT ESCROW AGREEMENT

               DEPOSIT ESCROW AGREEMENT (this "Agreement") dated as of April 12, 2001, by and among ARGOSY GAMING COMPANY, a Delaware corporation ("Buyer"), HORSESHOE GAMING HOLDING CORP., a Delaware corporation ("Seller"), and AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, as Escrow Agent (the "Escrow Agent").

                                R E C I T A L S:

   ARTICLE XV Buyer and Seller are parties to the Agreement and Plan of Merger, dated as of April 12, 2001 (the "Merger Agreement"). Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to those terms in the Merger Agreement.

   ARTICLE XVI Pursuant to the Merger Agreement, Buyer is required on this date to deposit immediately available funds in the amount of THIRTEEN MILLION NINE HUNDRED FIFTY THOUSAND DOLLARS ($13,950,000) (the "Initial Deposit") with the Escrow Agent. The Initial Deposit, together with the interest earned thereon, is referred to as the "Deposit." Buyer and Seller desire that the Escrow Agent hold the Deposit as provided in this Agreement and the Escrow Agent is willing to enter into this Agreement and perform the services described in this Agreement.

        NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, and in consideration of the mutual covenants herein contained, agree as follows:

Section 16.01 Receipt of Deposit; Deposit Escrow Account. By its signature below, the Escrow Agent acknowledges receipt from Buyer of the Initial Deposit. The Escrow Agent shall establish an account (the "Deposit Escrow Account") for Buyer and Seller and place the Initial Deposit therein. The Escrow Agent agrees that the Deposit shall be held in the Deposit Escrow Account and disbursed by the Escrow Agent in accordance with, and subject to the terms and conditions of, this Agreement.

Section 16.02  Investment of Funds.

        (a) The Deposit shall be invested and reinvested by the Escrow Agent, as jointly directed in writing by Buyer and Seller, in (a) bonds, treasury notes or other evidences of indebtedness of, and those instruments unconditionally guaranteed as to the payment of principal and interest by, the United States, or
(b) money market accounts, regular depository accounts, certificates of deposit of banks or trust companies (including, without limitation, the Escrow Agent) organized under the laws of the United States, or any state thereof, each of which has combined capital, surplus and retained earnings of at least One Billion Dollars; provided, that any investment instrument shall have the ability to be liquidated upon seventy-two (72) hours notice. In investing and reinvesting any such monies, the Escrow Agent shall act only pursuant to a letter of direction executed by a representative of Buyer and of Seller. In the absence of investment direction as described above, the Escrow Agent shall invest the deposit in the One Group Prime Money Market Fund Class A Shares.

        (b) The interest earned on the Deposit shall be paid to Buyer and Buyer shall be responsible for the payment of all taxes thereon. The Federal Tax Identification number of Buyer is 37-1304247.

Section 16.03  Disposition of Deposit.

        (a) If the Merger Agreement is terminated pursuant to Article X of the Merger Agreement, the Initial Deposit, without any right of set-off, shall be paid as set forth in Section 10.02 of the Merger Agreement. If, prior to termination of the Merger Agreement, the Buyers to the Merger Agreement (i) fulfill their obligations under Sections 5.04(a) and (b) of the Merger Agreement and (ii) deliver all the documents pursuant to Section 5.04(d) of the Merger Agreement, then the Escrow Agent shall release the Deposit to Buyer in accordance with the provisions of this Section 3. Except as provided in Section
3.2 below, the Escrow Agent shall release the Deposit only upon receipt of (i) joint written instructions executed by Buyer and Seller, (ii) an order of the arbitration tribunal (the "Arbitration Tribunal") pursuant to Section 12.04 of the Merger Agreement, or (iii) a final non-appealable order of a court of competent jurisdiction. Upon release of the Initial Deposit as provided for herein, this Agreement shall terminate, and the Escrow Agent shall be discharged of any further liability.

        (b) Either of Buyer or Seller may notify the Escrow Agent and the other party hereto in writing of its claim that it is entitled to the Initial Deposit (a "Disbursement Notice"), in the form of Exhibit A. Such claiming party, in reasonable detail, shall cite the Section(s) of the Merger Agreement and the facts and circumstances supporting its claim to the Initial Deposit. Notwithstanding the foregoing, failure to state in reasonable detail the facts and circumstances supporting the claim to the Initial Deposit shall not invalidate the Disbursement Notice to the Escrow Agent. The Escrow Agent will send notice of the claim to the other party hereto. Unless the other party notifies the Escrow Agent in writing of its objection within ten (10) calendar days of the Escrow Agent's notice, the Escrow Agent shall promptly release the Initial Deposit as specified in the Disbursement Notice.

        (c) Buyer and Seller agree to use commercially reasonable efforts to resolve any dispute that may arise with respect to this Agreement. If at any time, Buyer, on the one hand, or Seller, on the other hand, believes that a dispute exists among them with respect to this Agreement, it shall give prompt written notice thereof to the other party and the Escrow Agent. Any dispute which has not been settled or resolved within thirty (30) calendar days after receipt by Buyer or Seller of the notice thereof, as the case may be, shall be submitted for binding arbitration in an arbitration proceeding that, except as may otherwise be provided therein, shall be conducted by the Arbitration Tribunal in the same manner as the arbitration referenced in Section 12.04 of the Merger Agreement. The Arbitration Tribunal's decision shall be binding and conclusive upon the parties and the Escrow Agent. As soon as a decision has been made, the Arbitration Tribunal shall promptly deliver such decision to each of the parties hereto, and the Initial Deposit shall be disbursed by the Escrow Agent as directed by the Arbitration Tribunal in such notice. Each party hereto agrees to provide notice in writing of the commencement of any such arbitration proceeding to the Escrow Agent and the other party, as the case may be.

Section 16.04 Responsibilities of Escrow Agent. The Escrow Agent's acceptance of its duties under this Agreement is subject to the following terms and conditions, which shall govern and control with respect to its rights, duties, liabilities and immunities:

        (a) The Escrow Agent makes no representations or warranties and has no responsibilities as to the correctness of any statement contained herein, and the Escrow Agent shall not be required to inquire as to the performance of any obligation under any agreement or document other than this Agreement.

        (b) The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, receipt or other paper or document from either Buyer or Seller, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth of any information therein contained and what it purports to be. The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, instruction, notice, instrument or other writing delivered to it in compliance with the provisions of this Agreement without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of service thereof. The Escrow Agent may act or fail to act in reliance upon any instrument comporting with the provisions of this Agreement or signature believed by it, without independent investigation, to be genuine and may assume that any person purporting to give notice or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

        (c) The sole duty of the Escrow Agent, other than as herein specified, shall be to receive the Initial Deposit and hold it and any interest earned thereon subject to release, in accordance with the written instructions of Buyer and Seller or as otherwise provided for herein, and the Escrow Agent shall be under no duty to determine whether the Buyer and/or Seller are complying with requirements of the Merger Agreement. No implied covenants or obligations shall be inferred from this Agreement against the Escrow Agent, nor shall the Escrow Agent be bound by the provisions of any agreement beyond the specific terms hereof. The Escrow Agent shall have no duties or responsibilities except those expressly set forth herein and shall neither be obligated to recognize nor have any liability or responsibility arising under any other agreement to which the Escrow Agent is not a party, even though reference thereto may be made herein. The Escrow Agent shall not be required to inquire as to the performance of any obligation under any agreement or document, including, without limitation, the Merger Agreement or any agreements and documents referred to herein or therein nor shall the Escrow Agent be under any obligation to take any legal action in connection with this Agreement or towards its enforcement or performance or to appear in, prosecute or defend any action or legal proceeding in connection herewith.

        (d) Except as set forth in Sections 4.6, 4.7 and 8, the Escrow Agent does not have any interest in the Deposit, but is serving as escrow holder only and has only possession thereof.

        (e) The Escrow Agent shall not be liable for any error of judgment, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, except as may result from its own gross negligence or willful misconduct.

        (f) The Escrow Agent may consult with legal counsel selected by it and shall not be liable for any action taken or omitted by it in accordance with the advice of such counsel. If the Escrow Agent becomes involved in litigation on account of this Agreement, it shall have the right to retain counsel and shall have a first lien on the property deposited hereunder for any and all costs, attorneys' fees, charges, disbursements and expenses in connection with such litigation; and shall be entitled to reimburse itself therefor out of the property deposited hereunder, and if it shall be unable to reimburse itself from the property deposited hereunder, the parties hereto jointly and severally agree to pay to the Escrow Agent on demand its reasonable charges, counsel and attorneys' fees, disbursements, and expenses in connection with such litigation. Notwithstanding the foregoing and any statement made in Section 4.7, if the litigation or other proceeding in respect of which the Escrow Agent is entitled to reimbursement arose from a claim by Buyer against Seller or by Seller against Buyer, then the losing party to such litigation (the "Losing Party") only shall bear the Escrow Agent's attorneys' fees, charges, disbursements and expenses in connection with such litigation or other proceeding. The Losing Party also agrees (i) to bear the attorneys' fees, charges, disbursements and expenses of the party prevailing in such litigation or other proceeding (the "Prevailing Party") and (ii) to indemnify the Prevailing Party for any portion of the Deposit to which the Prevailing Party would otherwise be entitled but for the use by the Escrow Agent of such funds to pay the attorneys' fees, charges, disbursements and expenses of such litigation or other proceeding.

        (g) The Buyer and Seller, jointly and severally, agree to indemnify the Escrow Agent against and save it harmless from any and all claims, liabilities, costs, payments and expenses, including reasonable fees and expenses of counsel (who may be selected by the Escrow Agent), incurred as a result of or in connection with the performance of this Agreement, except as a result of the Escrow Agent's own gross negligence or willful misconduct; provided, that costs and expenses shall be advanced to the Escrow Agent until a final unappealable determination has been made that the Escrow Agent is not entitled to indemnification. The Escrow Agent shall have a first lien on the property deposited hereunder for any and all amounts due under this Section; and shall be entitled to reimburse itself therefor out of the property deposited hereunder if such amounts have not been paid within thirty (30) calendar days of a written demand.

        (h) The duties of the Escrow Agent hereunder are solely ministerial in nature, and the Escrow Agent shall not have any liability under, or duty to inquire into, the terms and provisions of any other agreement or document.

        (i) If any property held by the Escrow Agent hereunder shall be attached, garnished or levied upon under an order of court, or the delivery thereof shall be stayed or enjoined by any order of court, or any other writ, order, judgment or decree shall be entered or issued by any court affecting such property, or any part thereof, or any act of the Escrow Agent, then the

Escrow Agent is hereby expressly authorized to use its sole discretion to obey and comply with all writs, orders, judgments or decrees so entered or issued, whether with or without jurisdiction, and in the case the Escrow Agent obeys and complies with any such writ, order, judgment or decree, it shall not be liable to any person, firm or corporation by reason of such compliance notwithstanding the fact that such writ, order, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

        (j) The parties recognize and agree that the Escrow Agent will not provide supervision, recommendations or advice relating to either the investment of moneys held in the Deposit Escrow Account or the purchase, sale, retention or other disposition of any investment. Interest and other earnings on investments shall be added to the Deposit Escrow Account. Any loss or expense incurred as a result of an investment will be borne by the Deposit Escrow Account. The Escrow Agent is hereby authorized to execute purchases and sales of investments through the facilities of its own trading or capital markets operations or those of any affiliated entity. The Escrow Agent shall send statements to each of the other parties hereto on a monthly basis reflecting activity in the Deposit Escrow Account for the preceding month. Although each of the other parties recognizes that it may obtain a broker confirmation or written statement containing comparable information at no additional cost, such parties hereby agree that confirmations of investments are not required to be issued by the Escrow Agent for each month in which a monthly statement is rendered. However, no statement need be rendered for the Deposit Escrow Account if no activity occurred for such month.

        (k) Any banking association or corporation into which the Escrow Agent may be merged, converted or with which the Escrow Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent shall be a party, or any banking association or corporation to which all or any part of the corporate trust business of the Escrow Agent shall be transferred, shall succeed to all the Escrow Agent's rights, obligations and immunities hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 16.05 Time of Performance. Whenever under the terms hereof the time for performance of any provision shall fall on a date which is not a regular business day of the Escrow Agent, the performance thereof on the next succeeding regular business day of the Escrow Agent shall be deemed to be in full compliance.

Section 16.06 Interpleader. If any dispute or controversy arises or conflicting instructions from Buyer and Seller are received respecting the administration or disposition of the Deposit, or any part thereof, and such dispute or controversy has not been submitted to arbitration as provided in Section 3.3 hereof, or at any time, in its sole discretion, the Escrow Agent shall have the right but not the obligation to interplead the parties to such dispute or controversy in any court of competent jurisdiction and to deposit with such court the Deposit remaining in the Deposit Escrow Account, or any portion thereof. Thereafter the Escrow Agent shall be fully released and discharged from all further obligations hereunder with respect to that portion of the Deposit deposited with the court in such proceedings, except in the case of its own gross negligence or willful misconduct.

Section 16.07 Resignation or Removal of Escrow Agent. If the Escrow Agent resigns or is removed, then Buyer and Seller shall mutually agree upon and name a substitute for the Escrow Agent ("Successor Escrow Agent"), which shall be a bank or trust company and which shall perform the same duties and responsibilities, and which shall be entitled to the same protection as the original Escrow Agent named herein. The Escrow Agent shall have the unequivocal right to resign as Escrow Agent upon at least ten (10) days' prior written notice delivered to Buyer and Seller; provided, that, in any event, such resignation shall not be effective until such time as a Successor Escrow Agent has been appointed, has accepted its appointment and has taken possession of the Deposit. Upon mutual agreement by Buyer and Seller, the Escrow Agent may be removed upon not less than five (5) days' prior written notice; provided, that, in any event, such removal shall not be effective until such time as a Successor Escrow Agent has been appointed, has accepted its appointment and has taken possession of the Deposit. In either of said events, if a Successor Escrow Agent is not appointed within the periods noted above, the Escrow Agent, Buyer or Seller may petition a court of competent jurisdiction to name a Successor Escrow Agent, whether by interpleader or other appropriate action, and the decision of such court shall be binding upon all parties to this Agreement.

Section 16.08 Compensation of Escrow Agent. The Escrow Agent has agreed to serve hereunder for such fees as are set forth in Exhibit B, which fees are to be paid as described in Exhibit B.

Section 16.09 Amendment and Termination. This Agreement may be amended or terminated only by a writing signed by the Escrow Agent and each of Buyer and Seller. Once the Deposit has been fully distributed, this Agreement shall terminate and the Escrow Agent shall be fully discharged and shall have no further duties or responsibilities hereunder; provided, however, that the compensation and expense reimbursement provisions and the exculpatory and indemnification provisions of Sections 4.5, 4.6, 4.7 and 8 shall survive termination of this Agreement and the resignation or removal of the Escrow Agent.

Section 16.10 Notices. Any notice, request, instruction or other document to be given under this Agreement by any party shall be in writing and shall be delivered personally, by registered or certified mail, postage prepaid, return receipt requested, by overnight courier or by facsimile transmission, as follows:

               (a)    If to the Buyer, at:

                             Argosy Gaming Company
                             219 Piasa Street
                             Alton, Illinois 62002
                             Attn: Donald Malloy
                             Phone: 618-474-7470
                             Facsimile:     618-474-7474

                      With a copy to:

                             Winston & Strawn
                             35 West Wacker Drive
                             Chicago, IL 60601
                             Attn: Andrew J. McDonough
                             R. Cabell Morris
                             Phone: (312)-558-5600
                             Facsimile: (312)-558-5700


               (b)    If to the Seller, at:

                             Prior to May 1, 2001
                             Horseshoe Gaming Holding Corp.
                             2300 Empress Road
                             Joliet, Illinois 60436
                             Attention:  Kirk C. Saylor or Dominic F. Polizzotto
                             Phone: (815)-744-8637
                             Facsimile:  (815) 744-8637

                             On or after May 1, 2001
                             Horseshoe Gaming Holding Corp.
                             18454 S. West Creek Drive
                             Tinley Park, Illinois 60477
                             Attention:  Kirk C. Saylor or Dominic F. Polizzotto

                      With a copy to:

                             Ice Miller
                             One American Square
                             Box 82001
                             Indianapolis, IN 46282-0002
                             Attention:   Lacy Johnson, Esq.
                             Phone: (317)-236-2100
                             Facsimile:  (317) 236-2219

                      and a copy to:

                             Swidler Berlin Shereff Friedman, LLP
                             The Chrysler Building
                             405 Lexington Avenue
                             New York, NY 10174
                             Attention:  Martin Nussbaum, Esq.
                             Phone: 212-973-0111
                             Facsimile:  (212) 891-9598

               (c)    if to the Escrow Agent, at:

                             American National Bank and Trust Company of Chicago 120 South LaSalle Street
                             Mail Code: IL1-1250
                             Chicago, IL 60603
                             Attention:     Tim Martin
                             Facsimile:     312-661-6491

or to such other address or person as any party may designate by a notice to the other parties which is given in the manner required above. Any such notice, request, instruction or other document shall be deemed to have been delivered and received as of the date personally delivered, or if mailed, three days after the date deposited with the U.S. Postal Service (postage prepaid), or if telecopied, the date on which such telecopy is sent (as confirmed by return facsimile transmission) or if by overnight courier the day following the day on which such notice is properly placed with a reliable courier (postage prepaid).

Section 16.11 Cooperation with Escrow Agent. The parties to this Agreement shall cooperate with the Escrow Agent, as the Escrow Agent reasonably deems necessary or desirable to perform its duties and obligations under this Agreement. Without limiting the foregoing, the parties shall provide the Escrow Agent with all information necessary to make any distribution, including names, addresses, social security numbers and tax identification numbers. The Escrow Agent shall be entitled to rely upon the most recent information received from any party without further inquiry and each party shall be responsible for notifying the Escrow Agent of any new or changed information pertaining to such party.

Section 16.12 Miscellaneous. This Agreement shall be binding upon the successors and assigns of the parties hereto and shall inure to the benefit of and be enforceable by each of them and their respective permitted successors and assigns. The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof (except for the provisions of the Merger Agreement relating thereto), and supersedes all prior and contemporaneous agreements and understandings of the parties, oral or written, in connection herewith. This Agreement is a personal one among the Buyer, the Seller and the Escrow Agent and no assignment or attempted assignment of this Agreement or any right, obligation or interest hereunder by the Buyer or the Seller other than as contemplated herein shall be of any force or effect unless and until the Escrow Agent, in its sole discretion, shall give its written consent thereto. No person, firm or corporation shall be recognized by the Escrow Agent as a successor or either the Buyer or the Seller until there shall be presented to the Escrow Agent evidence reasonably satisfactory to it of such succession.

Section 16.13 Governing Law: Consent to Jurisdiction. This Agreement shall be construed in accordance with, and governed by, the internal laws of the State of Illinois as applied to contracts made and to be performed entirely within the State of Illinois. Any legal action, suit or proceeding arising out of or relating to this Agreement may be instituted in any state or federal court located within the State of Illinois, and each party hereto agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each party hereto further irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding.

        IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                        HORSESHOE GAMING HOLDING CORP.



                                        By:      /s/ Jack B. Binion
                                           ------------------------------
                                        Its:     Chief Executive Officer
                                            -----------------------------


                                        ARGOSY GAMING COMPANY



                                        By:      /s/ Dale R. Black
                                            -----------------------------
                                        Its:     Senior Vice President and
                                                 Chief Financial Officer
                                            ------------------------------

                                        AMERICAN NATIONAL BANK AND TRUST COMPANY
                                        OF CHICAGO, as Escrow Agent

                                        By:      /s/ Timothy P. Martin
                                            ------------------------------
                                        Its:     Assistant Vice President
                                            ------------------------------

                                    EXHIBIT A

ESCROW DISBURSEMENT NOTICE
[Deposit Escrow Agreement]



To:     American National Bank and Trust Company of Chicago
        Attn: Timothy P. Martin
        120 South LaSalle Street
        Mail Code: IL1-1250
        Chicago, IL 60603

Date:

        This Escrow Disbursement Notice is delivered to you pursuant to Section
3.2 of the Deposit Escrow Agreement, dated as of April __, 2001 (the "Deposit Escrow Agreement"), by and among Argosy Gaming Company, a Delaware corporation ("Buyer"), Horseshoe Gaming Holding Corp., a Delaware corporation ("Seller"), and American National Bank and Trust Company of Chicago as Escrow Agent. Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to those terms in the Deposit Escrow Agreement.

        Please be advised that you are hereby directed to distribute from the Deposit Escrow Account the property now held in your possession and described herein in the following manner, to wit:

[STATE THE AMOUNT OF DEPOSIT TO BE DISTRIBUTED AND THE RECIPIENT(S) OF SUCH
FUNDS]


Signed this __ day of ______________, _________.

[_______________]


By:__________________________________
        Name:  [_______________]
        Title: [_______________]

                                    EXHIBIT B

                             BONUS ESCROW AGREEMENT

        BONUS ESCROW AGREEMENT (this "Agreement") dated as of April [__], 2001, by and among ARGOSY GAMING COMPANY, a Delaware corporation ("Buyer"), HORSESHOE GAMING HOLDING CORP., a Delaware corporation ("HGHC"), and AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO (the "Escrow Agent").

                                    RECITALS:

               A. Buyer and HGHC are parties to the Agreement and Plan of Merger, dated as of April 12, 2001 (the "Merger Agreement"). Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to those terms in the Merger Agreement.

               B. Pursuant to the Merger Agreement, HGHC is depositing or causing to be deposited TWO MILLION FOUR HUNDRED SEVENTY SIX THOUSAND TWO HUNDRED SIXTY-FOUR Dollars ($2,476,264) (the "Initial Retention Bonus Amount") for the purpose of reimbursing Joliet for amounts paid to certain employees of Joliet under the Retention Bonus Plan. All funds deposited by HGHC with the Escrow Agent pursuant to the Merger Agreement and this Agreement, together with the interest earned thereon, shall be known as the "Retention Bonus Amount." Buyer and HGHC desire that the Escrow Agent hold such Retention Bonus Amount as provided in this Agreement and Escrow Agent is willing to enter into this Agreement and perform as required herein.

               NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, and in consideration of the mutual covenants herein contained, agree as follows:

        Receipt of Retention Bonus Amount; Bonus Escrow Account. By its signature below, the Escrow Agent acknowledges receipt from HGHC of the Initial Retention Bonus Amount. The Escrow Agent shall establish an account (the "Bonus Escrow Account") for HGHC and place the Initial Retention Bonus Amount therein. HGHC and the Escrow Agent agree that the Retention Bonus Amount shall be held in the Bonus Escrow Account and disbursed by the Escrow Agent in accordance with, and subject to the terms and conditions of, this Agreement.

                              Investment of Funds.

The Retention Bonus Amount shall be invested and reinvested by the Escrow Agent, as directed in writing by HGHC, in (a) bonds, treasury notes or other evidences of indebtedness of, and those instruments unconditionally guaranteed as to the payment of principal and interest by, the United States or (b) money market accounts, regular depository accounts, certificates of deposit of banks or trust companies (including, without limitation the Escrow Agent) organized under the laws of the United States, or any state thereof, each of which has combined capital, surplus and retained earnings of at least One Billion Dollars; provided, that any investment instrument shall have the ability to be liquidated upon seventy-two (72) hours notice. In investing and reinvesting any such monies, the Escrow Agent shall act only pursuant to a letter of direction executed by a representative of HGHC. In the absence of investment direction as described above, the Escrow Agent shall invest the deposit in the One Group Prime Money Market Fund Class A Shares.

The interest earned on the Retention Bonus Amount shall be paid to HGHC, and HGHC shall be responsible for the payment of all taxes thereon. HGHC's federal tax identification number is 88-0425131.

                     Disposition of Retention Bonus Amount.

The funds in the Bonus Escrow Account shall be held by the Escrow Agent in trust pending the ninety (90) day anniversary of the Closing Date. Not less than ten
(10) days prior to the ninety (90) day anniversary of the Closing Date, Buyer shall cause Joliet to deliver to HGHC and the Escrow Agent, a list (the "Bonus List"), of (i) the persons entitled to a distribution pursuant to the Retention Bonus Plan (each a "Retained Employee") and (ii) the amount to be paid to each Retained Employee pursuant to the Retention Bonus Plan (each a "Retention Payment" and the aggregate of such amounts the "Disbursement Amount"). On the ninety (90) day anniversary of the Closing Date, Buyer shall cause Joliet to deliver to HGHC and the Escrow Agent a certification specifying any changes to the Bonus List as of such date (the "Bonus Certification"). Subject to Section 3.2, upon receipt of the Bonus Certification, HGHC shall instruct the Escrow Agent to deliver the Disbursement Amount to Joliet. Upon receipt of the Disbursement Amount, Joliet shall disburse the appropriate Retention Payment to each Retained Employee. The remaining balance of the Retention Bonus Amount, if any, (the "Balance") shall be promptly distributed by the Escrow Agent to HGHC in accordance with the terms of this Agreement.

Within five (5) days of receipt of the Bonus List, HGHC may notify the Escrow Agent and Buyer in writing of its claim that one or more persons indicated on the Bonus List are not entitled to all or any portion of the applicable Retention Payment indicated thereon (a "Disbursement Notice"). HGHC shall, in reasonable detail, cite the reasons for its claims and the facts and circumstances supporting its claims regarding the Retention Payments. Notwithstanding the foregoing, failure to state in reasonable detail the facts and circumstances supporting the claims indicated in the Disbursement Notice shall not invalidate the Disbursement Notice to the Escrow Agent. The Escrow Agent will send notice of the claims to Buyer and unless Buyer notifies the Escrow Agent and HGHC of its objection within five (5) days of the Escrow Agent's notice ("Objection Notice"), the Escrow Agent shall deduct the amount indicated by HGHC in the Disbursement Notice (the "Disputed Amount") from the Disbursement Amount, such amount shall become a portion of the Balance and the Retention Payments to be disbursed by Joliet shall be reduced as specified in the Disbursement Notice. If Buyer delivers an Objection Notice to the Escrow Agent and HGHC in accordance with this Section 3.2, the Escrow Agent shall release the Disbursement Amount less the Disputed Amount to Buyer and the dispute between Buyer and HGHC regarding the Disputed Amount shall be resolved pursuant to Section 3.3.

Buyer and HGHC agree to use commercially reasonable efforts to resolve any dispute that may arise with respect to this Agreement. At any time, Buyer or HGHC believes that a dispute exists between them with respect to this Agreement, it shall give prompt written notice thereof to the other parties and the Escrow Agent. Any dispute which has not been settled or resolved within thirty (30) days after receipt by Buyer or HGHC of the notice thereof, as the case may be, shall be submitted for binding arbitration in Chicago, Illinois, in an arbitration proceeding that, except as may otherwise be provided therein, shall be conducted by the arbitration tribunal in the same manner as the arbitration referenced in Section 12.04 of the Merger Agreement. The arbitration tribunal's decision shall be binding and conclusive upon the parties and the Escrow Agent. As soon as a decision has been made, the arbitration tribunal shall promptly deliver such decision to each of the parties hereto, and the Disputed Amount shall be disbursed by the Escrow Agent as directed by the arbitration tribunal in such notice. Each party hereto agrees to provide notice in writing of the commencement of any such arbitration proceeding to the Escrow Agent and the other parties, as the case may be.

Responsibilities of Escrow Agent. The Escrow Agent's acceptance of its duties under this Agreement is subject to the following terms and conditions, which shall govern and control with respect to its rights, duties, liabilities and immunities:

The Escrow Agent makes no representations or warranties and has no responsibilities as to the correctness of any statement contained herein, and the Escrow Agent shall not be required to inquire as to the performance of any obligation under any agreement or document other than this Agreement.

The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, receipt or other paper or document from either Buyer or HGHC, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth of any information therein contained and what it purports to be. The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, instruction, notice, instrument or other writing delivered to it in compliance with the provisions of this Agreement without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of service thereof. The Escrow Agent may act or fail to act in reliance upon any instrument comporting with the provisions of this Agreement or signature believed by it, without independent investigation, to be genuine and may assume that any person purporting to give notice or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

The sole duty of the Escrow Agent, other than as herein specified, shall be to receive the Initial Retention Bonus Amount and hold it and any interest earned thereon subject to release, in accordance with the written instructions of Buyer or HGHC or as otherwise provided for herein, and the Escrow Agent shall be under no duty to determine whether the Buyer and/or HGHC are complying with requirements of the Merger Agreement. No implied covenants or obligations shall be inferred from this Agreement against the Escrow Agent, nor shall the Escrow Agent be bound by the provisions of any agreement beyond the specific terms hereof. The Escrow Agent shall have no duties or responsibilities except those expressly set forth herein and shall neither be obligated to recognize nor have any liability or responsibility arising under any other agreement to which the Escrow Agent is not a party, even though reference thereto may be made herein. The Escrow Agent shall not be required to inquire as to the performance of any obligation under any agreement or document, including, without limitation, the Merger Agreement or any agreements and documents referred to herein or therein nor shall the Escrow Agent be under any obligation to take any legal action in connection with this Agreement or towards its enforcement or performance or to appear in, prosecute or defend any action or legal proceeding in connection herewith.

Except as set forth in Sections 4.6, 4.7 and 8, the Escrow Agent does not have any interest in the Retention Bonus Amount, but is serving as escrow holder only and has only possession thereof.

The Escrow Agent shall not be liable for any error of judgment, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, except as may result from its own gross negligence or willful misconduct.

The Escrow Agent may consult with legal counsel selected by it and shall not be liable for any action taken or omitted by it in accordance with the advice of such counsel. If the Escrow Agent becomes involved in litigation on account of this Agreement, it shall have the right to retain counsel and shall have a first lien on the property deposited hereunder for any and all costs, attorneys' fees, charges, disbursements and expenses in connection with such litigation; and shall be entitled to reimburse itself therefor out of the property deposited hereunder, and if it shall be unable to reimburse itself from the property deposited hereunder, the parties hereto jointly and severally agree to pay to the Escrow Agent on demand its reasonable charges, counsel and attorneys' fees, disbursements, and expenses in connection with such litigation. Notwithstanding the foregoing and any statement made in Section 4.7, if the litigation or other proceeding in respect of which the Escrow Agent is entitled to reimbursement arose from a claim by Buyer against HGHC or HGHC against Buyer, then the losing party to such litigation (the "Losing Party") only shall bear the Escrow Agent's attorneys' fees, charges, disbursements and expenses in connection with such litigation or other proceeding. The Losing Party also agrees (i) to bear the attorneys' fees, charges, disbursements and expenses of the party prevailing in such litigation or other proceeding (the "Prevailing Party") and (ii) to indemnify the Prevailing Party for any portion of the Retention Bonus Amount to which the Prevailing Party would otherwise be entitled but for the use by the Escrow Agent of such funds to pay the attorneys' fees, charges, disbursements and expenses of such litigation or other proceeding.

The Buyer and HGHC, jointly and severally, agree to indemnify the Escrow Agent against and save it harmless from any and all claims, liabilities, costs, payments and expenses, including reasonable fees and expenses of counsel (who may be selected by the Escrow Agent), incurred as a result of or in connection with the performance of this Agreement, except as a result of the Escrow Agent's own gross negligence or willful misconduct; provided, that costs and expenses shall be advanced to the Escrow Agent until a final unappealable determination has been made that the Escrow Agent is not entitled to indemnification. The Escrow Agent shall have a first lien on the property deposited hereunder for any and all amounts due under this Section; and shall be entitled to reimburse itself therefor out of the property deposited hereunder if such amounts have not been paid within thirty (30) calendar days of a written demand.

The duties of the Escrow Agent hereunder are solely ministerial in nature, and the Escrow Agent shall not have any liability under, or duty to inquire into, the terms and provisions of any other agreement or document.

If any property held by the Escrow Agent hereunder shall be attached, garnished or levied upon under an order of court, or the delivery thereof shall be stayed or enjoined by any order of court, or any other writ, order, judgment or decree shall be entered or issued by any court affecting such property, or any part thereof, or any act of the Escrow Agent, then the Escrow Agent is hereby expressly authorized to use its sole discretion to obey and comply with all writs, orders, judgments or decrees so entered or issued, whether with or without jurisdiction, and in the case the Escrow Agent obeys and complies with any such writ, order, judgment or decree, it shall not be liable to any person, firm or corporation by reason of such compliance notwithstanding the fact that such writ, order, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

The parties recognize and agree that the Escrow Agent will not provide supervision, recommendations or advice relating to either the investment of moneys held in the Bonus Escrow Account or the purchase, sale, retention or other disposition of any investment. Interest and other earnings on investments shall be added to the Bonus Escrow Account. Any loss or expense incurred as a result of an investment will be borne by the Bonus Escrow Account. The Escrow Agent is hereby authorized to execute purchases and sales of investments through the facilities of its own trading or capital markets operations or those of any affiliated entity. The Escrow Agent shall send statements to each of the other parties hereto on a monthly basis reflecting activity in the Bonus Escrow Account for the preceding month. Although each of the other parties recognizes that it may obtain a broker confirmation or written statement containing comparable information at no additional cost, such parties hereby agree that confirmations of investments are not required to be issued by the Escrow Agent for each month in which a monthly statement is rendered. However, no statement need be rendered for the Bonus Escrow Account if no activity occurred for such month.

Any banking association or corporation into which the Escrow Agent may be merged, converted or with which the Escrow Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent shall be a party, or any banking association or corporation to which all or any part of the corporate trust business of the Escrow Agent shall be transferred, shall succeed to all the Escrow Agent's rights, obligations and immunities hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

        Time of Performance. Whenever under the terms hereof the time for performance of any provision shall fall on a date which is not a regular business day of the Escrow Agent, the performance thereof on the next succeeding regular business day of the Escrow Agent shall be deemed to be in full compliance.

        Interpleader. If any dispute or controversy arises respecting the administration or disposition of the Retention Bonus Amount, or any part thereof, and such dispute or controversy has not been submitted to arbitration as provided in Section 3.3 hereof, or at any time, in its sole discretion, the Escrow Agent shall have the right but not the obligation to interplead the parties to such dispute or controversy in any court of competent jurisdiction and to deposit with such court the Retention Bonus Amount remaining in the Bonus Escrow Account, or any portion thereof. Thereafter the Escrow Agent shall be fully released and discharged from all further obligations hereunder with respect to that portion of the Retention Bonus Amount deposited with the court in such proceedings, except in the case of its own gross negligence or willful misconduct.

        Resignation or Removal of Escrow Agent. If the Escrow Agent resigns or is removed, then Buyer and HGHC shall mutually agree upon and name a substitute for the Escrow Agent ("Successor Escrow Agent"), which shall be a bank or trust company and which shall perform the same duties and responsibilities, and which shall be entitled to the same protection as the original Escrow Agent named herein. The Escrow Agent shall have the unequivocal right to resign as Escrow Agent upon at least ten (10) days' prior written notice delivered to Buyer and HGHC; provided, that, in any event, such resignation shall not be effective until such time as a Successor Escrow Agent has been appointed, has accepted its appointment and has taken possession of the Retention Bonus Amount. Upon mutual agreement by Buyer and HGHC, the Escrow Agent may be removed upon not less than five (5) days' prior written notice; provided, that, in any event, such removal shall not be effective until such time as a Successor Escrow Agent has been appointed, has accepted its appointment and has taken possession of the Retention Bonus Amount. In either of said events, if a Successor Escrow Agent is not appointed within the periods noted above, the Escrow Agent, Buyer or HGHC may petition a court of competent jurisdiction to name a Successor Escrow Agent, whether by interpleader or other appropriate action, and the decision of such court shall be binding upon all parties to this Agreement.

        Compensation of Escrow Agent. The Escrow Agent has agreed to serve hereunder for such fees as are set forth in Exhibit B, which fees are to be paid as described in Exhibit B.

        Amendment and Termination. This Agreement may be amended or terminated only by a writing signed by the Escrow Agent and each of Buyer and HGHC. Once the Retention Bonus Amount has been fully distributed, this Agreement shall terminate and the Escrow Agent shall be fully discharged and shall have no further duties or responsibilities hereunder; provided, however, that the compensation and expense reimbursement provisions and the exculpatory and indemnification provisions of Sections 4.5, 4.6, 4.7 and 8 shall survive termination of this Agreement and the resignation or removal of the Escrow Agent.

        Notices. Any notice, request, instruction or other document to be given under this Agreement by any party shall be in writing and shall be delivered personally, by registered or certified mail, postage prepaid, return receipt requested, by overnight courier or by facsimile transmission, as follows:

               (a)    If to the Buyer, at:

                             Argosy Gaming Company
                             219 Piasa Street
                             Alton, Illinois 62002
                             Attn: Donald Malloy
                             Phone: (618) 474-7470
                             Facsimile: (618) 474-7474


                      With a copy to:

                             Winston & Strawn
                             35 West Wacker Drive
                             Chicago, IL 60601
                             Attn: Andrew J. McDonough
                             R. Cabell Morris
                             Phone: (312) 558-5600
                             Facsimile: (312) 558-5700


               (b)    If to the HGHC, at:

                             Prior to May 1, 2001
                             Horseshoe Gaming Holding Corp.
                             2300 Empress Road
                             Joliet, Illinois 60436
                             Attention:  Kirk C. Saylor or Dominic F. Polizzotto
                             Phone: (815) 744-8637
                             Facsimile: (815) 744-8637

                             On or after May 1, 2001
                             Horseshoe Gaming Holding Corp.
                             18454 S. West Creek Drive
                             Tinley Park, Illinois 60477
                             Attention:  Kirk C. Saylor or Dominic F. Polizzotto


                      With a copy to:

                             Ice Miller
                             One American Square

                             Box 82001
                             Indianapolis, IN 46282-0002
                             Attention:   Lacy Johnson, Esq.
                             Phone: (317) 236-2100
                             Facsimile: (317) 236-2219

                      and a copy to:

                             Swidler Berlin Shereff Friedman, LLP
                             The Chrysler Building
                             405 Lexington Avenue
                             New York, NY 10174
                             Attention:  Martin Nussbaum, Esq.
                             Phone: 212-973-0111
                             Facsimile:  (212) 891-9598

               (c)    if to the Escrow Agent, at:

                             American National Bank and Trust Company of Chicago 120 South LaSalle Street
                             Mail Code: IL1-1250
                             Chicago, IL 60603
                             Attention: Tim Martin
                             Facsimile: (312) 661-6491

or to such other address or person as any party may designate by a notice to the other parties which is given in the manner required above. Any such notice, request, instruction or other document shall be deemed to have been delivered and received as of the date personally delivered, or if mailed, three days after the date deposited with the U.S. Postal Service (postage prepaid), or if telecopied, the date on which such telecopy is sent (as confirmed by return facsimile transmission) or if by overnight courier the day following the day on which such notice is properly placed with a reliable courier (postage prepaid).

        Cooperation with Escrow Agent. The parties to this Agreement shall cooperate with the Escrow Agent, as the Escrow Agent reasonably deems necessary or desirable to perform its duties and obligations under this Agreement. Without limiting the foregoing, the parties shall provide the Escrow Agent with all information necessary to make any distribution, including names, addresses, social security numbers and tax identification numbers. The Escrow Agent shall be entitled to rely upon the most recent information received from any party without further inquiry and each party shall be responsible for notifying the Escrow Agent of any new or changed information pertaining to such party.

        Miscellaneous. This Agreement shall be binding upon the successors and assigns of the parties hereto and shall inure to the benefit of and be enforceable by each of them and their respective permitted successors and assigns. The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof (except for the provisions of the Merger Agreement relating thereto), and supersedes all prior and contemporaneous agreements and understandings of the parties, oral or written, in connection herewith. This Agreement is a personal one among Buyer, HGHC and the Escrow Agent and no assignment or attempted assignment of this Agreement or any right, obligation or interest hereunder by Buyer or HGHC other than as contemplated herein shall be of any force or effect unless and until the Escrow Agent, in its sole discretion, shall give its written consent thereto. No person, firm or corporation shall be recognized by the Escrow Agent as a successor or either Buyer or HGHC until there shall be presented to the Escrow Agent evidence reasonably satisfactory to it of such succession.

        Governing Law: Consent to Jurisdiction. This Agreement shall be construed in accordance with, and governed by, the internal laws of the State of Illinois as applied to contracts made and to be performed entirely within the State of Illinois. Any legal action, suit or proceeding arising out of or relating to this Agreement may be instituted in any state or federal court located within the State of Illinois, and each party hereto agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each party hereto further irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding.

        IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                           HORSESHOE GAMING HOLDING CORP.



                                           By:__________________________________

                                           Its:_________________________________


                                           ARGOSY GAMING COMPANY



                                           By:__________________________________

                                           Its:_________________________________


                                           AMERICAN NATIONAL BANK AND
                                           TRUST COMPANY OF CHICAGO



                                           By:__________________________________

                                           Its:_________________________________

                                    EXHIBIT B

                          COMPENSATION OF ESCROW AGENT

Annual Charge

                                                                       $4,000.00

               Any out-of-pocket expenses, or extraordinary fees or expenses such as attorney's fees or messenger costs, are additional and are not included in the above schedule.

               The annual fee is billed in advance and payable prior to that year's service.

               The fees and expenses will be paid one half by Buyer and one half by HGHC.

                                    EXHIBIT C

                        INDEMNIFICATION ESCROW AGREEMENT

               INDEMNIFICATION ESCROW AGREEMENT (this "Agreement") dated as of April [___], 2001, by and among ARGOSY GAMING COMPANY, a Delaware corporation ("Buyer"), HORSESHOE GAMING HOLDING CORP., a Delaware corporation ("Seller"), and AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, as Escrow Agent (the "Escrow Agent").

                                R E C I T A L S:

A. Buyer and Seller are parties to the Agreement and Plan of Merger, dated as of April 12, 2001 (the "Merger Agreement"). Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to those terms in the Merger Agreement.

B. Pursuant to the Merger Agreement, Seller is required on this date to deposit immediately available funds in the amount of THIRTEEN MILLION NINE HUNDRED FIFTY THOUSAND DOLLARS ($13,950,000) (the "Initial Deposit") with the Escrow Agent for the purpose of ensuring that certain indemnity payments are made to Buyer. The Initial Deposit, together with the interest earned thereon, is referred to as the "Deposit." Buyer and Seller desire that the Escrow Agent hold the Deposit as provided in this Agreement and the Escrow Agent is willing to enter into this Agreement and perform the services described in this Agreement.

        NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, and in consideration of the mutual covenants herein contained, agree as follows:

1. Receipt of Deposit; Deposit Escrow Account. By its signature below, the Escrow Agent acknowledges receipt from Seller of the Initial Deposit. The Escrow Agent shall establish an account (the "Deposit Escrow Account") for Buyer and Seller and place the Initial Deposit therein. The Escrow Agent agrees that the Deposit shall be held in the Deposit Escrow Account and disbursed by the Escrow Agent in accordance with, and subject to the terms and conditions of, this Agreement.

2. Investment of Funds.

        2.1 The Deposit shall be invested and reinvested by the Escrow Agent, as jointly directed in writing by Buyer and Seller, in (a) bonds, treasury notes or other evidences of indebtedness of, and those instruments unconditionally guaranteed as to the payment of principal and interest by, the United States, or
(b) money market accounts, regular depository accounts, certificates of deposit of banks or trust companies (including, without limitation, the Escrow

Agent) organized under the laws of the United States, or any state thereof, each of which has combined capital, surplus and retained earnings of at least One Billion Dollars; provided, that any investment instrument shall have the ability to be liquidated upon seventy-two (72) hours notice. In investing and reinvesting any such monies, the Escrow Agent shall act only pursuant to a letter of direction executed by a representative of Buyer and of Seller. In the absence of investment direction as described above, the Escrow Agent shall invest the deposit in the One Group Prime Money Market Fund Class A Shares.

        2.2 The interest earned on the Deposit shall be paid to Seller and Seller shall be responsible for the payment of all taxes thereon. The Federal Tax Identification number of Seller is 88-0425131.

3. Disposition of Deposit.

        3.1 If the Buyer is entitled to receive an indemnity payment pursuant to
Section 12.01 or Article XI of the Merger Agreement, the applicable portion of the Initial Deposit, without any right of set-off, shall be paid to the Buyer pursuant to this Agreement (an "Indemnity Distribution"). Except as provided in Sections 3.2 or 3.4 below, the Escrow Agent shall release the Deposit only upon receipt of (i) joint written instructions executed by Buyer and Seller, (ii) an order of the arbitration tribunal (the "Arbitration Tribunal") pursuant to
Section 12.04 of the Merger Agreement, or (iii) a final non-appealable order of a court of competent jurisdiction. Upon release of the entire Initial Deposit as provided for herein, this Agreement shall terminate, and the Escrow Agent shall be discharged of any further liability.

        3.2 Buyer may notify the Escrow Agent and the Seller in writing of its claim that it is entitled to receive an Indemnity Distribution to satisfy an indemnity obligation of the Seller (a "Disbursement Notice"), in the form of Exhibit A. Buyer shall, in reasonable detail, cite the Section(s) of the Merger Agreement and the facts and circumstances supporting its claim to receive an Indemnity Distribution. Notwithstanding the foregoing, failure to state in reasonable detail the facts and circumstances supporting the claim to the Initial Deposit shall not invalidate the Disbursement Notice to the Escrow Agent. The Escrow Agent will send notice of the claim to the Seller. Unless the Seller notifies the Escrow Agent in writing of its objection within ten (10) calendar days of the Escrow Agent's notice, the Escrow Agent shall promptly release the requested Indemnity Distribution to the Buyer as specified in the Disbursement Notice.

        3.3 If the Seller is entitled to receive the Deposit, or the remaining portion thereof held by the Escrow Agent, pursuant to Section 13.01 of the Merger Agreement, such amount shall be paid to the Seller pursuant to this Agreement (a "Deposit Distribution"). Except as provided in Sections 3.2 or 3.4 below, the Escrow Agent shall release the Deposit, or the remaining portion of the Deposit held by the Escrow Agent, only upon receipt of (i) joint written instructions executed by Buyer and Seller, (ii) an order of the Arbitration Tribunal, or (iii) a final non-appealable order of a court of competent jurisdiction dismissing the McGowan Lawsuit with prejudice. Upon release of the entire Initial Deposit as provided for herein, this Agreement shall terminate, and the Escrow Agent shall be discharged of any further liability.

        3.4 Seller may notify the Escrow Agent and the Buyer in writing of its claim that it is entitled to receive a Deposit Distribution. Seller shall, in reasonable detail, cite the Section(s) of the Merger Agreement and the facts and circumstances supporting its claim to receive a Deposit Distribution. Notwithstanding the foregoing, failure to state in reasonable detail the facts and circumstances supporting the claim to the Initial Deposit shall not invalidate the notice to the Escrow Agent. The Escrow Agent will send notice of the claim to the Buyer. Unless the Buyer notifies the Escrow Agent in writing of its objection within ten (10) calendar days of the Escrow Agent's notice, the Escrow Agent shall promptly release the requested Deposit Distribution to the Seller as specified in the notice given by the Seller pursuant to this Section 3.4.

        3.5 Buyer and Seller agree that any dispute concerning the right to receive an Indemnity Distribution shall be governed by Section 12.04 of the Merger Agreement. Each party hereto agrees to provide notice in writing of the commencement of any arbitration or other dispute arising from Section 12.04 to the Escrow Agent and the other party, as the case may be.

4. Responsibilities of Escrow Agent. The Escrow Agent's acceptance of its duties under this Agreement is subject to the following terms and conditions, which shall govern and control with respect to its rights, duties, liabilities and immunities:

        4.1 The Escrow Agent makes no representations or warranties and has no responsibilities as to the correctness of any statement contained herein, and the Escrow Agent shall not be required to inquire as to the performance of any obligation under any agreement or document other than this Agreement.

        4.2 The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, receipt or other paper or document from either Buyer or Seller, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth of any information therein contained and what it purports to be. The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, instruction, notice, instrument or other writing delivered to it in compliance with the provisions of this Agreement without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of service thereof. The Escrow Agent may act or fail to act in reliance upon any instrument comporting with the provisions of this Agreement or signature believed by it, without independent investigation, to be genuine and may assume that any person purporting to give notice or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

        4.3 The sole duty of the Escrow Agent, other than as herein specified, shall be to receive the Initial Deposit and hold it and any interest earned thereon subject to release, in accordance with the written instructions of Buyer and Seller or as otherwise provided for herein, and the Escrow Agent shall be under no duty to determine whether the Buyer and/or Seller are complying with requirements of the Merger Agreement. No implied covenants or obligations shall be inferred from this Agreement against the Escrow Agent, nor shall the Escrow Agent be bound by the provisions of any agreement beyond the specific terms hereof. The Escrow Agent shall have no duties or responsibilities except those expressly set forth herein and shall neither be obligated to recognize nor have any liability or responsibility arising under any other agreement to which the Escrow Agent is not a party, even though reference thereto may be made herein. The Escrow Agent shall not be required to inquire as to the performance of any obligation under any agreement or document, including, without limitation, the Merger Agreement or any agreements and documents referred to herein or therein nor shall the Escrow Agent be under any obligation to take any legal action in connection with this Agreement or towards its enforcement or performance or to appear in, prosecute or defend any action or legal proceeding in connection herewith.

        4.4 Except as set forth in Sections 4.6, 4.7 and 8, the Escrow Agent does not have any interest in the Deposit, but is serving as escrow holder only and has only possession thereof.

        4.5 The Escrow Agent shall not be liable for any error of judgment, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, except as may result from its own gross negligence or willful misconduct.

        4.6 The Escrow Agent may consult with legal counsel selected by it and shall not be liable for any action taken or omitted by it in accordance with the advice of such counsel. If the Escrow Agent becomes involved in litigation on account of this Agreement, it shall have the right to retain counsel and shall have a first lien on the property deposited hereunder for any and all costs, attorneys' fees, charges, disbursements and expenses in connection with such litigation; and shall be entitled to reimburse itself therefor out of the property deposited hereunder, and if it shall be unable to reimburse itself from the property deposited hereunder, the parties hereto jointly and severally agree to pay to the Escrow Agent on demand its reasonable charges, counsel and attorneys' fees, disbursements, and expenses in connection with such litigation. Notwithstanding the foregoing and any statement made in Section 4.7, if the litigation or other proceeding in respect of which the Escrow Agent is entitled to reimbursement arose from a claim by Buyer against Seller or by Seller against Buyer, then the losing party to such litigation (the "Losing Party") only shall bear the Escrow Agent's attorneys' fees, charges, disbursements and expenses in connection with such litigation or other proceeding. The Losing Party also agrees (i) to bear the attorneys' fees, charges, disbursements and expenses of the party prevailing in such litigation or other proceeding (the "Prevailing Party") and (ii) to indemnify the Prevailing Party for any portion of the Deposit to which the Prevailing Party would otherwise be entitled but for the use by the Escrow Agent of such funds to pay the attorneys' fees, charges, disbursements and expenses of such litigation or other proceeding.

        4.7 The Buyer and Seller, jointly and severally, agree to indemnify the Escrow Agent against and save it harmless from any and all claims, liabilities, costs, payments and expenses, including reasonable fees and expenses of counsel (who may be selected by the Escrow Agent), incurred as a result of or in connection with the performance of this Agreement, except as a result of the Escrow Agent's own gross negligence or willful misconduct; provided, that costs and expenses shall be advanced to the Escrow Agent until a final unappealable determination has been made that the Escrow Agent is not entitled to indemnification. The Escrow Agent shall have a first lien on the property deposited hereunder for any and all amounts due under this Section; and shall be entitled to reimburse itself therefor out of the property deposited hereunder if such amounts have not been paid within thirty (30) calendar days of a written demand.

        4.8 The duties of the Escrow Agent hereunder are solely ministerial in nature, and the Escrow Agent shall not have any liability under, or duty to inquire into, the terms and provisions of any other agreement or document.

        4.9 If any property held by the Escrow Agent hereunder shall be attached, garnished or levied upon under an order of court, or the delivery thereof shall be stayed or enjoined by any order of court, or any other writ, order, judgment or decree shall be entered or issued by any court affecting such property, or any part thereof, or any act of the Escrow Agent, then the Escrow Agent is hereby expressly authorized to use its sole discretion to obey and comply with all writs, orders, judgments or decrees so entered or issued, whether with or without jurisdiction, and in the case the Escrow Agent obeys and complies with any such writ, order, judgment or decree, it shall not be liable to any person, firm or corporation by reason of such compliance notwithstanding the fact that such writ, order, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

        4.10 The parties recognize and agree that the Escrow Agent will not provide supervision, recommendations or advice relating to either the investment of moneys held in the Deposit Escrow Account or the purchase, sale, retention or other disposition of any investment. Interest and other earnings on investments shall be added to the Deposit Escrow Account. Any loss or expense incurred as a result of an investment will be borne by the Deposit Escrow Account. The Escrow Agent is hereby authorized to execute purchases and sales of investments through the facilities of its own trading or capital markets operations or those of any affiliated entity. The Escrow Agent shall send statements to each of the other parties hereto on a monthly basis reflecting activity in the Deposit Escrow Account for the preceding month. Although each of the other parties recognizes that it may obtain a broker confirmation or written statement containing comparable information at no additional cost, such parties hereby agree that confirmations of investments are not required to be issued by the Escrow Agent for each month in which a monthly statement is rendered. However, no statement need be rendered for the Deposit Escrow Account if no activity occurred for such month.

        4.11 Any banking association or corporation into which the Escrow Agent may be merged, converted or with which the Escrow Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent shall be a party, or any banking association or corporation to which all or any part of the corporate trust business of the Escrow Agent shall be transferred, shall succeed to all the Escrow Agent's rights, obligations and immunities hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

5. Time of Performance. Whenever under the terms hereof the time for performance of any provision shall fall on a date which is not a regular business day of the Escrow Agent, the performance thereof on the next succeeding regular business day of the Escrow Agent shall be deemed to be in full compliance.

6. Interpleader. If any dispute or controversy arises or conflicting instructions from Buyer and Seller are received respecting the administration or disposition of the Deposit, or any part thereof, and such dispute or controversy has not been submitted to arbitration as provided in

Section 3.3 hereof, or at any time, in its sole discretion, the Escrow Agent shall have the right but not the obligation to interplead the parties to such dispute or controversy in any court of competent jurisdiction and to deposit with such court the Deposit remaining in the Deposit Escrow Account, or any portion thereof. Thereafter the Escrow Agent shall be fully released and discharged from all further obligations hereunder with respect to that portion of the Deposit deposited with the court in such proceedings, except in the case of its own gross negligence or willful misconduct.

7. Resignation or Removal of Escrow Agent. If the Escrow Agent resigns or is removed, then Buyer and Seller shall mutually agree upon and name a substitute for the Escrow Agent ("Successor Escrow Agent"), which shall be a bank or trust company and which shall perform the same duties and responsibilities, and which shall be entitled to the same protection as the original Escrow Agent named herein. The Escrow Agent shall have the unequivocal right to resign as Escrow Agent upon at least ten (10) days' prior written notice delivered to Buyer and Seller; provided, that, in any event, such resignation shall not be effective until such time as a Successor Escrow Agent has been appointed, has accepted its appointment and has taken possession of the Deposit. Upon mutual agreement by Buyer and Seller, the Escrow Agent may be removed upon not less than five (5) days' prior written notice; provided, that, in any event, such removal shall not be effective until such time as a Successor Escrow Agent has been appointed, has accepted its appointment and has taken possession of the Deposit. In either of said events, if a Successor Escrow Agent is not appointed within the periods noted above, the Escrow Agent, Buyer or Seller may petition a court of competent jurisdiction to name a Successor Escrow Agent, whether by interpleader or other appropriate action, and the decision of such court shall be binding upon all parties to this Agreement.

8. Compensation of Escrow Agent. The Escrow Agent has agreed to serve hereunder for such fees as are set forth in Exhibit B, which fees are to be paid as described in Exhibit B.

9. Amendment and Termination. This Agreement may be amended or terminated only by a writing signed by the Escrow Agent and each of Buyer and Seller. Once the Deposit has been fully distributed, this Agreement shall terminate and the Escrow Agent shall be fully discharged and shall have no further duties or responsibilities hereunder; provided, however, that the compensation and expense reimbursement provisions and the exculpatory and indemnification provisions of Sections 4.5, 4.6, 4.7 and 8 shall survive termination of this Agreement and the resignation or removal of the Escrow Agent.

10. Notices. Any notice, request, instruction or other document to be given under this Agreement by any party shall be in writing and shall be delivered personally, by registered or certified mail, postage prepaid, return receipt requested, by overnight courier or by facsimile transmission, as follows:

               (a)    If to the Buyer, at:

                             Argosy Gaming Company
                             219 Piasa Street
                             Alton, Illinois 62002
                             Attn: Donald Malloy

                             Phone: (618) 474-7470
                             Facsimile: (618) 474-7474


                      With a copy to:

                             Winston & Strawn
                             35 West Wacker Drive
                             Chicago, IL 60601
                             Attn: Andrew J. McDonough
                             R. Cabell Morris
                             Phone: (312) 558-5600
                             Facsimile: (312) 558-5700


               (b)    If to the Seller, at:

                             Prior to May 1, 2001
                             Horseshoe Gaming Holding Corp.
                             2300 Empress Road
                             Joliet, Illinois 60436
                             Attention: Kirk C. Saylor or Dominic F. Polizzotto
                             Phone: (815) 744-8637
                             Facsimile: (815) 744-8637

                             On or after May 1, 2001
                             Horseshoe Gaming Holding Corp.
                             18454 S. West Creek Drive
                             Tinley Park, Illinois 60477
                             Attention: Kirk C. Saylor or Dominic F. Polizzotto

                      With a copy to:

                             Ice Miller
                             One American Square
                             Box 82001
                             Indianapolis, IN 46282-0002
                             Attention: Lacy Johnson, Esq.
                             Phone: (317) 236-2100
                             Facsimile: (317) 236-2219

                      and a copy to:

                             Swidler Berlin Shereff Friedman, LLP
                             The Chrysler Building
                             405 Lexington Avenue

                             New York, NY 10174
                             Attention:  Martin Nussbaum, Esq.
                             Phone: (212) 973-0111
                             Facsimile: (212) 891-9598

               (c)    if to the Escrow Agent, at:

                             American National Bank and Trust Company of Chicago 120 South LaSalle Street
                             Mail Code: IL1-1250
                             Chicago, IL 60603
                             Attention: Tim Martin
                             Facsimile: 312-661-6491

or to such other address or person as any party may designate by a notice to the other parties which is given in the manner required above. Any such notice, request, instruction or other document shall be deemed to have been delivered and received as of the date personally delivered, or if mailed, three days after the date deposited with the U.S. Postal Service (postage prepaid), or if telecopied, the date on which such telecopy is sent (as confirmed by return facsimile transmission) or if by overnight courier the day following the day on which such notice is properly placed with a reliable courier (postage prepaid).

11. Cooperation with Escrow Agent. The parties to this Agreement shall cooperate with the Escrow Agent, as the Escrow Agent reasonably deems necessary or desirable to perform its duties and obligations under this Agreement. Without limiting the foregoing, the parties shall provide the Escrow Agent with all information necessary to make any distribution, including names, addresses, social security numbers and tax identification numbers. The Escrow Agent shall be entitled to rely upon the most recent information received from any party without further inquiry and each party shall be responsible for notifying the Escrow Agent of any new or changed information pertaining to such party.

12. Miscellaneous. This Agreement shall be binding upon the successors and assigns of the parties hereto and shall inure to the benefit of and be enforceable by each of them and their respective permitted successors and assigns. The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof (except for the provisions of the Merger Agreement relating thereto), and supersedes all prior and contemporaneous agreements and understandings of the parties, oral or written, in connection herewith. This Agreement is a personal one among the Buyers, the Sellers and the Escrow Agent and no assignment or attempted assignment of this Agreement or any right, obligation or interest hereunder by the Buyers or the Sellers other than as contemplated herein shall be of any force or effect unless and until the Escrow Agent, in its sole discretion, shall give its written consent thereto. No person, firm or corporation shall be recognized by the Escrow Agent as a successor or either the Buyers or the Sellers until there shall be presented to the Escrow Agent evidence reasonably satisfactory to it of such succession.

13. Governing Law: Consent to Jurisdiction. This Agreement shall be construed in accordance with, and governed by, the internal laws of the State of Illinois as applied to contracts made and to be performed entirely within the State of Illinois. Any legal action, suit or proceeding arising out of or relating to this Agreement may be instituted in any state or federal court located within the State of Illinois, and each party hereto agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each party hereto further irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding.

        IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                           HORSESHOE GAMING HOLDING CORP.



                                           By:__________________________________

                                           Its:_________________________________



                                           ARGOSY GAMING COMPANY



                                           By:__________________________________

                                           Its:_________________________________


                                           AMERICAN NATIONAL BANK AND
                                           TRUST COMPANY OF CHICAGO



                                           By:__________________________________

                                           Its:_________________________________

                                    EXHIBIT D

                          TRANSITION SERVICES AGREEMENT

        THIS TRANSITION AGREEMENT (this "Agreement") is made this __ day of [ ], 2001, by and between Horseshoe Gaming Holding Corp., a Delaware corporation ("Seller"), and Argosy Gaming Company, a Delaware corporation ("Purchaser"). Seller and Purchaser are referred to herein as the "Parties."

                              PRELIMINARY STATEMENT

        1. Seller and Purchaser are parties to the Agreement and Plan of Merger, by and among Purchaser, Joliet Acquisition Corporation, Empress Casino Joliet Corporation and Seller, dated as of April 12, 2001 (the "Merger Agreement").

        2. In connection with the transition of the ownership and operation of Empress Casino Joliet Corporation ("Joliet"), Seller and Purchaser wish to set forth their agreement regarding the use and/or maintenance of certain software, trademarks and office space and the management of certain insurance claims.

        NOW, THEREFORE, in consideration of the above premises and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        Section 1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Merger Agreement. As used herein the term "Transition Period" shall mean the period of time commencing on the Closing Date and ending three (3) months thereafter or such later period as is mutually agreed to in writing by Seller and Purchaser.

        Section 2. Software.

        (i) Seller, through its employees or through contracts with third party vendors, provides maintenance, support and/or upgrades for each of the following pieces of software (collectively, the "Software"):

               Manufacturer                                      Software Title/Description
               ------------                                      --------------------------
        A.     Logical Solutions International, Inc.             Casino Mgmt. System
        B.     Code 1                                            Address Hygiene
        C.     Kronos                                            Kronos Time and Attendance
        D.     Lawson                                            HR, AP, GL, Payroll Systems
        E.     Stratton Warren                                   Purchasing and Inventory
                                                                 System
        F.     Stratton Warren                                   Retail Management System

               Manufacturer                                      Software Title/Description
               ------------                                      --------------------------
        G.     IGT                                               Slot Accounting System

The transactions contemplated by the Merger Agreement will result in Joliet not having support maintenance or upgrades for the Software. Purchaser acknowledges that Seller will have no continuing obligation to provide further support maintenance or upgrades for the Software following the Closing Date.

        (ii) Seller shall retain all right, title and interest in and to, and Buyer and Joliet shall have no rights in and to the following software:
Complementary Issuance and Management Software version 2, Direct Mail Software System version 2, Events Management Software System, Points Promotion Management System version 2, Automated W2G System version 2 and Quick Cash Software System version 1 and all related trade secrets, technical information, know-how and processing (collectively, the "Propriety Software"). Seller shall remove the Propriety Software from the computer system of Joliet prior to the Closing; provided, that Buyer is entitled to receive and use all computer data that has been developed, accumulated or maintained for use or manipulation by any of the Proprietary Software.

        Section 3. Trademarks. Seller hereby grants to Purchaser a nonexclusive, revocable, royalty-free license to use the trademarks (a) "Inner Circle" and (b) "Winners Circle" (collectively, the "Trademarks") in connection with the operation of Joliet during the Transition Period; provided, that: (i) such use is identical to the use by Joliet prior to the Closing Date; or (ii) Purchaser obtains Seller's prior written permission for each such use of the Trademarks, which permission shall not be unreasonably withheld. In the event that Purchaser seeks Seller's permission for the use of the Trademarks, Seller shall have two
(2) Business Days from receipt of a written description of Purchaser's proposed use (including a sample of such use) to either grant or deny Seller's permission, with such permission deemed granted if Seller does not respond to Purchaser within the allotted two (2) Business Day period. Purchaser hereby agrees that any and all use of the Trademarks by Purchaser shall conform to Seller's quality standards for such use.

        Section 4. Seller's Usage of "Empress" Name. Seller shall be allowed during the Transition Period to continue to use the "Empress" name solely for its Hammond property to the extent that such use of the "Empress" name was in existence and used in an identical manner by Empress Casino Hammond Corporation in connection with the Hammond property as of the Closing Date, including, without limitation, on (a) signs, (b) other forms of advertising and (c) chips and slot tokens. The Indiana Gaming Board has authorized the change of the name "Empress Casino Hammond Corporation", to "Horseshoe Hammond, Inc." and such name change will take place as soon as reasonably possible, but in no event later than the end of the Transition Period.

        Section 5. Intercompany Agreements. All intercompany agreements between Seller and any of its subsidiaries and Joliet will terminate as of the Closing Date.

        Section 6. Insurance. Seller acknowledges and agrees to maintain such policies after the Closing Date to address all insurance claims which relate to personal injuries occurring prior to the Effective Time. Seller further acknowledges and agrees that Seller will be responsible for any and all costs with respect to claims relating to personal injuries occurring prior to the Effective Time; provided, however, the costs of deductibles for claims made after the Closing Date for the period prior to the Effective Time shall be paid by Buyers and such costs shall for purposes of
Article XII of the Merger Agreement be an "Indemnity Loss," as defined in such
Article XII.

        Section 7. Office Space. Purchaser agrees that if for any reason Seller is unable to relocate its current office space at the office of Joliet prior to Closing, Seller shall be allowed, subject to the approval of the IGB, to continue its current occupancy of such office space, for $6,000 per month, until the earlier to occur of (i) the date HGHC's relocation is completed or (ii) thirty days after the Closing Date.

        Section 8. Further Assurances. Seller and Purchaser hereby agree to take any and all additional actions, including, without limitation, the execution, acknowledgment and delivery of any and all documents reasonably necessary in order to effect the intent and purposes of this Agreement.

        Section 9. Amendment and Modification; Waiver. This Agreement may be amended, modified and supplemented only by written instrument authorized and executed by Seller and Purchaser. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving. The waiver by either party hereto of a breach of any provisions of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

        Section 10. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, permitted assigns and legal representatives. Neither this Agreement, nor any of the rights, interests or obligations hereunder, may otherwise be assigned, in whole or in part, by operation of law or otherwise by Purchaser without the prior written consent of Seller and any such assignment that is not consented to shall be null and void. Seller may assign this Agreement in whole or in part or delegate the performance of some or all of its obligations under this Agreement upon prior written notice to Purchaser.

        Section 11. Additional Services. The parties have attempted to identify all services required to be provided to the parties in order to continue the uninterrupted operation of the Joliet business and Seller's remaining businesses following the Closing. In the event either Purchaser or Seller require additional services in connection with the transactions contemplated by the Merger Agreement to continue such uninterrupted operation, the parties hereto agree to negotiate in good faith to provide such additional services upon mutually agreed terms and conditions.

        Section 12. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

        Section 13. Headings. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

        Section 14. No Limitation. Nothing contained in this Agreement shall be deemed to modify, limit or amend any of the rights or obligations of Seller or Purchaser under the Merger Agreement.

        Section 15. Survival. This Agreement and the covenants and agreements herein contained shall survive the date on which the transactions contemplated by the Merger Agreement are consummated.

        Section 16. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

        Section 17. Notice. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and received (a) upon delivery, if personally delivered; (b) on the third day after being deposited with the U.S. Postal Service (postage prepaid);
(c) on the next day after being deposited with a reliable overnight delivery service (postage prepaid); or (d) on the date a facsimile is sent (as confirmed by return facsimile transmission), addressed to the other party at the following addresses, or facsimile numbers in the case of a facsimile:

        If to the Buyers:

               Argosy Gaming Company
               219 Piasa Street
               Alton, Illinois 62002
               Attention:  Donald Malloy
               Telecopy:  (618) 474-7636
               Phone:     (618) 474-7500

        Copies to:

               Winston & Strawn
               35 West Wacker Drive
               Chicago, Illinois  60601
               Attention: Andrew J. McDonough, Esq.
                          R. Cabell Morris, Esq.
               Telecopy:  (312) 558-5700
               Phone:     (312) 558-5600


        If to the Sellers:

               PRIOR TO MAY 1, 2000
               Horseshoe Gaming Holding Corp.

               2300 Empress Road
               Joliet, Illinois 60436
               Attention:  Dominic F. Polizzotto, Esq.
                            Kirk C. Saylor
               Telecopy:  (815) 744-8637
               Phone:     (815) 744-9400

               ON OR AFTER MAY 1, 2000
               Horseshoe Gaming Holding Corp.
               18454 S. West Creek Drive
               Tinley Park, Illinois 60477
               Attention:  Dominic F. Polizzotto or Kirk C. Saylor
               Telecopy:  [___________]
               Phone:  [______________]
        Copies to:

               Ice Miller
               One American Square
               Box 82001
               Indianapolis, Indiana 46282-0002
               Attention:  Lacy Johnson, Esq.
               Telecopy:  (317) 236-2219
               Phone:     (317) 236-2100

               Swidler Berlin Shereff Friedman, LLP
               The Chrysler Building
               405 Lexington Avenue
               New York, New York 10174
               Attention:  Martin Nussbaum, Esq.
               Telecopy:  (212) 891-9598
               Phone:     (212) 973-0111

Any party may change its address for purposes of this Agreement by giving the other parties written notice of the new address in the manner set forth above.

        IN WITNESS WHEREOF, the parties have executed this Assignment as of the date first above written.

                                         "SELLER"

                                         HORSESHOE GAMING HOLDING CORP.


                                         By:___________________________________

                                         Its:__________________________________



                                   ARTICLE XVII "PURCHASER"

                                         ARGOSY GAMING COMPANY


                                         By:__________________________________

                                         Its:_________________________________